Exhibit 10.1

Execution Copy

$175,000,000

CREDIT AGREEMENT

among

TRAVEL TRANSACTION PROCESSING CORPORATION,

WS HOLDINGS LLC,

WORLDSPAN, L.P.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

LEHMAN BROTHERS INC.,

as Sole and Exclusive Advisor, Joint Lead Arranger and Joint Book-Runner,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent, Joint Lead Arranger and Joint Book-Runner,

JPMORGAN CHASE BANK, CITICORP NORTH AMERICA, INC.
and DYMAS FUNDING COMPANY, LLC,
as Documentation Agents

and

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent

Dated as of June 30, 2003

TABLE OF CONTENTS

SECTION 1. DEFINITIONS

1.1	Defined Terms
1.2	Other Definitional Provisions

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1	Term Loan Commitments
2.2	Procedure for Term Loan Borrowing
2.3	Repayment of Term Loans
2.4	Revolving Credit Commitments
2.5	Procedure for Revolving Credit Borrowing
2.6	Swing Line Commitment
2.7	Procedure for Swing Line Borrowing; Refunding of Swing Line Loans
2.8	Repayment of Loans; Evidence of Indebtedness
2.9	Commitment Fees, etc.
2.10	Termination or Reduction of Revolving Credit Commitments
2.11	Optional Prepayments
2.12	Mandatory Prepayments and Commitment Reductions
2.13	Conversion and Continuation Options
2.14	Minimum Amounts and Maximum Number of Eurodollar Tranches
2.15	Interest Rates and Payment Dates
2.16	Computation of Interest and Fees
2.17	Inability to Determine Interest Rate
2.18	Pro Rata Treatment and Payments
2.19	Requirements of Law
2.20	Taxes
2.21	Indemnity
2.22	Illegality
2.23	Change of Lending Office
2.24	Substitution of Lenders

SECTION 3. LETTERS OF CREDIT

3.1	L/C Commitment
3.2	Procedure for Issuance of Letter of Credit
3.3	Fees and Other Charges
3.4	L/C Participations
3.5	Reimbursement Obligation of the Borrower
3.6	Obligations Absolute
3.7	Letter of Credit Payments
3.8	Applications

i

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1	Financial Condition
4.2	No Change
4.3	Existence; Compliance with Law
4.4	Organizational Power; Authorization; Enforceable Obligations
4.5	No Legal Bar
4.6	No Material Litigation
4.7	No Default
4.8	Ownership of Property; Liens
4.9	Intellectual Property
4.10	Taxes
4.11	Federal Regulations
4.12	Labor Matters
4.13	ERISA
4.14	Investment Company Act; Other Regulations
4.15	Subsidiaries
4.16	Use of Proceeds
4.17	Environmental Matters
4.18	Accuracy of Information, etc.
4.19	Security Documents
4.20	Solvency
4.21	Senior Indebtedness
4.22	Insurance
4.23	Acquisition Documentation
4.24	Real Estate
4.25	Permits
4.26	Immaterial Subsidiaries

SECTION 5. CONDITIONS PRECEDENT

5.1	Conditions to Initial Extension of Credit
5.2	Conditions to Each Extension of Credit

SECTION 6. AFFIRMATIVE COVENANTS

6.1	Financial Statements
6.2	Certificates; Other Information
6.3	Payment of Obligations
6.4	Conduct of Business and Maintenance of Existence, etc.
6.5	Maintenance of Property; Leases; Insurance
6.6	Inspection of Property; Books and Records; Discussions
6.7	Notices
6.8	Environmental Laws
6.9	Interest Rate Protection
6.10	Additional Collateral, etc
6.11	Use of Proceeds
6.12	ERISA Documents
6.13	Further Assurances
6.14	Immaterial Subsidiaries

6.15	Post Closing Matters

SECTION 7. NEGATIVE COVENANTS

7.1	Financial Condition Covenants
7.2	Limitation on Indebtedness
7.3	Limitation on Liens
7.4	Limitation on Fundamental Changes
7.5	Limitation on Disposition of Property
7.6	Limitation on Restricted Payments
7.7	Limitation on Capital Expenditures
7.8	Limitation on Investments
7.9	Limitation on Optional Payments and Modifications of Indebtedness
7.10	Limitation on Transactions with Affiliates
7.11	Limitation on Sales and Leasebacks
7.12	Limitation on Changes in Fiscal Periods
7.13	Limitation on Negative Pledge Clauses
7.14	Limitation on Restrictions on Subsidiary Distributions, etc
7.15	Limitation on Lines of Business
7.16	Limitation on Amendments to Acquisition Documentation
7.17	Limitation on Activities of TTPC and LP
7.18	Limitation on Hedge Agreements
7.19	Partnerships and Joint Ventures
7.20	Subordination Agreements

SECTION 8. EVENTS OF DEFAULT

SECTION 9. THE AGENTS; THE ARRANGERs

9.1	Appointment
9.2	Delegation of Duties
9.3	Exculpatory Provisions
9.4	Reliance by Agents
9.5	Notice of Default
9.6	Non-Reliance on Agents and Other Lenders
9.7	Indemnification
9.8	Arrangers and Agents in Their Individual Capacities
9.9	Successor Agents
9.10	Authorization to Release Liens
9.11	The Arrangers; the Syndication Agent; the Documentation Agents
9.12	Withholding Tax

SECTION 10. MISCELLANEOUS

10.1	Amendments and Waivers
10.2	Notices
10.3	No Waiver; Cumulative Remedies
10.4	Survival of Representations and Warranties

10.5	Payment of Expenses
10.6	Successors and Assigns; Participations and Assignments
10.7	Adjustments; Set-off
10.8	Counterparts
10.9	Severability
10.10	Integration
10.11	GOVERNING LAW
10.12	Submission To Jurisdiction; Waivers
10.13	Suretyship Waivers
10.14	Acknowledgments
10.15	Confidentiality
10.16	Release of Collateral and Guarantee Obligations
10.17	Accounting Changes
10.18	Delivery of Lender Addenda
10.19	Construction
10.20	WAIVERS OF JURY TRIAL

ANNEXES:

A	Pricing Grid

SCHEDULES:

1.1(a)	Immaterial Subsidiaries
4.4	Consents, Authorizations, Filings and Notices
4.9(b)	Trademarks, Service Marks and Trade Names
4.9(c)	Patents
4.9(d)	Copyrights
4.9(e)	Intellectual Property Licenses
4.15	Subsidiaries
4.19(a)-1	UCC Filing Jurisdictions - Collateral
4.19(a)-2	UCC Financing Statements to Remain on File
4.19(a)-3	UCC Financing Statements to be Terminated
4.19(b)	Mortgage Recording Jurisdictions
4.19(c)	UCC Filing Jurisdictions - Intellectual Property Collateral
4.23	Acquisition Documentation
4.24	Real Estate
5.1(b)(iv)	Seller Notes Term Sheet
5.1(t)	Consents to Assignment; Seller Agreements
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens

EXHIBITS:
A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Acceptance
E-1	Form of Legal Opinion of Dechert LLP
E-2	Form of Legal Opinion of Douglas L. Abramson, General Counsel of the Borrower
F-1	Form of Term Note
F-2	Form of Revolving Credit Note
F-3	Form of Swing Line Note
G	Form of Prepayment Option Notice
H	Form of Exemption Certificate
I	Form of Lender Addendum
J	Form of Solvency Certificate
K	Form of Subordinated Intercompany Note
L	Form of Notice of Borrowing
M	Form of Consent to Assignment

v

CREDIT AGREEMENT, dated as of June 30, 2003, among TRAVEL TRANSACTION PROCESSING CORPORATION, a Delaware corporation (“TTPC”), WS HOLDINGS LLC, a Delaware limited liability company (“LP”), WORLDSPAN, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC.,  as sole and exclusive advisor, LEHMAN BROTHERS INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint book-runners (in such capacities, the “Arrangers”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, CITICORP NORTH AMERICA, INC., and DYMAS FUNDING COMPANY, LLC, as documentation agents (in such capacities, the “Documentation Agents”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Acquisition Agreement (as defined below), WS Merger LLC, a Delaware limited liability company newly formed and Wholly Owned by TTPC (“Acquisition LLC”), will acquire all of the general partnership interests of the Borrower and LP will acquire all of the limited partnership interests of the Borrower.  Upon such transfers, Acquisition LLC will immediately be merged (the “Merger”) with and into the Borrower, with the Borrower as the surviving corporation;

WHEREAS, TTPC is a Wholly Owned subsidiary of the Sponsors, certain of their Control Investment Affiliates and the other Equity Investors and LP is a Wholly Owned Subsidiary of TTPC;

WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower in order to finance the foregoing transactions and for the other purposes set forth herein; and

WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1                                 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acknowledgement and Consent”: the Acknowledgement and Consent of each Issuer (as defined in the Guarantee and Collateral Agreement) that is not also a Grantor (as defined in the Guarantee and Collateral Agreement), substantially in the form of Exhibit A to the Guarantee and Collateral Agreement.

“Acquisition”:  as defined in Section 5.1(b)(i).

“Acquisition Agreement”:  the Partnership Interest Purchase Agreement, dated as of March 3, 2003, among the Sellers and TTPC, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Acquisition Documentation”:  collectively, the Acquisition Agreement, the FASAS, the Acquisition Escrow Agreements, the other agreements listed on Schedule 4.23 and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Acquisition Escrow Agreements”:  (i) the Closing Adjustment Escrow Agreement, dated as of the date hereof, among the Sellers, TTPC and The Bank of New York, as escrow agent, (ii) the Escrow Agreement, dated as of the date hereof, among American, TTPC and The Bank of New York, as escrow agent, (iii) the Escrow Agreement, dated as of the date hereof, among Delta, TTPC and The Bank of New York, as escrow agent, and (iv) the Escrow Agreement, dated as of the date hereof, among NWA, TTPC and The Bank of New York, as escrow agent, in each case, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Acquisition LLC”: as defined in the Recitals.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”:  as defined in the preamble hereto.

“Advisory Agreement”:  the Advisory Agreement between the Borrower and TTPC, dated as of June 30, 2003, as amended, supplemented, replaced or otherwise modified from time to time.

“Affected Lender”: as defined in Section 2.24.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Fund”: means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor:

“Agents”:  the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”:  this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“American”:  American Airlines, Inc., a Delaware corporation.

“Applicable Margin”:  for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Loans and Swing Line Loans	2.75%	3.75%
Term Loans	2.75%	3.75%

provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Term Loans, Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid.

“Application”:  an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Arrangers”:  as defined in the preamble hereto.

“Asset Sale”:  any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (f) or (g) of Section 7.5) which yields gross proceeds to any Loan Party or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value (as determined by the Administrative Agent) in the case of other non-cash proceeds) in excess of $2,500,000.

“Assignee”:  as defined in Section 10.6(c).

“Assignment and Acceptance”:  as defined in Section 10.6(c).

“Assignor”:  as defined in Section 10.6(c).

“Available Revolving Credit Commitment”:  as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender’s Revolving Credit Commitment then in effect over (b) such Revolving Credit Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s (other than the Swing Line Lender) Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Base Rate”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  For purposes hereof:

“Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for purpose of displaying such rate), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”:  Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefited Lender”:  as defined in Section 10.7.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.

“Business Day”:  (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar

Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Canadian Parent”: a new subsidiary organized under the laws of Canada or a province thereof, wholly owned by TTPC and LP formed after the Closing Date.

“Canadian Restructuring”:  (i) the formation of Canadian Parent; (ii) the dividend or distribution by the Borrower of Worldspan Canada to TTPC and LP; (iii) the contribution of Worldspan Canada by TTPC and LP to Canadian Parent; and (iv) within 30 days of the Closing Date, the contribution of Canadian Parent to the Borrower or a Subsidiary of the Borrower.

“Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease or purchase money financing) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”:  (a)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Certified”:  when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end adjustments and absence of the footnotes required by GAAP, and presents fairly in all material respects the information contained therein as of the dates and for the periods covered thereby.

“Charter”:  as to any corporation, the corporation’s charter, as to any limited liability company or any limited partnership, the certificate of formation of such entity and, as to any other Person organized under any Governmental Authority, any Governing Document of such Person filed with such Governmental Authority.

“Chief Financial Officer”: of any Person means the chief financial officer or principal accounting officer of such Person (or the president of such Person but only if serving in the capacity of chief financial officer or principal accounting officer of such Person).

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than July 3, 2003.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Intellectual Property Collateral.

“Commitment”:  as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Fee Rate”:  1/2 of 1% per annum.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Confidential Information Memorandum”:  the Confidential Information Memorandum dated June 2003 and furnished to the initial Lenders.

“Consents to Assignment”:  each Consent to Assignment, substantially in the form attached hereto as Exhibit M, delivered to the Administrative Agent pursuant to Section 5.1(t) or Section 6.10(a).

“Consolidated Current Assets”:  at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”:  at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

“Consolidated EBITDA”:  of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges, (g) for the fiscal quarters ending December 31, 2002 and June 30, 2003, workforce reduction charges and severance costs incurred in such quarter and (h) expenses incurred in connection with the consummation of the Acquisition and the Merger (including any change of control and severance payments made to certain members of management), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that Consolidated EBITDA for the Borrower and its Subsidiaries for the fiscal quarters ending December 31, 2002 and March 31, 2003 shall be conclusively deemed to equal $24,300,000 and $35,500,000, respectively, and Consolidated EBITDA for the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2003 shall be calculated on a pro forma basis in accordance with Regulation S-X of the Securities Act of 1933, including only those adjustments that the Administrative Agent agrees are appropriate including reductions for amounts payable to Delta or Northwest under the FASAS and management fees payable to TTPC.

“Consolidated Fixed Charge Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”:  for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis (or by TTPC or any other Person to the extent attributable to the income of the Borrower and its Subsidiaries) in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and scheduled payments under the WSSO Software Agreement) and (d) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures; provided that, for the first three fiscal quarters subsequent to the Closing Date, for purposes of this definition, (i) provisions for income taxes made shall be deemed to equal the provisions made for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively, and (ii) scheduled payments made of principal of the Term Loans shall be deemed to equal $2,000,000 for each of the fiscal quarters ending December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003.

“Consolidated Interest Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

“Consolidated Interest Expense”:  of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that, for first three fiscal quarters subsequent to the Closing Date, for purposes of this definition, Consolidated Interest Expense of the Borrower and its Subsidiaries shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.  When calculating Consolidated Interest Expense of the Borrower, cash interest payable by TTPC on the Seller Notes shall be deemed Consolidated Interest Expense of the Borrower.

“Consolidated Leverage Ratio”:  as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Net Income”:  of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any Period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.  In addition, (x) FASA Credits provided by the Borrower to Northwest or Delta shall reduce consolidated net income in the period in which such credit was provided regardless of accounting treatment in accordance with GAAP and (y) amounts distributed to TTPC to permit TTPC to pay corporate overhead expenses, cash interest expense on the Seller Notes, income tax expense or other expense items (or amounts paid directly by the Borrower or any of its Subsidiaries on TTPC’s behalf for such items) shall be expenses of the Borrower reducing Consolidated Net Income.

“Consolidated Secured Bank Debt Leverage Ratio”:  as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Secured Total Bank Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Secured Leverage Ratio”:  as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Secured Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Secured Total Bank Debt”:  at any date, the sum of (i) the aggregate principal amount of all Term Loans then outstanding and (ii) the aggregate principal amount of all Revolving Extensions of Credit.

“Consolidated Secured Total Debt”:  at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date which is secured by a Lien on any Property of the Borrower or any of its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”:  at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Continuing Directors”:  as to any Person, the directors of such Person on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of such Person is made pursuant to the terms of the Stockholders’ Agreement or is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of each of the shareholders of such Person on the Closing Date in his or her election by the shareholders of such Person.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement”: each Control Agreement to be executed and delivered by each Loan Party party thereto as may be required by the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“CVC”: Citigroup Venture Capital Equity Partners, L.P.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Delta”:  Delta Air Lines, Inc., a Delaware corporation.

“Delta Continuing Payment Termination”: as defined in the Delta FASA.

“Delta FASA”: the Delta Founder Airline Services Agreement, dated as of the date hereof, between Delta and the Borrower.

“Derivatives Counterparty”:  as defined in Section 7.6.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”:  any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock, as defined herein), in each case on or prior to the date that is one year following the Revolving Credit Termination Date.

“Documentation Agents”:  as defined in the Preamble hereto.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”:  any direct or indirect Subsidiary of TTPC which is not an Excluded Foreign Subsidiary, including, without limitation, any direct or indirect Subsidiary of TTPC that is (x) incorporated or organized under the laws of a jurisdiction other than that of the United States of America and (y) treated as a pass-through entity for United States federal income tax purposes.

“ECF Percentage”:  with respect to any fiscal year of the Borrower, 75%; provided, that, the ECF Percentage shall be 0% if the Term Loans have been paid in full.

“Environmental Laws”:  any and all laws, rules, orders, regulations, statutes, ordinances, legally enforceable guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning  protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  any and all permits, licenses, approvals,  registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“Equity Investors”:  the Sponsors, their Control Investment Affiliates and directors and employees of TTPC and its Subsidiaries which are parties to the Stockholders’ Agreement on the Closing Date.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on Page 3750 of the Dow Jones Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower (accompanied by a corresponding increase in assets) over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Borrower or the applicable Subsidiary, as the case may be, would not be able to reborrow all or any of the amount so prepaid), (v) increases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower (accompanied by a corresponding decrease in assets); provided that, with respect to the calculation of Excess Cash Flow for the fiscal year ending December 31, 2003, net decreases in Consolidated Working Capital for such fiscal period shall not exceed $10,000,000.

“Excess Cash Flow Application Date”:  as defined in Section 2.12(c).

“Excluded Equity Proceeds”:  the Net Cash Proceeds received by TTPC in connection with an issuance of common equity interests in TTPC with gross proceeds equal to or greater than $200,000,000 to the extent not required to be applied as a mandatory prepayment pursuant to Section 2.12(a).

“Excluded Foreign Subsidiary”:  means a direct or indirect Subsidiary of TTPC that is (x) incorporated or organized under the laws of a jurisdiction other than that of the United States of America and (y) not treated as a pass-through entity for United States federal income tax purposes.

“Facility”:  each of (a)  the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”), and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).

“FASA Credits”: the Delta FASA Credits and the Northwest FASA Credits, as defined in the Delta FASA and the Northwest FASA, respectively.

“FASAS”:  collectively, the Delta FASA and the Northwest FASA.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter”:  the Amended and Restated Fee Letter, dated June 4, 2003, among TTPC, the Sponsors, the Agents and the Arrangers, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“FQ1”, “FQ2”, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2003 means the first fiscal quarter of the Borrower’s 2003 fiscal year, which ends March 31, 2003).

“Fulton County Bonds”:  the Taxable Industrial Development Revenue Bond (Worldspan, L.P. Project), Series 2001, dated as of December 28, 2001, purchased by the Borrower from the Development Authority of Fulton County pursuant to the Bond Purchase Loan Agreement, dated as of December 1, 2001, by and between the Borrower and the Development Authority of Fulton County, and guaranteed by the Borrower pursuant to the Bond Guaranty Agreement, dated as of December 1, 2001, from the Borrower, as guarantor, to the Borrower and its successors, as purchasers.

“Funded Debt”:  as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (f) of the definition of “Indebtedness” in this Section; it being understood that the Fulton County Bonds do not constitute Funded Debt.

“Funding Office”:  the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

“Governing Documents”:  collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders’ agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by TTPC, LP, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”:  the collective reference to TTPC, LP and the Subsidiary Guarantors.

“Hedge Agreements”:  all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Immaterial Subsidiary”:  each of the Subsidiaries listed on Schedule 1.1(a) on the Closing Date and any additional Subsidiary designated as such in writing to the Administrative Agent, subject to the provisions of Section 6.14.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business which are not overdue by more than 270 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) obligations under the WSSO Software Agreement, (g) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above; (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (l) the liquidation value of any Disqualified Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnitee”:  as defined in Section 10.5.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  all present and future (a) patents, patent applications, inventions, and other industrial property rights, (b) copyrights, mask work rights, and other rights associated with works of authorship, (c) trademarks, service marks, trade names, trade dress and other source identifiers, (d) trade secret rights, know-how, proprietary techniques, methodologies and processes, and (e) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature, including, without limitation, licenses (under which the applicable Person is licensor or licensee), in each case under the laws of any jurisdiction in the world, including rights under and with respect to all applications, registrations, extensions, renewals, continuations, combinations, divisions, and reissues of the foregoing, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Collateral”:  all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreement or the Guarantee and Collateral Agreement.

“Intellectual Property Security Agreements”:  all Intellectual Property Security Agreements to be executed and delivered by the Loan Parties, each substantially in the form of Exhibit C to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Interest Payment Date”  (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full in immediately available funds and the Revolving Credit Commitments terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable;

(iii)                               any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)                              the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”:  as defined in Section 7.8.

“Issuing Lender”:  in its capacity as issuer of any Letter of Credit, a bank to be chosen by the Borrower and the Administrative Agent.

“Kansas City Property”:  the real property owned by the Borrower located in the Southeast Quarter of Section 23, Township 52N, Range 34W, of the 5th Principal Meridian, in Kansas City, Platte County, Missouri.

“L/C Commitment”:  $15,000,000.

“L/C Fee Payment Date”:  the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”:  the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

“Lehman Entity”: any of Lehman Commercial Paper Inc. or any of its affiliates (including, without limitation, Syndicated Loan Funding Trust).

“Lender Addendum”:  with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.18.

“Lenders”:  as defined in the preamble hereto and includes the Issuing Lender.

“Letters of Credit”:  as defined in Section 3.1(a).

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents, the Applications and the Notes.

“Loan Parties”:  TTPC, LP, the Borrower and each Subsidiary of TTPC which is a party to a Loan Document except the Subordinated Intercompany Note (including pursuant to Section 6.10).

“LP”:  as defined in the preamble.

“Majority Facility Lenders”:  with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

“Majority Revolving Credit Facility Lenders”:  the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Management Investment”: Capital Stock of TTPC purchased from the Sponsors to be sold to the senior management of the Borrower and its Subsidiaries, in an aggregate amount not to exceed $1,300,000.

“Material Adverse Effect”:  a material adverse effect on or affecting (a)  the Acquisition occurring on or prior to the Closing Date, (b) the financial condition, business, results of operations, liabilities, management or prospects of the Loan Parties taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (e) or the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces defined as hazardous or toxic under any Environmental Law, or that are regulated pursuant to or could give rise to liability under any Environmental Law.

“Mortgages”:  any and all mortgages, deeds of trust and/or deeds to secure debt made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties in a form as may be reasonably agreed to by the Administrative Agent and the Loan Parties party thereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

“NewCRS”:  NewCRS Limited, Inc., a Delaware corporation.

“Non-Excluded Taxes”:  as defined in Section 2.20(a).

“Non-Recourse Indebtedness”:  Indebtedness as to which neither TTPC nor any of its Subsidiaries:  (1)(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or the pledge of any collateral), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary of the obligor thereon) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Indebtedness incurred hereunder) of TTPC or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders thereof have been notified in writing that they will not have any recourse to the stock or assets of the TTPC or any of its Subsidiaries.

“Non-U.S. Lender”:  as defined in Section 2.20(f).

“Northwest”:  Northwest Airlines, Inc., a Minnesota corporation.

“Northwest Continuing Payment Termination”: as defined in the Northwest FASA.

“Northwest FASA”:  the Northwest Founder Airline Services Agreement, dated as of the date hereof, between Northwest and the Borrower.

“Notes”:  the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Notes, if any, evidencing Loans.

“Notice of Borrowing”:  a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit L.

“NWA”: NWA Inc., a Delaware corporation.

“Obligations”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Arrangers, to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to any Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise; provided, that (i) Obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Online Provider Agreements”: (i) the Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, by and between Orbitz, LLC and the Borrower, (ii) the Subscriber Entity Agreement, dated as of October 1, 2001, by and between priceline.com Incorporated and the Borrower, (iii) the CRS Marketing, Services and Development Agreement, dated as of December 15, 1995, by and between Expedia, Inc. (successor-in-interest to Microsoft Corporation) and the Borrower, and (iv) the Technology Services Agreement, dated as of October 30, 2002, by and between Hotwire, Inc. and the Borrower, in each case, as amended, restated, supplemented or otherwise modified on or prior to the date hereof.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”:  as defined in Section 10.6(b).

“Payment Amount”:  as defined in Section 3.5.

“Payment Office”:  the office of the Administrative Agent specified in Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permits”:  the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications,

registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

“Permitted Investors”:  the collective reference to the Sponsors and their Control Investment Affiliates.

“Permitted Liens”:  the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

“Pledged Stock”:  as defined in the Guarantee and Collateral Agreement.

“Prepayment Option Notice”:  a notice substantially in the form of Exhibit G.

“Pricing Grid”:  the pricing grid attached hereto as Annex A.

“Pro Forma Balance Sheet”:  as defined in Section 4.1(a).

“Projections”:  as defined in Section 6.2(c).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Agreement”: the Purchase Agreement, dated June 24, 2003, among the Borrower and certain of its Subsidiaries, on the one hand, and Lehman Brothers Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on the other hand.

“Real Estate”:  All Real Property held or used by the Borrower or its Subsidiaries, which the Borrower or the relevant Subsidiary owns in fee or in which it holds a leasehold interest as a tenant, all of which is more particularly identified in Schedule 4.24.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party or any of its Subsidiaries.

“Refunded Swing Line Loans”:  as defined in Section 2.7(b).

“Refunding Date”:  as defined in Section 2.7(c).

“Register”:  as defined in Section 10.6(d).

“Registration Rights Agreement”:  the Registration Rights Agreement, dated June 30, 2003, between the Borrower and certain of its Subsidiaries, on the one hand, and Lehman Brothers Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on the other hand.

“Regulation D”:  Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation T”:  Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation U”:  Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation X”:  Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by TTPC, LP, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer of TTPC or the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary’s business.

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower’s or the applicable Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, ..32, .34 or .35 of PBGC Reg. Section 4043.

“Required Lenders”:  at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Required Prepayment Lenders”:  the Majority Facility Lenders in respect of each Facility.

“Requirement of Law”:  as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”:  as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.  Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payments”:  as defined in Section 7.6.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Credit Commitment Period”:  the period from and including the Closing Date to the Revolving Credit Termination Date.

“Revolving Credit Lender”:  each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

“Revolving Credit Loans”:  as defined in Section 2.4.

“Revolving Credit Notes”:  as defined in Section 2.8(e).

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender’s Revolving Credit Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”:  June 30, 2007.

“Revolving Extensions of Credit”:  as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”:  collectively, the Arrangers, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto (or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into) that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto.

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Control Agreements, the Mortgages and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Seller Note Documentation”:  the Seller Notes, together with any other instruments and agreements entered into by TTPC and Delta or TTPC and American, as the case may be, in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Seller Notes”:  (i) the unsecured subordinated promissory note, dated as of the date hereof, made by TTPC in favor of American in the principal amount of $39,000,000, and (ii) the unsecured subordinated promissory note, dated as of the date hereof, made by TTPC in favor of Delta in the principal amount of $45,000,000, in each case as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Sellers”:  Delta, NWA, American and NewCRS.

“Senior Note Documentation”: the Senior Note Indenture, the Purchase Agreement and the Registration Rights Agreement, together with any other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Senior Note Indenture”:  the Indenture, dated as of June 30, 2003, entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Senior Notes”:  the senior notes of the Borrower due 2011 issued from time to time pursuant to the Senior Note Indenture.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvency Certificate”:  the Solvency Certificate to be executed and delivered by the chief financial officer of each Loan Party, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Solvent”:  when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Change of Control”:  a “change of control” or similar event (howsoever defined) as defined in the Senior Note Indenture.

“Specified Hedge Agreement”:  any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, or any Person that was a Lender or an affiliate thereof when such Hedge Agreement was entered into as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

“Sponsors”:  CVC and Ontario Teachers’ Pension Plan Board.

“Stockholders’ Agreement” : the Stockholders’ Agreement, dated as of June 30, 2003, among TTPC and its stockholders, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Subordinated Intercompany Note”:  the Subordinated Intercompany Note to be executed and delivered by TTPC, LP, the Borrower and each of its Subsidiaries, substantially in the form of Exhibit K, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”:  each Subsidiary of TTPC other than (i) any Excluded Foreign Subsidiary and (ii) any Immaterial Subsidiary that is (x) incorporated or organized under the laws of a jurisdiction other than the United States of America and (y) treated as a pass-through entity for United States federal income tax purposes.

“Subordination Agreements”:  (i) the Subordination Agreement, dated as of the date hereof, among Delta, the Borrower and TTPC for the benefit of the Agents, the Lenders, the holders of the Senior Notes and the trustee with respect thereto, and (ii) the Subordination Agreement, dated as of the date hereof, among Northwest, the Borrower and TTPC for the benefit of the Agents, the Lenders, the holders of the Senior Notes and the trustee with respect thereto, in each case as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Swing Line Commitment”:  the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swing Line Lender”:  Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

“Swing Line Loans”:  as defined in Section 2.6.

“Swing Line Notes”:  as defined in Section 2.8(d).

“Swing Line Participation Amount”:  as defined in Section 2.7(c).

“Syndication Agent”:  as defined in the preamble hereto.

“Synthetic Lease Obligations”:  all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Tax Amount”: for any period, the combined federal, state and local income taxes (including estimated taxes) that would be payable by the Borrower if it were a Delaware corporation filing separate tax returns with respect to its taxable income for such period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards of tax attributes, such as alternative minimum tax carryforwards, that would have arisen if the Borrower were a Delaware corporation shall be taken into account; provided, further, that (i) the Tax Amount for any period shall not exceed the total net amount of the relevant (estimated or final, as the case may be) tax liability that TTPC actually owes to the appropriate taxing authority at such time (taking into account, among other things, any net deductions, credits or offsets of TTPC), (ii) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, (iii) if the Tax Amount is negative (for example, as a result of a reduction in Taxable Amount upon filing of an amended return or a tax audit, or if the aggregate Tax Amounts paid for estimated tax for the relevant period exceed the final tax due for such periods), then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero, and (iv) any Tax Amount other than amount relating to estimated taxes shall be computed by a nationally recognized accounting firm.

“Term Loan”:  as defined in Section 2.1.

“Term Loan Commitment”:  as to any Term Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Term Loan Commitments is $125,000,000.

“Term Loan Lender”:  each Lender that has a Term Loan Commitment or which is the holder of a Term Loan.

“Term Loan Percentage”:  as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Term Notes”:  as defined in Section 2.8(e).

“Total Revolving Credit Commitments”:  at any time, the aggregate amount of the Revolving Credit Commitments then in effect; provided that the amount of the Total Revolving Credit Commitments on the Closing Date shall be $50,000,000.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Transferee”:  as defined in Section 10.15.

“TTPC”: as defined in the preamble.

“Type”:  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UCC”:  the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Worldspan Canada”:  Worldspan International, Inc., an Ontario corporation.

“WS Financing”:  WS Financing Corp., a Delaware corporation.

“WSSO Software Agreement”:  the IBM Webserver Software Special Option Software Agreement, dated as of October 5, 2003, among International Business Machines Corporation, IBM Credit Corporation and the Borrower, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

1.2                                 Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Loan Party and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the indefeasible payment in full, in immediately available funds, of all of the Obligations.

(f)                                    The words “including” and “includes” and words of similar import when used in this Agreement shall not be limiting and shall mean “including without limitation” or “includes without limitation”, as the case may be.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

2.1                                 Term Loan Commitments.  Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender.  The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

2.2                                 Procedure for Term Loan Borrowing.  The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  The Term Loans made on the Closing Date shall initially be Base Rate Loans.  Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof.  Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender.  The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds.

2.3                                 Repayment of Term Loans.  The Term Loan of each Term Loan Lender shall mature in 15 consecutive quarterly installments, commencing on December 31, 2003, each of which shall be in an amount equal to such Lender’s Term Loan Percentage multiplied by the amount set forth below opposite such installment (which amount shall be reduced as the result of the application of prepayments in accordance with the order of priority set forth in Section 2.18):

Installment	Principal Amount
December 31, 2003	$2,000,000
March 31, 2004	$2,000,000
June 30, 2004	$2,000,000
September 30, 2004	$2,000,000
December 31, 2004	$2,000,000
March 31, 2005	$6,250,000
June 30, 2005	$6,250,000
September 30, 2005	$6,250,000
December 31, 2005	$6,250,000
March 31, 2006	$6,250,000
June 30, 2006	$6,250,000
September 30, 2006	$6,250,000
December 31, 2006	$6,250,000
March 31, 2007	$20,000,000
June 30, 2007	$45,000,000

; provided, however, that the final principal installment shall be in an amount equal to the Term Loans outstanding at such date.

2.4                                 Revolving Credit Commitments.  (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment.  During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b)                                 The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.5                                 Procedure for Revolving Credit Borrowing.  The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor.  Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans.  Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a $1,000,000 whole multiple in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7.  Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.  Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

2.6                                 Swing Line Commitment.  (a)  Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans (“Swing Line Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero.  During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swing Line Loans shall be Base Rate Loans only.

(b)                                 The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

2.7                                 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.  (a)  Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period).  Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a $100,000 multiple in excess thereof.  Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender.  The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

(b)                                 The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender.  Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice.  The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.  The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

(c)                                  If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d)                                 Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e)                                  Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8                                 Repayment of Loans; Evidence of Indebtedness.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)                                  The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.  At the request of any Lender, at any time after an amendment, modification or waiver has been circulated by the Administrative Agent

(but prior to the effectiveness of such amendment, modification or waiver), the Administrative Agent will provide such Lender with a list of the names of all the Lenders.

(d)                                 The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e)                                  The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1, F-2 or F-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, “Term Notes”, Revolving Credit Notes” and “Swing Line Notes”).

2.9                                 Commitment Fees, etc.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b)                                 The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

2.10                           Termination or Reduction of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.11                           Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall (i) designate whether the Borrower is prepaying Revolving Credit Loans and/or Term Loans and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans (unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple in excess thereof.  Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof.

2.12                           Mandatory Prepayments and Commitment Reductions.  (a)  Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if any Capital Stock shall be issued (excluding (i) Capital Stock issued to employees of TTPC or its Subsidiaries so long as the aggregate amount of net cash proceeds therefrom does not exceed $5,000,000, (ii) Capital Stock (consisting of treasury stock that was purchased by TTPC from the Sponsors) sold to senior management of TTPC as part of the Management Investment and (iii) Capital Stock (consisting of treasury stock that was purchased from senior management or employees) sold to other senior management or employees), or Indebtedness incurred, by any Loan Party or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Sections 7.2(a)-(h), (j) and (k) as in effect on the date of this Agreement), an amount equal to, in the case of the issuance of Capital Stock, 50% of the Net Cash Proceeds thereof, or, in the case of the incurrence of Indebtedness, 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

(b)                                 Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if on any date any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

(c)                                  Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003 (for the period from the Closing Date to December 31, 2003), there shall be Excess Cash Flow, the Borrower shall on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).  Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow

Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d)                                 Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans, second, to reduce permanently the Revolving Credit Commitments and, third, to the Borrower or such other Person as shall be lawfully entitled thereto.  Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and each of TTPC, LP and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations).  If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim.  The application of any prepayment pursuant to Section 2.11 and this Section 2.12 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans; provided that if no Default or Event of Default has occurred and is continuing and solely on terms and conditions acceptable to the Administrative Agent, the Borrower shall be entitled to temporarily place any amounts payable pursuant to this Section 2.12 in a cash collateral account to minimize the amount of any payments required to be made by the Borrower pursuant to Section 2.21.  Each prepayment of the Loans under Section 2.11 and this Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

2.13                           Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)                                 Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14                           Minimum Amounts and Maximum Number of Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.15                           Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)                                 Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c)                                  (i)  If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)                                 Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.16                           Computation of Interest and Fees.  (a)  Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

2.17                           Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)                                  the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)                                 the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.18                           Pro Rata Treatment and Payments.  (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.  Subject to Section 2.18(c), each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.  The application of any prepayment pursuant to this Section 2.18 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

(b)                                 Each payment (including each prepayment) of the Term Loans outstanding, except prepayments made with the proceeds of an issuance of Capital Stock required by Section 2.12(a), shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments.  Each prepayment of Term Loans required by Section 2.12(a) to be made with the proceeds of Capital Stock shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based upon the principal amount of such Term Loans held by such Term Loan Lenders and shall be applied to the installments of such Term Loans in the inverse order of the scheduled maturities of such installments.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)                                  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.  Each payment in respect of Reimbursement Obligations in connection with any Letter of Credit shall be made to the Issuing Lender.

(d)                                 Notwithstanding anything to the contrary in Section 2.12 or this Section 2.18, so long as any Term Loans are outstanding, each Term Loan Lender may, at its option, decline up to 100% of the portion of any mandatory prepayment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Term Loans (such amount, the “Prepayment Amount”), the Borrower will, (i) in the case of any optional prepayment which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, and (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.12, in lieu of applying such amount to the prepayment of Term Loans, as provided in Sections 2.12(d) and 2.18(b), on the date specified in Section 2.12 for such prepayment, (x) deposit such amount in a cash collateral account opened by the Administrative Agent pending application of such amount in accordance with this Section 2.18(d), and (y) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Loan Lender a Prepayment Option Notice, substantially in the form of Exhibit G hereto.  As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall specify that prepayment of the relevant Term Loans of such Lender will be made on the date (each a “Prepayment Date”) that is 10 Business Days after the date of the Prepayment Option Notice, in an amount equal to the portion of the Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Term Loans unless such Term Loan Lender elects to decline such prepayment.  On the Prepayment Date, (i) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section 2.18(d) the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which the Term Loan Lenders have accepted prepayment as described below, and (ii) the Administrative Agent shall pay to the Borrower from the amount deposited in such cash collateral account the remaining portion of the Prepayment Amount not accepted by the Term Loan Lenders.  Each of TTPC, LP and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Obligations from time to time outstanding.  Each Term Loan Lender shall evidence its election to decline up to 100% of that portion of the Prepayment Amount indicated in such Lender’s Prepayment Option Notice as a prepayment on such Lender’s Term Loans by written confirmation as specified in such Prepayment Option Notice; failure to provide such written confirmation shall be deemed to be an election to accept all of such portion of the Prepayment Amount.

(e)                                  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f)                                    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(g)                                 Subject to Section 2.18(d), unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.19                           Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)                               shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)                                 If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis  for such reduction.

(c)                                  A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower setting forth the calculation thereof in reasonable detail (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)                                 No Lender shall be entitled to compensation under this Section 2.19 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 180 days after the later of (i) such date, (ii) the date on which it shall have become aware of such costs or reductions and (iii) the date on which any relevant Requirement of Law shall be effective.

2.20                           Taxes.  (a)  All payments made by or on behalf of  the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger’s, such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder or any other Loan Document, the amounts so payable to such Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that the Borrower or a Guarantor shall not be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger’s, such Agent’s or such Lender’s failure to comply with the requirements of paragraph (f) or (g) of this Section, or (ii) in the case of any Non-U.S. Lender (as defined in paragraph (f) of this Section), that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a).

(b)                                 The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)                                  The Borrower shall indemnify each Arranger, each Agent and any Lender for the full amount of Non-Excluded Taxes (to the extent the Borrower would be required to pay additional amounts with respect to such Non-Excluded Taxes pursuant to Section 2.20(a)) or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Arranger, such Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto.  Payment under this indemnification shall be made within ten days from the date any Arranger, any Agent or any Lender or any of their respective Affiliates makes written demand therefor.

(d)                                 Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Arranger or the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(e)                                  The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f)                                    Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit H to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S.

Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(g)                                 A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payment under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(h)                                 To the extent that any Lender becomes aware in its sole determination that it shall be entitled to a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified under this Section 2.20 or with respect to which any sum payable hereunder has been increased and paid by any Borrower under this Section 2.20, the applicable Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund if it can do so without any adverse consequences for such Lender.  Within 30 days following receipt of any such refund by a Lender, the Lender shall repay the amount of such refund to the Borrower, plus all interest received with respect thereto, net of all out-of-pocket expenses incurred by such Lender in securing such refund.

2.21                           Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

2.22                           Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

2.23                           Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

2.24                           Substitution of Lenders .  Upon receipt by the Borrower from any Lender (an “Affected Lender”) of a claim under Sections 2.19, 2.20 or 2.22, the Borrower may replace such Affected Lender by designating another Lender or another financial institution in each case that is willing to acquire all of such Affected Lender’s Loans and its Revolving Credit Commitment; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase at par) all Loans, accrued interest and other amounts owing to such Affected Lender prior to the date of replacement, (iv) the Borrower shall be liable to such Affected Lender under Section 2.21 if any Eurodollar Loan owing to such Affected Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replacement of such Affected Lender with the replacement bank or institution shall be consummated in accordance with Section 10.6 hereof (provided that the Borrower or the replacement Lender shall be obligated to pay the registration and processing fee) and the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19, 2.20 or

2.22, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

SECTION 3.  LETTERS OF CREDIT

3.1                                 L/C Commitment.  (a)  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b)                                 The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2                                 Procedure for Issuance of Letter of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, with a copy to the Administrative Agent, at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower.  The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3                                 Fees and Other Charges.  (a)  The Borrower will pay a fee on the aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.  In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit in an amount to be agreed by the Issuing

Bank and the Borrower, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

(b)                                 In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4                                 L/C Participations.  (a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in the Issuing Lender’s obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(b)                                 If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility.  A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)                                  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5                                 Reimbursement Obligation of the Borrower.  The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender (or, with the consent of the Issuing Bank and the Administrative Agent on the following Business Day if such notification is received after 11:00 a.m.) for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”).  Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.  Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c).  Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing.  The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

3.6                                 Obligations Absolute.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards or care specified in the UCC of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7                                 Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8                                 Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, TTPC, LP and the Borrower hereby jointly and severally represent and warrant to each Arranger, each Agent and each Lender that:

4.1                                 Financial Condition.  (a)  The unaudited pro forma consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2003 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Notes and Seller Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at March 31, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)                                 The audited consolidated and unaudited consolidating balance sheets of the Borrower as at December 31, 2002, December 31, 2001 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP (as to such consolidated financial statements), present fairly the consolidated and consolidating financial condition of the Borrower as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended.  The unaudited consolidated and consolidating balance sheet of the Borrower as at March 31, 2003, and the related unaudited consolidated and consolidating statements of income and cash flows for the  three month period ended on such date present fairly the consolidated and consolidating financial condition of the Borrower as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).  Each of the unaudited consolidated and consolidating balance sheets of the Borrower as at April 30, 2003, and the related unaudited consolidated and consolidating statements of income and cash flows for the monthly periods ended on such dates present fairly the consolidated and consolidating financial condition of the Borrower as at such dates, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  TTPC, LP, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2002 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property.

4.2                                 No Change.  Since March 31, 2003, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3                                 Existence; Compliance with Law.  Each of TTPC, LP, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other registered entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4                                 Organizational Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate, limited liability company or limited partnership power and authority, as applicable, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder.  Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any Acquisition Documentation, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19.  Each Loan Document and Acquisition Documentation has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document and Acquisition Documentation upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5                                 No Legal Bar.  The execution, delivery and performance of this Agreement, the other Loan Documents, the Senior Note Documentation, the Seller Note Documentation and the other Acquisition Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to any Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6                                 No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of TTPC, LP or the Borrower, threatened by or against any Loan Party or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or the Acquisition Documentation or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7                                 No Default.  No Loan Party nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.8                                 Ownership of Property; Liens.  Each Loan Party and its Subsidiaries is the sole owner of, legally and beneficially, and has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its Real Estate, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description, or to any Lien except for any Permitted Lien.  None of the Pledged Stock is subject to any Lien except for Permitted Liens.

4.9                                 Intellectual Property.  (a)  Each Loan Party and each of its Subsidiaries owns, or is licensed to use, the Intellectual Property used in the conduct of its business as currently conducted.  No claim has been asserted in writing or, to the knowledge of TTPC, LP or the Borrower, is pending by any Person challenging the use of any Intellectual Property used in the conduct of the Loan Parties’ businesses or the validity or effectiveness of any Intellectual Property used in the conduct of the Loan Parties’ businesses, nor does TTPC, LP or the Borrower know of any valid basis for any such claim, which could reasonably be expected to have a Material Adverse Effect.  To the knowledge of TTPC, LP or the Borrower, the use of any Intellectual Property used in the conduct of the Loan Parties’ businesses does not infringe on the rights of any Person in any respect which could reasonably be expected to have a Material Adverse Effect.

(b)                                 As of the Closing Date and after giving effect to the Acquisition, Schedule 4.9(b) (i) identifies each of the trademarks, service marks and trade names owned, or otherwise held, by any Loan Party or any of its Subsidiaries and all registrations and applications for registration of the foregoing and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the owner of such item and the jurisdiction in which such item has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application.

(c)                                  As of the Closing Date and after giving effect to the Acquisition, Schedule 4.9(c) (i) identifies each of the patents and patent applications owned, or otherwise held, by any Loan Party or any of its Subsidiaries and identifies the owner of such item and (ii) specifies as to each, the jurisdiction in which such item has been issued (or, if applicable, in which an application for such issuance has been filed), including the respective patent or application numbers and applicable dates of issuance or application.

(d)                                 As of the Closing Date and after giving effect to the Acquisition, Schedule 4.9(d) (i) identifies each of the registered copyrights and applications for copyright registrations owned, or otherwise held, by any Loan Party or any of its Subsidiaries and identifies the owner of such item and (ii) specifies as to each, the jurisdiction in which such item has been registered (or, if applicable, in which an application for such registration has been filed), including the respective registration or application numbers and applicable dates of registration or application.

(e)                                  As of the Closing Date and after giving effect to the Acquisition, Schedule 4.9(e) identifies all licenses, sublicenses and other agreements relating to Intellectual Property to which any Loan Party or any of its Subsidiaries is a party and pursuant to which (i) TTPC, LP, the Borrower or any of its Subsidiaries is a licensor or sub-licensor or (ii) any other Person is authorized to use any Intellectual Property owned by any Loan Party of any of its Subsidiaries as a licensee or sub-licensee.

4.10                           Taxes.  (a)  Each Loan Party and each of its Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of TTPC, LP, the Borrower or its Subsidiaries, as the case may be); the contents of all such material tax returns are correct and complete in all material respects, no tax Lien has been filed (other than Permitted Liens), and, to the knowledge of TTPC, LP and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge (other than any taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of TTPC, LP, the Borrower or its Subsidiaries, as the case may be).  No Loan Party and no Subsidiary thereof (i) intends to treat the Loans, the Acquisition or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4) and (ii) is aware of any facts or events that would result in such treatment.

(b)                                 In connection with the Merger, based on current estimates of asset values, it is expected that TTPC will have a tax basis in goodwill and other amortizable intangibles equal to approximately $800,000,000, which shall be amortizable over a fifteen year period pursuant to section 197 of the Code.

(c)                                  As of the Closing Date, the Borrower is a partnership for United States federal income tax purposes.  It is intended that the Borrower will continue to be a partnership or disregarded as an entity separate from TTPC for United States federal income tax purposes.

4.11                           Federal Regulations.  No part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any “margin stock” (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T.  No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U).  Following application of the proceeds of the Loans and Letters of Credit, “margin stock” (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of TTPC, LP, the Borrower and its Subsidiaries.  None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

4.12                           Labor Matters.  There are no strikes, stoppages, slowdowns or other labor disputes against any Loan Party or any of its Subsidiaries pending or, to the knowledge of TTPC, LP or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of any Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  All payments due from any Loan Party or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of TTPC, LP, the Borrower or the relevant Subsidiary.

4.13                           ERISA.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount.  Neither the Borrower nor any

Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.

4.14                           Investment Company Act; Other Regulations.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X) which limits or conditions its ability to incur Indebtedness.

4.15                           Subsidiaries.  (a)  The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of TTPC as of the Closing Date after giving effect to the Acquisition.  Schedule 4.15 sets forth as of the Closing Date and after giving effect to the Acquisition, the exact legal name (as reflected on the certificate of incorporation, certificate of formation or other applicable Charter) and jurisdiction of incorporation or formation of each Subsidiary of TTPC and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.

(b)                                 There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.  No Loan Party nor any of its Subsidiaries has issued, or authorized the issuance of, any Disqualified Stock.

4.16                           Use of Proceeds.  The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses.  The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used to finance working capital needs and for general corporate purposes.

4.17                           Environmental Matters.  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)                                  Each Loan Party and its Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; and (ii) reasonably believe that compliance with all applicable Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b)                                 Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Loan Party or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to any Loan Party or any of its Subsidiaries, or (ii) interfere with any Loan Party’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by any Loan Party or any of its Subsidiaries.

(c)                                  There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Loan Party or any of its Subsidiaries is, or to the knowledge of TTPC, LP or the Borrower will be, named as a party that is pending or, to the knowledge of TTPC, LP or the Borrower, threatened.

(d)                                 No Loan Party nor any Subsidiary thereof has received any written request for information pursuant to, or been notified that it is a potentially responsible party under or relating to, the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e)                                  No Loan Party nor any Subsidiary thereof has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f)                                    No Loan Party nor any Subsidiary thereof has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18                           Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Agents or the Lenders or any of them, by or on behalf of any Loan Party or any Subsidiary thereof for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of TTPC, LP and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  As of the Closing Date, the representations and warranties of the Borrower and TTPC contained in the Acquisition Documentation are true and correct in all material respects.  There is no fact known to TTPC or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19                           Security Documents.  (a)  The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof.  In the case of the Pledged Stock, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 or, as to property acquired after the Closing Date, any other office noticed to the Administrative Agent in writing at the time such property is acquired (which financing statements may be filed by the Administrative Agent at any time) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made (all of which filings may be filed by the Administrative Agent at any time), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).  Schedule 4.19(a)-2 lists, as of the Closing Date, each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date.  Schedule 4.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, authorized by the relevant secured party, in respect of each such UCC Financing Statement.

(b)                                 Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the mortgaged properties described, and as defined, therein and proceeds and products thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (or, with respect to any Mortgages made after the Closing Date, filed in the appropriate offices), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all of such mortgaged properties and the proceeds and products thereof, as security for the Obligations, in each case prior and superior in right to any other Person.

(c)                                  Each Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds and products thereof.  Upon the filing of (i) an Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the Closing Date), and the United States Copyright Office relative to copyrights (within thirty (30) days after the Closing Date), together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on Schedule 4.19(c) (which financing statements may be filed by the Administrative Agent at any time), such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral described therein and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

4.20                           Solvency.  Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents and the Acquisition  will be and will continue to be, Solvent.

4.21                           Senior Indebtedness.  The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) constitute “Senior Debt,” “Designated Senior Debt” and “Permitted Debt” under and as defined in the Senior Note Indenture.

4.22                           Insurance.  Each Loan Party and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and no Loan Party or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

4.23                           Acquisition Documentation.  The Acquisition Documentation listed on Schedule 4.23 attached hereto constitute all of the material agreements, instruments and undertakings to which any Loan Party or any of its Subsidiaries is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Acquisition Agreement).  None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified as of the Closing Date, and all such material agreements, instruments and undertakings are in full force and effect.  No party to any Acquisition Documentation is in default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation, in each case, (i) as of the Closing Date and (ii) thereafter only to the extent such default or right to terminate could reasonably be expected to have a Material Adverse Effect.

4.24                           Real Estate.  (a)  As of the Closing Date, no Loan Party owns any real property except as set forth on Schedule 4.24.  As of the Closing Date, any real property leased by any Loan Party with a monthly rent in excess of $250,000 is listed on Schedule 4.24, including the street address, landlord name, tenant name, guarantor name, current rent amount, lease date and lease expiration date.  The Borrower has delivered to the Administrative Agent true, complete and correct copies of all such leases.

(b)                                 No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

4.25                           Permits.  (a)  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, both before and after consummation of the Acquisition:  (i) each Loan Party and its Subsidiaries has obtained and holds all Permits required for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party and its Subsidiaries has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) each Loan Party and its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (vi) none of TTPC, LP or the Borrower has any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

(b)                                 Both before and after giving effect to the Acquisition, no consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents which has not been obtained, other than any filing or other act necessary to comply with applicable securities laws in connection with the sale of Collateral under the Loan Documents.

4.26                           Immaterial Subsidiaries.  No Immaterial Subsidiary owns any material assets, conducts any material business or is the obligor under any material Indebtedness or other liabilities other than the incurrence and repayment of the Indebtedness permitted pursuant to Sections 7.2(a) and (k).  In addition, (a) Consolidated EBITDA attributable to all Immaterial Subsidiaries does not at any time, for any fiscal period, exceed 5% of Consolidated EBITDA of the Borrower and its Subsidiaries and (b) no Immaterial Subsidiary owns assets with a fair market value in excess of $5,000,000.

SECTION 5.  CONDITIONS PRECEDENT

5.1                                 Conditions to Initial Extension of Credit.  The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)                                  Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of TTPC, LP and the Borrower,

(ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of TTPC, LP, the Borrower and each Subsidiary Guarantor, (iii) the Intellectual Property Security Agreements, executed and delivered by a duly authorized officer of the applicable Loan Party, (iv) each Acknowledgment and Consent required to be delivered pursuant to the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Issuer (as defined in the Guarantee and Collateral Agreement) party thereto, (v) the Subordinated Intercompany Note, executed and delivered by a duly authorized officer of each Loan Party, (vi) the Subordination Agreements, duly executed and delivered by a duly authorized officer of each of TTPC, the Borrower, Delta and Northwest, as applicable, (vii) the Mortgage on the Kansas City Property and (viii) if requested by any Lender, for the account of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

(b)           Acquisition, etc.  The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

(i)                                     Acquisition LLC shall have acquired all of the general partnership interests of the Borrower and LP shall have acquired all of the limited partnership interests of the Borrower, pursuant to the terms of the Acquisition Agreement, and the Merger shall have become effective by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and no provision of the Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Lenders (the “Acquisition”);

(ii)                                  TTPC shall have received at least $320,000,000 in gross cash proceeds from the proceeds of preferred equity and $30,000,000 in gross cash proceeds from the proceeds of common equity, in each case, issued by TTPC to the Equity Investors, and $26,014 of such proceeds shall have been contributed to LP as a capital contribution to its common equity and $349,973,986 of such proceeds shall have been contributed to the Borrower as a capital contribution to its common equity;

(iii)                               the Borrower shall have received at least $280,000,000 in gross cash proceeds from the issuance of the Senior Notes on terms and pursuant to documentation satisfactory to the Senior Lenders and no provision thereof shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Lenders;

(iv)                              TTPC shall have issued the Seller Notes in aggregate principal amount of $84,000,000 on terms and conditions as set forth on Schedule 5.1(b)(iv) and otherwise reasonably satisfactory to the Lenders;

(v)                                 the Borrower shall have approximately $98,500,000 in the aggregate of Capital Lease Obligations and obligations under the WSSO Software Agreement; and

(vi)                              the capital structure of each Loan Party after the Acquisition shall be as described in Schedule 4.15.

(c)                                  Pro Forma Balance Sheet; Financial Statements.  The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated and consolidating financial statements of the Borrower for the 2002, 2001 and 2000 fiscal years and (iii) unaudited interim consolidated and consolidating financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower as reflected in the financial statements or projections contained in the Confidential Information Memorandum and shall show (x) pro forma Consolidated EBITDA of the Borrower (calculated in accordance with Regulation S-X of the Securities Act of 1933 and including only those adjustments that the Administrative Agent agrees are appropriate but excluding reductions for amounts payable to Delta or Northwest under the FASAS and management fees payable to TTPC) of not less than $163,000,000 and (y) a pro forma Consolidated Leverage Ratio (calculated in accordance with Regulation S-X of the Securities Act of 1933 and including only those adjustments that the Administrative Agent agrees are appropriate and excluding any Borrowings on the Closing Date used to fund the working capital adjustment under the Acquisition Agreement) of not greater than 3.90:1.00, in each case, based on the most recent twelve-month operating period for which financial statements are available; provided that the pro forma Consolidated Leverage Ratio shall be calculated without giving effect to any drawings of Revolving Credit Loans on the Closing Date used to fund the working capital adjustment required under the Acquisition Agreement.

(d)                                 Approvals.  All material governmental and material third party approvals and consents (including regulatory approvals) required or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Acquisition, the continuing operations of the Loan Parties and their Subsidiaries and the transactions contemplated hereby and by the Acquisition Documentation shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby by the Senior Note Documentation or by the Acquisition Agreement.

(e)                                  Related Agreements.  The Administrative Agent shall have received (in a form and substance reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Documentation, the Seller Note Documentation, the Senior Note Documentation and the Online Provider Agreements and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of and any other debt instrument, security agreement or other material contract to which any Loan Party may be a party.

(f)                                    Termination of Existing Credit Facilities.  The Administrative Agent shall have received satisfactory evidence that the Revolving Loan Agreement between the Borrower and Regions Bank, dated as of October 11, 2001, as amended, shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith including, without limitation, receipt by the Administrative Agent of satisfactory notices of relinquishment and termination of security interest or the like with respect to Intellectual Property.

(g)                                 Fees.  The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date.  All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(h)                                 Business Plan.  The Lenders shall have received satisfactory projections for fiscal years 2003-2007, including quarterly projections for fiscal year 2004, and a satisfactory written analysis of the business and prospects of TTPC and its Subsidiaries for the period from the Closing Date through 2007.

(i)                                     Solvency.  The Lenders shall have received a Solvency Certificate executed by the chief financial officer of TTPC, LP, the Borrower and each other Loan Party, which shall document the solvency of TTPC, LP, the Borrower and each other Loan Party after giving effect to the transactions contemplated hereby.

(j)                                     Budget.  The Lenders shall have received a budget for the Loan Parties and their Subsidiaries for the 2003 fiscal year.

(k)                                  Lien Searches.  The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties, and such search shall reveal no Liens on any of the assets of TTPC or its Subsidiaries except for Permitted Liens or Liens set forth in Schedule 4.19(a)-3.

(l)                                     Expenses.  The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred by TTPC and its Subsidiaries in connection with the Acquisition and the financing thereof shall not exceed $48,000,000.

(m)                               Closing Certificate.  The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(n)           Other Certifications.  The Administrative Agent shall have received the following:

(i)                                     a copy of the Charter of TTPC, LP, the Borrower and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii)                                  a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Person’s Charter on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

(iii)                               a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Person is organized certifying that such Person is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

(iv)                              a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which TTPC, LP, the Borrower and each of its Subsidiaries is required to be qualified as a foreign corporation or entity, except where the failure to be so qualified would not have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that such Person is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit as to the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent.

(o)           Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)                                     the legal opinion of Dechert LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

(ii)                                  the legal opinion of Douglas L. Abramson, General Counsel of the Borrower, substantially in the form of Exhibit E-2;

(iii)                               each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

(iv)                              the legal opinion of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(p)                                 Pledged Stock; Stock Power; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (including the Subordinated Intercompany Note) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

(q)                                 Filings, Registrations and Recordings.  Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(r)                                    Insurance.  The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.22 and of Section 5.3(b) of the Guarantee and Collateral Agreement.

(s)                                  Management.  The Lenders shall be satisfied that senior management acceptable to them is available to manage the Borrower and its Subsidiaries on and after the Closing Date and, if requested by the Lenders, subject to long-term employment agreements acceptable to the Lenders.

(t)                                    Consents to Assignment.  (i) The Administrative Agent shall have received (A) a Consent to Assignment with respect to the agreements listed in Part I of Schedule 5.1(t), duly executed and delivered by a duly authorized officer of Delta, (B) a Consent to Assignment with respect to the agreements listed in Part II of Schedule 5.1(t), duly executed and delivered by a duly authorized officer of each of NWA and Northwest, (C) a Consent to Assignment with respect to the agreements listed in Part III of Schedule 5.1(t), duly executed and delivered by a duly authorized officer of American and (D) any other Consents to Assignment obtained pursuant to clause (ii) hereof and (ii) the Administrative Agent shall be satisfied that the Sponsors, TTPC and the Borrower have used commercially reasonable efforts to obtain Consents to Assignment from the counterparties to the Online Provider Agreements.

(u)                                 Landlord Estoppels and Consents.  The Administrative Agent shall have received a duly executed and delivered Lessor’s Estoppel and Consent in form and substance satisfactory to the Administrative Agent, with respect to the Lease Agreement, dated as of February 7, 1990, between the Borrower and Delta.

(v)                                 Miscellaneous.  The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

5.2                                 Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)                                  Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)                                 No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)                                  Senior Debt.  A Responsible Officer of TTPC shall certify in writing to the Administrative Agent that the incurrence of Indebtedness represented by the requested extensions of credit is permitted under the Seller Notes.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by TTPC, LP and the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.  AFFIRMATIVE COVENANTS

TTPC, LP and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing hereunder to any Lender, any Arranger or any Agent, each of TTPC, LP and the Borrower shall and shall cause each of its Subsidiaries to:

6.1                                 Financial Statements.  Furnish to each Agent and each Lender:

(a)                                  as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of (i) the Borrower and its consolidated Subsidiaries and (ii) of TTPC, in each case, as at the end of such year and, in each case, the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b)                                 as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of (i) the Borrower and its consolidated Subsidiaries and (ii) of TTPC, in each case, as at the end of such quarter and, in each case, the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, Certified by the chief executive officer and the Chief Financial Officer; and

(c)                                  as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, Certified by the chief executive officer and the Chief Financial Officer;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2                                 Certificates; Other Information.  Furnish to each Agent and each Lender, or, in the case of clause (k), to the relevant Lender:

(a)                                  concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)                                 concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Loan Party and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof, whether of the United States or otherwise, where any Loan Party keeps inventory or equipment (other than mobile goods) and of any Intellectual Property owned by any Loan Party which is of the type described in Section 4.9(b) since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

(c)                                  as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its Subsidiaries for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)                                 within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e)                                  no later than 10 days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Documentation, the Seller Note Documentation or the Governing Documents of any Loan Party or any of its Subsidiaries, whether or not permitted hereby and any material supplement, waiver or other modification of any Acquisition Documentation;

(f)                                    within five days after the same are sent, copies of all financial statements and reports that TTPC, LP, the Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party or any of its Subsidiaries may file with, the SEC;

(g)                                 as soon as possible and in any event within four days of obtaining knowledge thereof:  (i)  notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions arising under Environmental Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (ii)  any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other material Permit held by any Loan Party or any of its Subsidiaries on terms and conditions that could reasonably be expected to have a Material Adverse Effect on any Loan Party;

(h)                                 on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Senior Note Indenture have been accelerated (or the trustee or the required holders of Senior Notes has given notice that any or all such obligations are to be accelerated), (ii) either a Delta Continuing Payment Termination or a Northwest Continuing Payment Termination has occurred or (iii) payment under any of the Seller Notes has been accelerated (or the holder thereof has given notice of acceleration);

(i)                                     promptly upon receipt (or simultaneously upon delivery), copies of all other written notices received by or delivered to any Loan Party pursuant to the Senior Notes Documentation or the Seller Note Documentation and any notice material to the

Borrower’s obligations hereunder received with respect to any Acquisition Documentation;

(j)                                     to the extent not included in clauses (a) through (i) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of TTPC, LP, the Borrower or any of its Subsidiaries or otherwise, (ii) press releases, (iii) statements or reports furnished to any other holder of the securities of any Loan Party or any of its Subsidiaries, and (iv) regular, periodic and special securities reports) that any Loan Party or any of its Subsidiaries is required to provide pursuant to the terms of the Senior Note Documentation or the Seller Notes; and

(k)                                  promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3                                 Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including Taxes, assessments and governmental changes or levies imposed upon it or upon its income or profits or in respect of its property), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of TTPC, LP, the Borrower or its Subsidiaries, as the case may be.

6.4                                 Conduct of Business and Maintenance of Existence, etc.  (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges, franchises Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5                                 Maintenance of Property; Leases; Insurance.  (a)  Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 Comply with the terms of each material lease of Real Estate so as to not permit any material uncured default on its part to exist thereunder, except for terms contested in good faith by appropriate proceedings and where reserves in conformity with GAAP with respect thereto have been provided on the books of TTPC, LP, the Borrower or its Subsidiaries, as the case may be.

(c)                                  Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event each Loan Party and its Subsidiaries will maintain (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood and quake, loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses) and (ii) public liability insurance.  All such insurance with respect to each Loan Party and its Subsidiaries shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing.  All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iii) if applicable,  contain a “Replacement Cost Endorsement” with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iv) if applicable, contain a standard noncontributory loss payable clause naming the Administrative Agent (and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid (other than with respect to leased equipment), (v) if requested by the Administrative Agent, contain endorsements providing that no Loan Party or any of its Subsidiaries, any Secured Party or any other Person shall be a co-insurer under such insurance policies, and (vi) be reasonably satisfactory in all other respects to the Administrative Agent.  Each Secured Party shall be named as an additional insured on all liability insurance policies of each Loan Party and its Subsidiaries and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies (other than workers’ compensation policies) of each such Person.

(d)                                 Deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Loan Party or any of its Subsidiaries, and (v) promptly after such information is available to any Loan Party or any of its Subsidiaries, full information as to any claim for an amount in excess of $2,500,000 with respect to any property and casualty insurance policy maintained by any Loan Party or its Subsidiaries.  So long as no Default or Event of Default has occurred and is continuing, all claims under casualty insurance policies shall be adjusted by and paid to the Borrower to be reinvested or applied as required by Section 2.12.

6.6                                 Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower’s expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties and their Subsidiaries with officers and employees of the Loan Parties and their Subsidiaries and with their respective independent certified public accountants.

6.7                                 Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(a)                                  the occurrence of any Default or Event of Default;

(b)                                 any (i) default or event of default (or alleged default) under any Contractual Obligation of any Loan Party or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)                                  any litigation or proceeding affecting any Loan Party or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d)                                 the following events, as soon as possible and in any event within 30 days after any Loan Party or any of its Subsidiaries knows or has reason to know thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e)                                  any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(f)                                    receipt of any notice of termination pursuant to Section 7.1 or 7.2 of the Delta FASA or Section 7.1 or 7.2 of the Northwest FASA; and

(g)                                 the determination by Loan Party or Subsidiary thereof that the Loans, the Acquisition or any other transaction contemplated hereby is required to be treated as a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action TTPC, LP, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8                                 Environmental Laws.  (a)  Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)                                 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9                                 Interest Rate Protection.  In the case of the Borrower, within 60 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Borrower’s Funded Debt is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

6.10                           Additional Collateral, etc.  (a)  With respect to any Property acquired after the Closing Date by any Loan Party or any of its Subsidiaries (other than (x) any Property described in paragraphs (b), (c) or (d) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within five days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions as the Administrative Agent deems reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and, with respect to certain material Contractual Obligations, if and to the extent requested by the Administrative Agent, using commercially reasonable efforts to obtain a Consent to Assignment from the counterparty to such Contractual Obligation.

(b)                                 With respect to any fee interest in any Real Estate having a value (together with improvements thereof) of at least $1,000,000 or any lease of Real Estate contemplating an initial annual rent payment, including projected percentage rent, after the expiration of any free rent or “rent abatement” period of at least $1,000,000 acquired or leased after the Closing Date or thereafter attaining such a value or rent threshold, as the case may be, by any Loan Party or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage (and obtain a mortgagee’s title insurance policy) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof (in form and substance reasonably satisfactory to the Administrative Agent), together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if required by the Administrative Agent, agree to amendments to the Loan Documents to provide for such additional representations, warranties and covenants as are customarily associated with loans secured by real property.

(c)                                  With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by any Loan Party or any of its Subsidiaries, promptly (and, in any event, within 15 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and an Intellectual Property Security Agreement, if applicable, and (B) to take such actions as the Administrative Agent deems reasonably necessary to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, such Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)                                 With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by TTPC, LP, the Borrower or any of its Subsidiaries, promptly (and, in any event, within 15 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral

Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by TTPC, LP, the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates (if issued or required to be issued by such Subsidiary) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the owner thereof and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent thereon, (iii) in the event such new Subsidiary loans or advances any funds to, or borrows any funds from, a Loan Party, cause such new Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)                                  Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

(f)                                    With respect to any Immaterial Subsidiary (other than an Excluded Foreign Subsidiary) that ceases to meet the requirements therefor set forth in Sections 4.26 and 6.14 at any time after the Closing Date, promptly (and, in any event, (x) with respect to any Subsidiary that is incorporated or organized under the laws of a jurisdiction within the United States of America, within 15 days following such determination, and (y) with respect to any Subsidiary that is incorporated or organized under the laws of any other jurisdiction, within 45 days following such determination) (i) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and, if applicable, execute an Intellectual Property Security Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and any such Intellectual Property Security Agreement with respect to such Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, such Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.11                           Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in Section 4.16.

6.12                           ERISA Documents.  The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, any or all of the following:  (i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent’s request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

6.13                           Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto  (including, without limitation, post-closing confirmatory UCC searches, and the filing of any required UCC termination statements, in each case, at the Borrower’s expense.  Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

6.14                           Immaterial Subsidiaries.  Ensure that none of the Immaterial Subsidiaries acquires any material assets, conducts any material business or incurs any material Indebtedness or other liabilities (other than the incurrence and repayment of the Indebtedness permitted by Sections 7.2(a) and (k)).  Without limiting the foregoing, (a) Consolidated EBITDA attributable to all Immaterial Subsidiaries shall not at any time, for any fiscal period, exceed 5% of Consolidated EBITDA of the Borrower and its Subsidiaries and (b) no Immaterial Subsidiary shall own assets with a fair market value in excess of $5,000,000.

6.15                           Post Closing Matters.  As soon as possible after the Closing Date but in no event later than July 31, 2003 (unless otherwise agreed by the Administrative Agent), cause each Subsidiary of the Loan Parties which itself is not a Loan Party to duly execute and deliver to the Administrative Agent (i) counterparts of the Subordinated Intercompany Note and (ii) an Acknowledgment and Consent.

SECTION 7.  NEGATIVE COVENANTS

TTPC, LP and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing hereunder to any Lender, any Arranger or any Agent, each of TTPC, LP and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1                                 Financial Condition Covenants.

(a)                                  Consolidated Secured Leverage Ratio.  Permit the Consolidated Secured Leverage Ratio of the Borrower as at the last day of any period of four consecutive fiscal quarters ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Secured Leverage Ratio

FQ3 2003	1.65:1.00
FQ4 2003	1.65:1.00
FQ1 2004	1.65:1.00
FQ2 2004	1.65:1.00
FQ3 2004	1.50:1.00
FQ4 2004	1.50:1.00
FQ1 2005	1.50:1.00
FQ2 2005	1.50:1.00
FQ3 2005	1.25:1.00
FQ4 2005	1.25:1.00
FQ1 2006	1.00:1.00
FQ2 2006	1.00:1.00
FQ3 2006	1.00:1.00
FQ4 2006	1.00:1.00
FQ1 2007	1.00:1.00
FQ2 2007	1.00:1.00

(b)                                 Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio of the Borrower as at the last day of any period of four consecutive fiscal quarters ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio

FQ3 2003	4.00:1.00
FQ4 2003	3.85:1.00
FQ1 2004	3.85:1.00
FQ2 2004	3.85:1.00
FQ3 2004	3.75:1.00
FQ4 2004	3.75:1.00
FQ1 2005	3.50:1.00
FQ2 2005	3.50:1.00
FQ3 2005	3.25:1.00
FQ4 2005	3.25:1.00
FQ1 2006	3.00:1.00
FQ2 2006	3.00:1.00
FQ3 2006	2.75:1.00
FQ4 2006	2.75:1.00
FQ1 2007	2.75:1.00
FQ2 2007	2.75:1.00

(c)                                  Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio of the Borrower for any period of four consecutive fiscal quarters ending with last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Interest Coverage Ratio

FQ3 2003	2.15:1.00
FQ4 2003	2.15:1.00
FQ1 2004	2.15:1.00
FQ2 2004	2.15:1.00
FQ3 2004	2.15:1.00
FQ4 2004	2.15:1.00
FQ1 2005	2.15:1.00
FQ2 2005	2.15:1.00
FQ3 2005	2.50:1.00
FQ4 2005	2.50:1.00
FQ1 2006	2.75:1.00
FQ2 2006	2.75:1.00
FQ3 2006	3.00:1.00
FQ4 2006	3.00:1.00
FQ1 2007	3.00:1.00
FQ2 2007	3.00:1.00

(d)                                 Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio of the Borrower for any period of four consecutive fiscal quarters ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio

FQ3 2003	1.00:1.00
FQ4 2003	1.00:1.00
FQ1 2004	1.00:1.00
FQ2 2004	1.00:1.00
FQ3 2004	1.00:1.00
FQ4 2004	1.00:1.00
FQ1 2005	1.00:1.00
FQ2 2005	1.00:1.00
FQ3 2005	1.10:1.00
FQ4 2005	1.10:1.00
FQ1 2006	1.10:1.00
FQ2 2006	1.10:1.00
FQ3 2006	1.10:1.00
FQ4 2006	1.10:1.00
FQ1 2007	1.10:1.00
FQ2 2007	1.10:1.00

7.2                                 Limitation on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness of any Loan Party created under any Loan Document;

(b)                                 unsecured Indebtedness of the Borrower to any Solvent Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Solvent Subsidiary; provided that such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note and is otherwise subordinated in right of payment to the Obligations under the Loan Documents on terms and conditions satisfactory to the Administrative Agent;

(c)                                  Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) which, when added to the outstanding Capital Lease Obligations permitted by Section 7.2(d), would not exceed the sum of $25,000,000 and the aggregate amount of Capital Lease Obligations permitted by Section 7.2(d) as of the Closing Date;

(d)                                 Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) of the Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

(e)                                  unsecured Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

(f)                                    unsecured Indebtedness of the Borrower and WS Financing created under the Senior Note Indenture in respect of the Senior Notes in an aggregate principal amount not to exceed $280,000,000 and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness and any Indebtedness refunding or refinancing such Indebtedness (provided that (i) such Indebtedness does not increase the principal amount thereof, (ii) such Indebtedness is issued on terms and conditions satisfactory to the Administrative Agent, (iii) after giving effect to the incurrence of any such Indebtedness on a pro forma basis, as if such incurrence of Indebtedness had occurred on the first day of the twelve month period ending on the last day of the Borrower’s then most recently completed fiscal quarter, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the Borrower shall have delivered to the Administrative Agent a certificate of its Chief Financial Officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance and (iv) no Default or Event of Default exists and is continuing at the time of issuance thereof (both before and after giving effect thereto));

(g)                                 unsecured Indebtedness evidenced by the Seller Notes in an aggregate original principal amount not to exceed $84,000,000, plus additions to the principal thereof resulting from the payment in kind of the interest thereon pursuant to the terms thereof;

(h)                                 unsecured Indebtedness of TTPC consisting of deferred purchase price adjustments and similar obligations, in each case incurred pursuant to the Acquisition Documentation;

(i)                                     unsecured subordinated Indebtedness of the Borrower and WS Financing and the unsecured subordinated guarantee by any Subsidiary Guarantor in respect of such Indebtedness; provided that (i) the proceeds thereof are used to repay the Obligations hereunder, (ii) such Indebtedness is issued on terms and conditions satisfactory to the Administrative Agent (including subordination terms satisfactory to the Administrative Agent, a maturity date no earlier than the date which is six months after the final maturity of the Loans hereunder and no mandatory prepayments, redemptions, defeasements or sinking fund payments until the Loans hereunder are paid in full), (iii) after giving effect to the incurrence of any such Indebtedness on a pro forma basis, as if such incurrence of Indebtedness had occurred on the first day of the twelve month period ending on the last day of TTPC’s then most recently completed fiscal quarter, TTPC and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and TTPC shall have delivered to the Administrative Agent a certificate of its Chief Financial Officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance and (iv) no Default or Event of Default exists and is continuing at the time of issuance thereof (both before and after giving effect thereto);

(j)                                     unsecured Indebtedness of the Borrower consisting of the WSSO Software Agreement;

(k)                                  unsecured Indebtedness of any Excluded Foreign Subsidiary in an aggregate principal amount outstanding for all Excluded Foreign Subsidiaries not to exceed at any time $5,000,000 and unsecured Guarantee Obligations of the Borrower with respect thereto;

(l)                                     unsecured Indebtedness in respect of performance bonds, bid bonds, appeal and surety bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, so long as the aggregate amount of deposits at any one time securing appeal bonds does not exceed $1,000,000;

(m)                               Indebtedness in an amount not to exceed $10,000,000 consisting of the guarantee provided by Worldspan for the Fulton County Bonds pursuant to the terms thereof; and

(n)                                 additional unsecured Indebtedness of the Borrower or any Guarantor in an aggregate principal amount (for the Borrower and all Guarantors) not to exceed $15,000,000 (which amount shall be reduced dollar for dollar by the amount of Indebtedness incurred pursuant to Section 7.2(k)) at any one time outstanding.

7.3                                 Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)                                  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Subsidiary thereof, as the case may be, in conformity with GAAP;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceeding; provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Subsidiary, as the case may be, in conformity with GAAP;

(c)                                  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)                                 deposits by or on behalf of the Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)                                    Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), including Liens securing refinanced Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g)                                 Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h)                                 Liens created pursuant to the Security Documents;

(i)                                     any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(j)                                     Liens (not otherwise permitted hereunder) which secure obligations permitted hereunder not exceeding $2,500,000 in the aggregate at any one time outstanding and with respect to which no foreclosure or other enforcement actions have been commenced; provided that the value of the subject property does not exceed $2,500,000 in the aggregate at any time; and

(k)                                  Liens on the assets of any Excluded Foreign Subsidiary or any other Subsidiary which is organized under the laws of a jurisdiction other than the United States, which secure Indebtedness permitted by Sections 7.2(k).

7.4                                 Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)                                  any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(b)                                 any Solvent Immaterial Subsidiary may be merged or consolidated with or into any other Immaterial Subsidiary (provided that if either of such Immaterial Subsidiaries is a Guarantor, the continuing or surviving corporation shall be a Guarantor);

(c)                                  any Solvent Subsidiary that is not a Domestic Subsidiary may be merged or consolidated with or into any other Subsidiary that is not a Domestic Subsidiary (provided that if either of such non-Domestic Subsidiaries is a Guarantor, the continuing or surviving corporation shall be a Guarantor);

(d)                                 any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

(e)                                  any Immaterial Subsidiary may dispose of all or any of its assets (upon voluntary liquidation or otherwise) to any other Immaterial Subsidiary (provided that if such Immaterial Subsidiary is a Guarantor, it shall only dispose of such assets to another Immaterial Subsidiary that is a Guarantor); and

(f)                                    any Subsidiary that is not a Domestic Subsidiary may dispose of all or any of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Domestic Subsidiary (provided that if such non-Domestic Subsidiary is a Guarantor, it shall only dispose of such assets to another non-Domestic Subsidiary that is a Guarantor).

7.5                                 Limitation on Disposition of Property.  Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of TTPC, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)                                  the Disposition of obsolete or worn out property in the ordinary course of business;

(b)                                 Dispositions permitted by Sections 7.4(d), 7.4(e) and 7.4(f);

(c)                                  the sale or issuance of (i) any Subsidiary’s Capital Stock (other than Disqualified Stock) to the Borrower or any Subsidiary Guarantor, (ii) the Borrower’s Capital Stock (other than Disqualified Stock) to TTPC or LP or (iii) LP’s Capital Stock (other than Disqualified Stock) to TTPC;

(d)                                 the Disposition by the Borrower or any of its Subsidiaries of other assets  (except the Fulton County Bonds) having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower;

(e)                                  any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

(f)                                    the license (or sublicense) of Intellectual Property in the ordinary course of business, consistent with past practice; and

(g)                                 Dispositions of equipment in exchange for upgraded equipment of reasonably equivalent or greater value in the ordinary course of business.

7.6                                 Limitation on Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of TTPC, LP, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of TTPC, LP, the Borrower or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating TTPC, LP, the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a)                                  any Subsidiary may declare and pay dividends to the Borrower or any Subsidiary Guarantor;

(b)                                 so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make distributions to TTPC and LP to permit TTPC to purchase TTPC’s common stock or common stock options from present or former officers or employees of TTPC, LP, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause subsequent to the date hereof (net of any proceeds received by TTPC and contributed to the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $2,000,000 in any 12-month period;

(c)                                  the Borrower may make distributions to TTPC and LP (and LP may pay dividends to TTPC) (i) to permit TTPC to pay corporate overhead and any other out-of-pocket expenses payable to non-affiliated third parties incurred in the ordinary course of business not to exceed $2,500,000 in any fiscal year and (ii) so long as the Borrower is treated for income tax purposes as a disregarded entity or a partnership, in an amount not to exceed the Tax Amount for any period;

(d)                                 so long as no Default or Event of Default shall have occurred and be continuing, TTPC may repurchase shares of Capital Stock held by the Sponsors to be sold as part of the Management Investment;

(e)                                  the Borrower may make cash distributions to TTPC and LP (and LP may pay dividends to TTPC) to permit TTPC to pay cash interest then due and payable on the Seller Notes in an aggregate amount not to exceed 5% per annum on the Seller Notes issued on the date hereof, plus interest at the same rate on any additional Seller Notes issued to pay interest thereon in excess of 5% pursuant to the terms of the Seller Notes Documentation, so long as on the date of such payment (i) no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to such payment), (ii) if calculated on such date, the Borrower would be in pro forma compliance with the financial covenants set forth in Section 7.1 and (iii) in each case, such cash payments are used within 30 days of such payment to make interest payments on such Seller Notes;

(f)                                    so long as no Default or Event of Default shall have occurred and be continuing (i) TTPC may pay cash dividends in an aggregate amount not to exceed $600,000 in any fiscal year of the Borrower and (ii) with the consent of the Administrative Agent (such consent not to be unreasonably withheld), the Borrower may pay cash dividends to TTPC, and TTPC may pay such cash dividends to the applicable shareholders, in connection with acquisitions, divestitures and financings by TTPC or any of its Subsidiaries that are otherwise permitted hereunder, when, as and if declared by the board of directors pursuant to Section 4(B)(b)(i) of TTPC’s Charter, in each case on shares of TTPC Class B Common Stock, par value $.01 per share; and

(g)                                 the dividend or distribution of the equity interests of Worldspan Canada to TTPC and LP as part of the Canadian Restructuring.

7.7                                 Limitation on Capital Expenditures.  Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $65,000,000 in fiscal year 2003, $50,000,000 in each of fiscal years 2004, 2005 and 2006 and $70,000,000 in fiscal year 2007; provided that (i) up to 100% of the amount specified above for any fiscal year, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts originally permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

7.8                                 Limitation on Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)                                  extensions of trade credit in the ordinary course of business;

(b)                                 Investments in Cash Equivalents;

(c)                                  Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d)                                 loans and advances to employees of TTPC, LP, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for TTPC, LP, the Borrower and Subsidiaries of the Borrower not to exceed $5,000,000 at any one time outstanding;

(e)                                  the Acquisition;

(f)                                    Investments in assets useful in the Borrower’s or the applicable Subsidiary’s business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g)                                 Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by TTPC, LP, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor that is organized under the laws of any state of the United States;

(h)                                 Investments in Excluded Foreign Subsidiaries arising in connection with the incurrence of Indebtedness permitted by Section 7.2(k);

(i)                                     in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $15,000,000 during the term of this Agreement; and

(j)                                     Investments by TTPC and LP in Canadian Parent as required by the Canadian Restructuring.

7.9                                 Limitation on Optional Payments and Modifications of Indebtedness.  (a)  Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Loan Party or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness incurred hereunder; provided that TTPC (i) may redeem or purchase any Seller Notes with Excluded Equity Proceeds and (ii) may refinance the Senior Subordinate Notes with Indebtedness permitted under Section 7.2(f), (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any Indebtedness (excluding the Indebtedness incurred under this Agreement or in connection with any refinancing permitted under clause (a) if not otherwise prohibited by Section 7.2) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee) or (c) amend or permit the amendment of its Governing Documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

7.10                           Limitation on Transactions with Affiliates.  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than TTPC, LP, the Borrower or any Subsidiary Guarantor except with respect to the Advisory Agreement) unless such transaction is (a) not otherwise prohibited under this Agreement, (b) in the ordinary course of business of TTPC, LP, the Borrower or such Subsidiary, as the case may be or otherwise expressly permitted under this Agreement, and (c) upon fair and reasonable terms no less favorable to TTPC, LP, the Borrower or such

Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.  Notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, (i) TTPC may pay to CVC and its Control Investment Affiliates fees pursuant to a management agreement approved by the board of directors of the Borrower in an aggregate amount not to exceed $900,000 plus reasonable expenses in any fiscal year of the Borrower and (ii) the Borrower and its subsidiaries may pay to TTPC management fees pursuant to the Advisory Agreement in an aggregate amount not to exceed $1,500,000 plus reasonable expenses in any fiscal year of the Borrower.

7.11                           Limitation on Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by any Loan Party or any of its Subsidiaries of Property which has been or is to be sold or transferred by such Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Loan Party or such Subsidiary.

7.12                           Limitation on Changes in Fiscal Periods.  Permit the fiscal year of any Loan Party or any of its Subsidiaries to end on a day other than December 31 or change any Loan Party’s or any of its Subsidiaries’ method of determining fiscal quarters.

7.13                           Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, including the permitted refinancing thereof (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Senior Note Indenture and the agreements governing any permitted refinancing thereof, (d) the Seller Notes and (e) agreements governing any Indebtedness permitted under Section 7.2(i) solely to the extent such agreements contain such prohibitions and limitations substantially equivalent to the corresponding provisions in the Senior Note Indenture.

7.14                           Limitation on Restrictions on Subsidiary Distributions, etc.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party or any of its Subsidiaries (or, in the case of clause (a) only, any Subsidiary of the Borrower) to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, any Loan Party or any other Subsidiary, (b) make Investments in any Loan Party or any other Subsidiary or (c) transfer any of its assets to any Loan Party or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under the Senior Note Indenture (or the agreements governing any permitted refinancing thereof), the Seller Notes or any agreements governing Indebtedness permitted under Section 7.2(i) solely to the extent such agreements contain such encumbrances or restrictions substantially equivalent to the corresponding provisions in the Senior Note Indenture and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

7.15                           Limitation on Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.16                           Limitation on Amendments to Acquisition Documentation.  (a)  Amend, supplement, replace or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce strictly the terms and conditions of the Acquisition Agreement, Article 7 or Section 4.4 of the FASAS (including Schedule 4.4 thereto) or the Acquisition Escrow Agreements, except to the extent that such amendment, supplement or modification, in the Administrative Agent’s discretion, could not reasonably be expected to be adverse to the interests of any Arranger, any Agent or any Lender or (b) otherwise amend, supplement or otherwise modify or fail to enforce the terms and conditions of the other Acquisition Documentation (or any other provision of the FASAS) except to the extent that any such amendment, supplement, modification or failure to enforce could not reasonably be expected to materially adversely affect the interests of any Arranger or any Agent or Lender.

7.17                           Limitation on Activities of TTPC and LP.  In the case of TTPC and LP, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of LP, the Borrower and, after commencement of and prior to completion of the Canadian Restructuring, the Canadian Parent, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) pursuant to the Seller Notes, (iv) pursuant to the guarantee of the Borrower’s obligations under the FASAS and (v) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than the ownership of shares of Capital Stock of LP and the Borrower and, after commencement of and prior to completion of the Canadian Restructuring, the Canadian Parent.

7.18                           Limitation on Hedge Agreements.  Enter into any Hedge Agreement other than Specified Hedge Agreements entered into in the ordinary course of business and not for speculative purposes.

7.19                           Partnerships and Joint Ventures.  Become a general or limited partner in a partnership (other than the Borrower) or a joint venturer in any joint venture, or permit TTPC, LP, the Borrower or any of its Subsidiaries to do so, other than (i) any partnership which is a Wholly Owned Subsidiary Guarantor or (ii) any joint venture permitted by Section 7.8, provided that the Indebtedness of such joint venture is Non-Recourse Indebtedness.

7.20                           Subordination Agreements.  Take any action that would cause a violation of, or conflict with, the terms of the Delta Subordination Agreement or the Northwest Subordination Agreement.

SECTION 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)                                  The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation; or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)                                 Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)                                  (i)  Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to TTPC, LP and the Borrower only), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d)                                 Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e)                                  Any Loan Party or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (except defaults due to good faith disputes in observance or performance of agreements in Capital Lease Obligations or the WSSO Software Agreement so long as such defaults do not result in the acceleration of any of the obligations thereunder), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such

Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f)                                    (i)  Any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                 (i)  Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower, or any of its

Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) (“Retiree Welfare Payments”) that, in the aggregate, exceed by a material amount the amount of such Retiree Welfare Payments made by the Borrower, its Subsidiaries and its Commonly Controlled Entities during the fiscal year ending December 31, 2002, (vii) the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) (“Title IV Plan Contributions”) that, in the aggregate, exceed by a material amount the amount of such Title IV Plan Contributions made by the Borrower, its Subsidiaries and its Commonly Controlled Entities for the fiscal year ending December 31, 2002 or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)                                 One or more judgments or decrees shall be entered against TTPC, LP, the Borrower or any of its Subsidiaries involving for TTPC, LP, the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)                                     Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)                                     The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)                                  Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

(l)                                     (i)  The Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of TTPC (determined on a fully diluted basis); (ii) each of the Sponsors and their Control Investment Affiliates shall cease to own of record and beneficially an amount of common stock of TTPC equal to (x) at any time prior to an initial public offering with respect to TTPC, at least 75% and (y) at any time thereafter, at least 51%, of the economic interests and voting stock of TTPC owned by such Sponsor and its Control Investment Affiliates of record and beneficially as of the Closing Date; (iii) at any time after an initial public offering with respect to TTPC, any “person” or “group”

(as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of TTPC; (iv) the board of directors of TTPC shall cease to consist of a majority of Continuing Directors of TTPC; (v) TTPC shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vi) a Specified Change of Control shall occur; or

(m)                               (i) the Seller Notes or the FASA Credits shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Seller Note Documentation or the Subordination Agreement, as applicable or (ii) Delta or Northwest have terminated either of their respective FASA Agreements (other than a termination pursuant to Section 7.1 thereof);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations).  If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

SECTION 9.  THE AGENTS; THE ARRANGERS

9.1                                 Appointment.  Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2                                 Delegation of Duties.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3                                 Exculpatory Provisions.  Neither any Arranger, nor any Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person’s own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4                                 Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TTPC or the other Loan Parties), independent accountants and other experts selected by such Agent.  The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

9.5                                 Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, TTPC, LP or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6                                 Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Arrangers, the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Arranger or any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan

Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender.  Each Lender represents to the Arrangers and the Agents that it has, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of Credit) hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither any Arranger nor any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or such Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

9.7                                 Indemnification.  The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by TTPC, LP or the Borrower and without limiting the obligation of TTPC, LP or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger’s or such Agent’s gross negligence or willful misconduct in breach of a duty owed to such Lender.  The agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

9.8                                 Arrangers and Agents in Their Individual Capacities.  Each Arranger and each Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger was not an Arranger and such Agent was not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, as the case may be, and the terms “Lender” and “Lenders” shall include each Arranger and each Agent in their respective individual capacities.

9.9                                 Successor Agents.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit.  If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  The Syndication Agent or the Documentation Agents may, at any time, by notice to the Lenders and the Administrative Agent, resign as an Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Arranger, such Agent, the Administrative Agent or any Lender.  After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10                           Authorization to Release Liens.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

9.11                           The Arrangers; the Syndication Agent; the Documentation Agents.  The Arrangers, the Syndication Agent and the Documentation Agents, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

9.12                           Withholding Tax.  (a)  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the forms or other documentation required by Section 2.20(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

(b)                                 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

(c)                                  If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.20(f) and 9.12.

SECTION 10.  MISCELLANEOUS

10.1                           Amendments and Waivers.  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender or modify the definition of Interest Period in such a way as to permit a period in excess of six months, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or Section 10.7 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of any Arranger or any Agent without the consent of any Arranger or any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby; (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender or (ix) amend, modify or waive any provision of Section 10.6 to further restrict assignments thereunder without the consent of all Lenders.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents, the Arrangers and all future holders of the Loans and Letters of Credit.  In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, TTPC, LP and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the  Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders and the aggregate amount of all such Additional Extensions of Credit shall not exceed $100,000,000.

10.2                           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of TTPC, the Borrower, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

TTPC , LP and the Borrower:	Worldspan, L.P. 300 Galleria Parkway, N.W. Atlanta, Georgia 30339 Attention: Chief Financial Officer Telecopy: (770) 563-7878 Telephone: (770) 563-7400

with a copy to:	Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, Pennsylvania 19103 Attention: Gary Green Telecopy: (215) 994-2222 Telephone: (215) 994-2656
The Administrative Agent:
Lehman Commercial Paper Inc. 745 Seventh Avenue New York, New York 10019 Attention: Robert Berzins Telecopy: (646) 758-1906 Telephone: (212) 526-3712

with a copy to:	Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 Attention: Christopher R. Plaut Telecopy: (212) 751-4864 Telephone: (212) 906-1200

Issuing Lender:	As notified by the Issuing Lender to the Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received and provided further that any notices or deliveries required to be given to all the Lenders hereunder may be effected by delivery of notice to the Administrative Agent as provided above, followed by a distribution of such notice by the Administrative Agent to the Lenders through IntraLinks (or any similar electronic system customarily used by financial institutions), to the extent such system is being used by the Administrative Agent, it being understood that the Administrative Agent shall bear no responsibility for any failure of any Lender to receive any such notice or delivery and the Borrower shall remain responsible therefor.

10.3                           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4                           Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5                           Payment of Expenses.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks, (b) to pay or reimburse each Lender, the Arrangers and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including the administration costs associated with such enforcement or preservation), the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender to the Arrangers and the Administrative Agent and the charges of IntraLinks; provided that if no Default or Event of Default exists, such reimbursement for legal fees shall be limited to the fees and disbursements of one primary counsel plus the fees and disbursements of any local and specialist counsel engaged by the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, any transactions contemplated thereby, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the

Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Borrower.  Without limiting the foregoing, and to the extent permitted by applicable law, (i) TTPC agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee and (ii) no Loan Party shall assert, and each of TTPC, LP and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or transaction contemplated hereby or thereby.  All amounts due under this Section shall be payable not later than five days after written demand therefor.  Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder.

10.6                           Successors and Assigns; Participations and Assignments.  (a)  This Agreement shall be binding upon and inure to the benefit of TTPC, LP, the Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that none of TTPC, LP or the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Agents and each Lender.

(b)                                 Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arrangers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation.  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)                                  Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign (1) to any Lender any affiliate thereof or Affiliated Fund of the assigning Lender or of another Lender or (2) with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by a Lehman Entity and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender is required pursuant to  the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate or Affiliated Fund of any Lender) shall be in an aggregate principal amount of less than $1.0 million (in the case of Term Loans) and $5.0 million (with respect to all other Loans and Commitments) (other than in the case of an assignment of all of a Lender’s interests under this Agreement), and, after giving effect thereto, the Assignor shall have Loans and Commitments in an aggregate principal amount of not less than $1.0 million (in the case of Term Loans) and $5.0 million (with respect to all other Loans and Commitments), in each case unless otherwise agreed by the Borrower and the Administrative Agent.  Any such assignment need not be ratable as among the Facilities.  Upon such execution, delivery, acceptance and, in the case of assignments requiring consent of the Administrative Agent, recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).  Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

(d)                                 The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register or, with respect to assignments by a Lender to any affiliate thereof or any Approved Fund, upon receipt of such fully executed assignment by the Administrative Agent (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”.  The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or an Affiliated Fund), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.  On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder.  Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)                                    For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

10.7                           Adjustments; Set-off.  (a)  Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender or any affiliate thereof (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender (including any affiliate thereof), if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender and their affiliates shall have the right, without prior notice to TTPC, LP or the Borrower, any such notice being expressly waived by TTPC, LP and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by TTPC, LP or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of TTPC, LP or the Borrower, as the case may be.  Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender (or its affiliate), provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8                           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9                           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10                     Integration.  This Agreement and the other Loan Documents represent the agreement of TTPC, LP, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Arrangers, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11                     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12                     Submission To Jurisdiction; Waivers.  Each of TTPC, LP and the Borrower hereby irrevocably and unconditionally:

(a)                                  submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to TTPC, LP or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13                     Suretyship Waivers.  Each of TTPC, LP and the Borrower hereby waives any and all defenses applicable or available to guarantors or sureties whether arising as a result of the joint and several nature of the obligations of TTPC, LP and the Borrower hereunder or otherwise.  Without limiting the generality of the foregoing, the waivers of the Guarantors (as defined in the Guarantee and Collateral Agreement) set forth in Section 2.5 of the Guarantee and Collateral Agreement are hereby incorporated herein by this reference mutatis mutandis and such waivers shall be deemed to be made by TTPC, LP and the Borrower hereunder as if such waivers had been expressly set forth herein.

10.14                     Acknowledgments.  Each of TTPC, LP and the Borrower hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to TTPC, LP or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and Lenders, on one hand, and TTPC, LP and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among TTPC, LP, the Borrower and the Lenders.

10.15                     Confidentiality.  Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section (or executes a confidentiality agreement with confidentiality terms that are substantially similar to the terms of this Section), (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority or self-regulatory body having or claiming to have jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.  Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto hereby agree that, each party hereto (and each of its employees, representatives or agents) are permitted to disclose to any and all persons, without limitation, the tax treatment and tax aspects of the Loans, the Acquisition and the other transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to the Loan Parties or the Lenders, the Arrangers or the Agents related to such tax treatment and tax aspects.  To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans, the Acquisition or the other transactions contemplated hereby.

10.16                     Release of Collateral and Guarantee Obligations.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

(b)                                 Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

10.17                     Accounting Changes.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then TTPC, LP, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating TTPC’s, LP’s and the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by TTPC, LP, the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.18                     Delivery of Lender Addenda.  Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and the Administrative Agent.

10.19                     Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

10.20                     WAIVERS OF JURY TRIAL.  TTPC, LP, THE BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Rakesh Gangwal
Name: Rakesh Gangwal
Title: President and Chief Executive Officer

WS HOLDINGS LLC

By:	/s/ Rakesh Gangwal
Name: Rakesh Gangwal
Title: President

WORLDSPAN, L.P.

By:	/s/ Rakesh Gangwal
Name: Rakesh Gangwal
Title: President and Chief Executive Officer

LEHMAN BROTHERS INC., as Arranger

By:	/s/ G. Robert Berzins
Name: G. Robert Berzins
Title: Managing Director

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ G. Robert Berzins
Name: G. Robert Berzins
Title: Vice President

DEUTSCHE BANK SECURITIES INC., as Syndication Agent and as Arranger

By:	/s/ Martha Fitzpatrick
Name: Martha Fitzpatrick
Title: Director

By:	/s/ Robert W. Hevner
Name: Robert W. Hevner
Title: Managing Director

JPMORGAN CHASE BANK, as Documentation Agent

By:	/s/ Richard G. Smith
Name: Richard G. Smith
Title: Vice President

CITICORP NORTH AMERICA, INC., as Documentation Agent

By:	/s/ Aaron Dannenberg
Name: Aaron Dannenberg
Title: Vice President

DYMAS FUNDING COMPANY, LLC, as Documentation Agent

By:	/s/ Albert M. Ricchio
Name: Albert M. Ricchio
Title: Managing Director

Annex A

PRICING GRID FOR TERM LOANS,
REVOLVING CREDIT LOANS AND SWING LINE LOANS

Consolidated Secured Bank Debt Leverage Ratio	Applicable Margin for Eurodollar Loans		Applicable Margin for Base Rate Loans
	Term Loans	Revolving Credit Loans and Swing Line Loans	Term Loans	Revolving Credit Loans and Swing Line Loans
>1.20x	4.00%	4.00%	3.00%	3.00%
<1.20x and >1.00x	3.75%	3.75%	2.75%	2.75%
<1.00x and >0.75x	3.75%	3.50%	2.75%	2.50%
<0.75x	3.75%	3.00%	2.75%	2.00%

Changes in the Applicable Margin with respect to Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Secured Bank Debt Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Secured Bank Debt Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 1.20 to 1.00.  In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Secured Bank Debt Leverage Ratio shall for the purposes of this definition be deemed to be greater than 1.20 to 1.00.  Each determination of the Consolidated Secured Bank Debt Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

SCHEDULE 1.1(a)

IMMATERIAL SUBSIDIARIES

Subsidiary

Worldspan Andina S.R.L.

Worldspan Services Costa Rica, Sociedad de Responsibilidad Limitada

Worldspan Services Argentina S.R.L.

Worldspan Mercosul Ltda.

Worldspan Services Venezuela, S.A.

Worldspan Services Chile Limitada

Worldspan Hungary Kft.

Worldspan Services Romania S.R.L.

Worldspan Greece Global Travel Information Services

Worldspan Poland Sp. zo.o

Worldspan Dutch Holdings B.V.

Worldspan Services Hong Kong Limited

Worldspan Services Singapore PTE LTD

Worldspan XOL LLC

Worldspan Digital Holdings, LLC

Worldspan Viator Holdings, LLC

Worldspan OpenTable Holdings, LLC

S-1.1

1

SCHEDULE 4.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

1.     U.S. Hart-Scott-Rodino approval received April 1, 2003

2.     Belgian anti-trust approval, received May 7, 2003

3.     Swedish anti-trust approval, received May 21, 2003

4.     Romanian anti-trust approval, received June 4, 2003

5.     Israeli anti-trust approval, received April 30, 2003

6.     German anti-trust approval, received April 8, 2003

7.     South African anti-trust approval, received April 17, 2003

8.     Brazilian anti-trust approval, to be obtained promptly post-closing

9.     Any required filings to be made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended

10.   Upon the Closing, TTPC may be required to make filings with the Bureau of Economic Analysis of the United States Department of Commerce relating to the foreign ownership of a portion of its equity

11.   Upon the Closing, TTPC or its affiliates may be required to make filings in certain jurisdictions to reflect the change in the general partner and limited partner of Worldspan, L.P.

12.   Upon the Closing, Worldspan, L.P. may be required to make filings in those jurisdictions in the United States where Worldspan, L.P. is qualified to do business updating the identity of the general and limited partners of Worldspan, L.P. pursuant to filing requirements applicable to limited partnerships

13.   Consent pursuant to the License Agreement, dated September 8, 1992, between Computer Associates International, Inc. and Worldspan, L.P., as amended (including all addenda and order forms thereto)

14.   Consent pursuant to the Contract, dated June 12, 2001, between Worldspan, L.P. and Koninklijke Luchtvaart Maatschappij N.V. (KLM) with respect to Development, Support and Hosting of Electronic Ticket Database, as amended

15.   Consent pursuant to Tandem Computers Credit Corporation Lease Agreement (No. 9545222), dated August 31, 1993, between Tandem Computers Credit Corporation and Worldspan, L.P., as amended (including all schedules, order forms and addenda thereto), as novated by Tandem Credit to Compaq Financial Services Corporation as of December 27, 2000

16.   Letter from Orbitz, LLC dated as of June 24, 2003, acknowledging that Orbitz, LLC does not have the right to terminate the Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, between Orbitz, LLC and Worldspan, L.P., as amended, pursuant to Section 7.5 thereof as a result of, and that Section 7.5 thereof will not apply to, the sale and purchase of the Partnership Interests (as defined in the Acquisition Agreement)

S-4.4

1

17.   Consent pursuant to Office Lease Agreement, dated December 6, 1995, between 300 Galleria Parkway Associates and Worldspan, L.P., (Atlanta Galleria - Office Tower No. 300, Suite 2100)

18.   Consent pursuant to Office Lease Agreement, dated December 12, 1995, between YCP Galleria L.P. and Worldspan, L.P., (Atlanta Galleria - Office Tower No. 100)

None of the consents listed above which are to be obtained promptly post-closing are material to the ongoing operations of the Loan Parties.

2

SCHEDULE 4.9(b)

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

S-4.9(b)

1

WORLDSPAN, LP

U.S. Trademark Program

ALPHA BY MARK (ACTIVE ONLY)

DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASSES	STATUS
22885	CAR SELECT	Ser Fld Reg Iss	74/516,307 04-25-1994 1,990,503 07-30-1996	Class 039 = Computerized car rental reservation services.	Renewal due between 07-30-2005/2006

21284	COMMERCIAL WORLD	Ser Fld Reg Iss	74/397,871 06-04-1993 1,857,940 10-11-1994	Class 039 = Providing access to computer database in the field of transportation reservation services for use by travel agencies.	Renewal due between 10-11-2003/2004

25914	DATES & DESTINATIONS	Ser Fld Reg Iss	75/348,541 08-28-1997 2,278,546 09-14-1999	Class 039 = Transportation reservation services.	5-year use due between 09-14-2004/2005

21134	DESIGN (GLOBE)	Ser Fld Reg Iss	74/398,846 06-07-1993 1,828,591 03-29-1994	Class 039 = Providing travel information to travel agencies.	Renewal due between 03-29-2003/2004

26458	DESIGN (SWISH)	Ser Fld Reg Iss	75/489,511 05-22-1998 2,344,179 04-18-2000	Class 039 = Providing information in the field of transportation reservations by means of a global computer network.	5-year use due between 04-18-2005/2006

33372	ENGINUITY	Ser Fld Reg Iss	76/511,798 04-17-2003	Class 039 = A booking engine used in the travel field.	Pending

30780	E-NOUGH SAID	Ser Fld Reg Iss		Class	DOCKETED BUT NOT FILED

2

33077	FAREAWARE	Ser Fld Reg Iss	76/461,027 10-24-2002	Class 039 = Travel information services; namely, comparing current transportation fares with historical fares to determine the lowest fare for given destinations.	Office Action due 10-30-2003

23150	FASTCLIP	Ser Fld Reg Iss	74/556,498 08-02-1994 1,924,274 10-03-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	Renewal due between 10-03-2004/2005

23152	FASTMAIL	Ser Fld Reg Iss	74/556,493 08-02-1994 1,924,272 10-03-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies in transmitting information.	Renewal due between 10-03-2004/2005

25186	MONEY $AVER	Ser Fld Reg Iss	73/486,393 06-21-1984 1,399,066 06-24-1986	Class 039 = Providing comparison airline fare displays via computer terminals.	Renewal due between 06-24-2005/2006

25187	PARS	Ser Fld Reg Iss	73/620,109 09-15-1986 1,513,072 11-15-1988	Class 039 = Computerized travel reservation services for travel agencies. Class 042 = Leasing access time to a computer data base in the field of airline and travel information.	Renewal due between 11-15-2007/2008

31853	PLANIT BY WORLDSPAN	Ser Fld Reg Iss	76/317,109 09-24-2001	Class 041 = Providing information through television to consumers for use in planning and buying travel.	Allow to ABANDON per RDH letter to client 11-14-2002

23242	POWER PRICING	Ser Fld Reg Iss	74/583,593 10-07-1994 1,962,894 03-19-1996	Class 042 = Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a booked itinerary.	Renewal due between 03-19-2005/2006

23870	POWER QUOTE	Ser Fld Reg Iss	75/037,003 12-26-1995 2,086,980 08-12-1997	Class 042 = Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a proposed itinerary.	5-year use due between 08-12-2002/2003

24890	POWER SHOPPER	Ser Fld Reg Iss	75/130,183 07-05-1996 2,115,536 11-25-1997	Class 042 = Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fares for a proposed domestic and/or international itinerary.	5-year use due between 11-25-2002/2003

3

23872	SCRIPTPRO	Ser Fld Reg Iss	75/022,125 11-20-1995 2,004,517 10-01-1996	Class 042 = Providing access to a computer data base in the area of travel reservations and information, for use by travel agencies.	Renewal due between 10-01-2005/2006

22882	SECURATE	Ser Fld Reg Iss	74/497,735 03-07-1994 1,947,439 01-09-1996	Class 042 = Providing access to a computerized database in the field of transportation reservation services for use by travel agencies.	Renewal due between 01-09-2005/2006

22788	TECHXCHANGE	Ser Fld Reg Iss	74/496,166 03-03-1994 1,955,617 02-13-1996	Class 035 = Promoting the transportation reservation software and services of others through an on-line computer system directed to travel agents and travel agencies.	Renewal due between 02-13-2005/2006

22952	TRANSPORTATION SOLUTIONS	Ser Fld Reg Iss	74/521,755 05-02-1994 2,024,721 12-17-1996	Class 042 = Computer consulting services rendered to the airline travel industry.	CANCELLED 06-18-2003

24305	TRAVELATITUDES	Ser Fld Reg Iss	75/543,243 08-27-1998 2,305,781 01-04-2000	Class 039 = Computerized travel reservation services rendered through a global computer network.	5-year use due between 01-04-2005/2006

34053	TRAVEL ALLY	Ser Fld Reg Iss		Class 039 = Providing a computer database for use by others in the field of transportation reservation and information services and information management by means of a global computer network.	DOCKETED BUT NOT FILED

32649	TRAVEL BUTTON	Ser Fld Reg Iss	76/407,527 05-13-2002 2,700,078 03-25-2003	CLASS 039: Providing a computer database for use by others in the field of transportation reservation and information services by means of a global computer network.	5 year use due between 03-25-2008/2009

21126	WORLD DIAL LINK	Ser Fld Reg Iss	74/100544 09-26-1990 1,766,333 04-20-1993	Class 042 = Providing access to a computer data base in the field of transportation reservation services for use by travel agencies.	Allow to EXPIRE per client e-mail instructions of 06-27-2002

21155	WORLD LEDGER	Ser Fld Reg Iss	74/108,348 10-23-1990 1,780,501 07-06-1993	Class 035 = Accounting services for travel agencies.	Renewal due between 07-06-2002/2003

4

21083	WORLD STP	Ser Fld Reg Iss	74/398,845 06-07-1993 1,972,088 05-07-1996	Class 042 = Providing access to a computer database in the field of transportation reservation services for use by travel agencies.	Renewal due between 05-07-2005/2006

23449	WORLDSCHOLAR	Ser Fld Reg Iss	74/626,117 01-26-1995 1,976,112 05-28-1996	Class 009 = Software, namely interactive multimedia tutorials for travel agents.	Renewal due between 05-28-2005/2006

20584	WORLDSPAN	Ser Fld Reg Iss	73/838,498 11-13-1989 1,608,514 07-31-1990	Class 039 = Travel reservation services.	Renewal due between 07-31-2009/2010

22523	WORLDSPAN AIRLINE SOURCE	Ser Fld Reg Iss	74/409,262 07-06-1993 1,874,327 01-17-1995	Class 042 = Computer services; namely, providing access time to a computer database in the field of airline reservations for use by travel agents.	Renewal due between 01-17-2004/2005

25913	WORLDSPAN AND DESIGN	Ser Fld Reg Iss	75/346,065 08-22-1997 2,189,417 09-15-1998	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	5-year use due between 09-15-2003/2004

21744	WORLDSPAN CAR SOURCE	Ser Fld Reg Iss	74/264,777 04-13-1992 1,785,867 08-03-1993	Class 039 = Computerized travel reservation services.	Renewal due between 08-03-2002/2003

22595	WORLDSPAN CONNECTION	Ser Fld Reg Iss	74/422,002 08-09-1993 1,877,036 01-31-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	Renewal due between 01-31-2004/2005

25647	WORLDSPAN CORPORATE FLEET	Ser Fld Reg Iss	75/277,795 04-21-1997 2,209,715 12-08-1998	Class 039 = Computerized travel reservation services.	5-year use due between 12-08-2003/2004

21743	WORLDSPAN CRUISE LINE SOURCE	Ser Fld Reg Iss	74/264,796 04-13-1992 1,812,424 12-21-1993	Class 039 = Computerized travel reservation services.	Renewal due between 12-21-2002/2003

5

31784	WORLDSPAN E-PRICING	Ser Fld Reg Iss	76/283,791 07-13-2001	Class 039 = Providing access time to a computer database in the travel industry for the purpose of obtaining multiple fare and route options to a booked itinerary.	Pending

23153	WORLDSPAN FASTTRACK	Ser Fld Reg Iss	74/556,494 08-02-1994 1,917,011 09-05-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies in transmitting information by electronic media.	Renewal due between 09-05-2004/2005

26271	WORLDSPAN GO!	Ser Fld Reg Iss	75/435,794 02-17-1998 2,275,654 09-07-1999	Class 042 = Providing a computer database in the field of transportation reservation and information services for use by travel agencies, via a global computer information network.	5-year use due between 09-07-2004/2005

25912	WORLDSPAN GROUP ARCHITECT	Ser Fld Reg Iss	75/346,058 08-22-1997 2,211,909 12-15-1998	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	5-year use due between 12-15-2003/2004

21742	WORLDSPAN HOTEL SOURCE	Ser Fld Reg Iss	74/264,828 04-13-1992 1,784,474 07-27-1993	Class 039 = Computerized travel reservation services.	Renewal due between 07-27-2012/2013

22596	WORLDSPAN HOTEL SELECT	Ser Fld Reg Iss	74/422,004 08-09-1993 1,877,037 01-31-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	Renewal due between 01-31-2004/2005

21157	WORLDSPAN LAN	Ser Fld Reg Iss	74/124,335 12-17-1990 1,825,507 03-08-1994	Class 039 = Providing a computer database for use by travel agencies in providing travel information.	Renewal due between 03-08-2003/2004

30624	WORLDSPAN ON THE WEB (WOW)	Ser Fld Reg Iss	76/426,556 07-01-2002 2,717,391 05-20-2003	CLASS 039: Providing a computer database for use by others in the field of transportation reservation and information services and information management by means of a global computer network.	5 year use due between 05-20-2008/2009

21125	WORLDSPAN PLUS	Ser Fld Reg Iss	74/100,545 11-26-1991 1,776,049 06-08-1993	Class 039 = Travel reservation services.	Allow to EXPIRE per client e-mail instructions of 06-25-2002

6

33017	WORLDSPAN RAPID REPRICE	Ser Fld Reg Iss	76/458,064 10-15-2002	Class 039 = Recalculating Transportation Fares to Assist Transportation Organizations and Travel Agencies to Improve Customer Service and Maximize Revenue	Office Action due 10-14-2003

23087	WORLDSPAN REMOTELINK	Ser Fld Reg Iss	74/550,034 07-15-1994 1,915,686 08-29-1995	Class 042 = Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies.	Renewal due between 08-29-2004/2005

31783	WORLDSPAN REPORT MANAGER	Ser Fld Reg Iss	76/283,790 07-13-2001	Class 039 = Providing information in the field of transportation reservation and providing transportation reservation services by means of a global computer network.	Pending

27692	WORLDSPAN TICKET MANAGER	Ser Fld Reg Iss	75/891,380 01-07-2000 05-07-2002 2,568,109	Class 039 = Ticket fulfillment services provided online in the transportation field.	5 year use due between 05-07-2007/2008

21675	WORLDSPAN TOUR SOURCE	Ser Fld Reg Iss	74/264,795 04-13-1992 1,785,868 08-03-1993	Class 039= Computerized travel reservation services.	Renewal due between 08-03-2002/2003

30586	WORLDSPAN TRAVEL BUTTON	Ser Fld Reg Iss	76/095,417 07-25-2000 2,654,838 11-26-2002	Class 039 = Providing a computer database for use by others in the field of transportation reservation and information services by means of a global computer network.	5 year use due between 05-07-2007/2008

21082	WORLDSPAN TRAVEL SHOPPER	Ser Fld Reg Iss	74/098,914 09-19-1990 1,760,787 03-23-1993	Class 039 = Travel reservation services.	Allow to EXPIRE per client e-mail instructions of 06-27-2002

26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	75/530,673 08-04-1998 2,305,708 01-04-2000	Class 039 = Providing information in the field of transportation reservations and providing transportation reservation services by means of a global computer network.	5-year use due between 01-04-2005/2006

25621	WORLDSPAN WIRED	Ser Fld Reg Iss	75/297,569 05-23-1997 2,268,116 08-10-1999	Class 039 = Computerized travel reservation services.	5-year use due between 08-10-2004/2005

7

27294	WORLDSPAN WORLD FILES	Ser Fld Reg Iss	75/710,815 05-20-1999 2,343,421 04-18-2000

Class 039 = Providing an on-line electronic database on global computer networks in the field of transportation reservations; providing transportation reservation services by means of a global computer network.

5-year use due between 04-18-2005/2006

26077	WORLDSPAN WORLDGROUP	Ser Fld Reg Iss	75/545,672 08-31-1998 2,291,133 11-09-1999	Class 039 = Providing information in the field of transportation reservations and providing transportation reservation services by means of a global computer network.	5-year use due between 11-09-2004/2005

26869	WORLDSPAN WORLDPOINT	Ser Fld Reg Iss	75/579,758 10-30-1998 2,311,280 01-25-2000	Class 042 = Providing an on-line electronic database on global computer networks in the fields of locating hotels, geographic information, and map images.	5-year use due between 01-25-2005/2006

WORLDSPAN, L.P.

10th Floor

300 Galleria Parkway, N.W.

Atlanta, Georgia 30339

8

WORLDSPAN, LP

Foreign Trademark Program - by Country

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
21134 EUROPEAN COMMUNITY	DESIGN (GLOBE)	Ser Fld Reg Iss	1002468 11-23-1998 1002468 02-18-2000	Providing access to a computer database in the field of transportation reservation and information services, in International Class 042.	Renewal due 11-23-2008

20584 EUROPEAN COMMUNITY	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	751107 02-10-1998 751107 07-13-1999	Travel reservation services in International Class 039	Renewal due 02-10-2008

21126 EUROPEAN COMMUNITY	WORLDSPAN WORLD DIAL LINK	Ser Fld Reg Iss	674564 10-31-1997 674564 05-10-1999

Travel reservation services in International Class 039.
Providing access to a computer database in the field of transportation reservation services for use by travel agencies in International class 042.

Renewal due 10-31-2007

21743 EUROPEAN COMMUNITY	WORLDSPAN CRUISE LINE SOURCE	Ser Fld Reg Iss	674598 10-31-1997 674598 05-18-1999	Computerized travel reservation services in International Class 039	Renewal due 10-31-2007

21284 EUROPEAN COMMUNITY	WORLDSPAN COMMERCIAL WORLD	Ser Fld Reg Iss	674630 10-31-1997 674630 09-27-1999

Providing access to a computer data base in the field of transportation reservation services for use by travel agencies in International Class 039.
Providing access to a computer data base in the field of transportation reservation services for use by travel agencies in International Class 042.

Renewal due 10-31-2007

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
23242 EUROPEAN COMMUNITY	WORLDSPAN POWER PRICING	Ser Fld Reg Iss	674648 10-31-1997 674648 05-10-1999

Travel reservation services in International Class 039.  Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a booked itinerary in International Class 042

Renewal due 10-31-2007

23870 EUROPEAN COMMUNITY	WORLDSPAN POWER QUOTE	Ser Fld Reg Iss	674697 10-31-1997 674697 05-18-1999

Travel reservation services in International class 039.  Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a proposed itinerary in International Class 042.

Renewal due 10-31-2007

22882 EUROPEAN COMMUNITY	WORLDSPAN SECURATE	Ser Fld Reg Iss	674515 10-31-1997 674515 05-18-1999

Travel reservation services in International Class 039.  Providing access time to a computer database in the field of transportation reservation services for use by travel agencies, in International Class 042.

Renewal due 10-31-2007

21083 EUROPEAN COMMUNITY	WORLDSPAN WORLD STP	Ser Fld Reg Iss	674663 10-31-1997 674663 05-18-1999

Travel reservation services in International Class 039.  Providing access to a computer database in the field of transportation reservation services for use by travel agencies in International Class 042

Renewal due 10-31-2007

2

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
26078 EUROPEAN COMMUNITY	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	674770 10-31-1997 674770 05-18-1999

Travel reservation services in International Class 039.  Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.

Renewal due 10-31-2007

26536 EUROPEAN COMMUNITY	WORLDSPAN WAVE	Ser Fld Reg Iss	811158 04-20-1998 81158 01-20-2000

Transportation reservation and information services in International Class 039;  Providing access to computer databases, such access being provided by means of a global computer information network in International Class 042

Renewal Due 04-20-2008

25621 EUROPEAN COMMUNITY	WORLDSPAN WIRED	Ser Fld Reg Iss	619403 08-21-1997 619403 04-16-1999	Computerized travel reservation services in International Class 039.	Renewal due 08-21-2007

26077 EUROPEAN COMMUNITY	WORLDSPAN WORLDGROUP	Ser Fld Reg Iss	674739 10-31-1997 674739 05-18-1999

Travel reservation services in International Class 039.  Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies in processing requests for travel information and travel bookings in International Class 042.

Renewal due 10-31-2007

27270 EUROPEAN COMMUNITY	WORLDSPAN AND DESIGN (GLOBE AND DESIGN)	Ser Fld Reg Iss	1175223 05-17-1999 1175223 01-02-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042	Renewal due 05-17-2009 DO NOT RENEW

3

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
20584 ANDORRA	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	11796 11-26-1998 11796 11-26-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 11-26-2008

26536 ANDORRA	WORLDSPAN WAVE	Ser Fld Reg Iss	11797 11-26-1998 11797 11-26-1998	Providing access to computer databases, such access being provided by means of a global computer information network in International Class 042	Renewal due 11-26-2008

ARGENTINA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	2.288.429 05-26-2000	Travel reservations services in Class 39	PENDING

ARGENTINA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	2.288.429 05-26-2000	Travel reservations services in Class 39	PENDING

ARGENTINA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	2.288.431 05-26-2000	Travel reservations services in Class 39	PENDING

ARUBA 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	IM-000106.14 01-06-2000 20338 02-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-06-2010

4

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
ARUBA 26458	DESIGN (SWISH)	Ser Fld Reg Iss	IM-000106.13 01-06-2000 20337 02-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-06-2010

ARUBA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	IM-000106.12 01-06-2000 20336 2-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-06-2010

ARUBA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	IM-000106.15 01-06-2000 20339 2-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-06-2010

ARUBA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	IM-000106.16 01-06-2000 20340 2-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-06-2010

AUSTRALIA 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	758765 04-02-1998 758765 11-16-1998

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 042.

Renewal due 04-02-2008 DO NOT RENEW

AUSTRALIA 21675	TOUR SOURCE	Ser Fld Reg Iss	609458 08-18-1993 A609458 08-18-1993	Travel arrangement services; travel reservation services including computerized travel reservation services in International Class 039	Renewal due 08-18-2010

5

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
AUSTRALIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	758766 04-02-1998 758766 11-16-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-02-2008

AUSTRALIA 27270	WORLDSPAN & DESIGN (SWISH)	Ser Fld Reg Iss	793851 05-12-1999 793851 05-12-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 05-12-2009

AUSTRALIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	763420 05-29-1998 763420 01-15-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 042

Renewal due 05-29-2008

AUSTRALIA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	741501 08-15-1997 A741501 8-15-1997	Computerized travel reservation services in International Class 039.	Renewal due 08-15-2007

BAHAMAS 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	21269 12-20-1998 21269 01-28-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal due 12-20-2012 DO NOT RENEW

BAHAMAS 26458	DESIGN (SWISH)	Ser Fld Reg Iss	21270 12-20-1998 21270 01-28-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal due 12-30-2012 DO NOT RENEW

6

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
BAHAMAS 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	21,268 12-30-1998 21268 01-28-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal due 12-30-2012

BAHRAIN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	370/99 03-06-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	PENDING

BANGLADESH 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	58273/98 12-14-1998	Printed matter, brochures and stationery relating to transportation reservation and information services in International Class 016.	PENDING

BELIZE 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	8856 02-10-1997 8856 03-30-2001	Class 039	Renewal due 02-10-2007

BELIZE 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	N/A 03-10-1997 ADD 451 11-11-2000	Class 039	Renewal due 03-10-2007

BELIZE 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	N/A 03-10-1997 ADD 452 11-11-2000	Class 039	Renewal due 03-10-2007

BERMUDA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	30345 12-11-1998 30345 12-11-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-11-2005

7

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
BOLIVIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	02831 03-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

BOLIVIA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	02827 03-08-2000 89673 04-07-2003	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal due 04-07-2013

BOLIVIA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	02828 03-08-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

BOSNIA AND HERZEGOVINA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	BAZ983282A 12-02-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

BRAZIL 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	822463440 02-17-2000	Travel reservation services in International Class 039	PENDING

BRAZIL 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	822463474 02-17-2000	Travel reservation services in International Class 039	PENDING

8

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
BRAZIL 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	822463482 02-17-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

CANADA 24900	CAR SELECT	Ser Fld Reg Iss	753,058 04-25-1994 TMA481,626 08-26-1997	Computerized travel reservation services	Renewal due 08-26-2012

CANADA 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	674981 01-24-1991 TMA427398 05-20-1994	Travel agency information services	Renewal due 05-20-2009 DO NOT RENEW

CANADA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	650,372 02-08-1990 TMA392,001 12-20-1991	Travel reservation services	Renewal due 12-20-2006

CANADA 33304	WORLDSPAN AND DESIGN	Ser Fld Reg Iss	1173618 04-02-2003	Travel reservation services	PENDING

CANADA 26271	WORLDSPAN GO!	Ser Fld Reg Iss	885,993 07-30-1998 535,505 10-24-2000

Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies, such access being provided by means of a global computer information network.

Renewal due 10-24-2015

9

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
CANADA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	1,007,352 03-04-1999 564491 07-09-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 07-09-2017

CANADA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	857,440 10-30-1997 526262 03-31-2000	Computerized travel reservation services in International Class 039.	Renewal due 03-31-2015

CHILE 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	493,478 07-14-2000 623859 03-05-2002	Travel reservations services in Class 39	Renewal due 03-05-2012

CHILE 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	493,471 07-14-2000 583.532 11-27-2000	Travel reservations services in Class 39	Renewal due 11-27-2010

CHILE 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	493,477 07-14-2000 584.428 12-05-2000	Travel reservations services in Class 39	Renewal due 12-05-2010

CHINA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	9800078038 07-13-1998 1339820 11-27-199	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal Due 11-27-2009

10

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
CHINA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	9900157837 12-27-1999 1587615 06-14-2001	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 039	Renewal due 06-14-2011

CHINA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	1555984 12-24-1999 1555984 04-14-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-14-2011

CHINA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	99–157838 12-27-1999 15187649 06-14-2001	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 039	Renewal due 06-14-2011

COLOMBIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	01.019.765 03-12-2001	Travel reservations services in Class 39	PENDING

COLOMBIA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	01.019.767 03-12-2001 243929 11-01-2001	Travel reservations services in Class 39	Renewal due 11-01-2011

COLOMBIA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	01.019.769 03-12-2001 243930 11-01-2001	Travel reservations services in Class 39	Renewal due 11-01-2011

11

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
COSTA RICA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	2001-8442 11-08-2001 133619 05-17-2002	Travel reservations services in Class 39	Renewal due 05-17-2012

COSTA RICA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	2001-8443 11-08-2001 133618 05-17-2002	Travel reservations services in Class 39	Renewal due 05-17-2012

COSTA RICA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	2001-8444 11-08-2001 133620 05-17-2002	Travel reservations services in Class 39	Renewal due 05-17-2012

CZECH REPUBLIC 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	137903 11-23-1998 222410 01-24-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 11-23-2008 DO NOT RENEW

CZECH REPUBLIC 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	137905 11-23-1998 223 382 03-23-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal Due 11-23-2008

CZECH REPUBLIC 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	137873 11-20-1998 227 228 10-19-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 11-20-2008

12

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
CZECH REPUBLIC 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	140079 02-12-1999 222 539 03-23-2000	Computerized travel reservation services in International Class 039.	Renewal Due 12-02-2009

DOMINICAN REPUBLIC 26458	DESIGN (SWISH)	Ser Fld Reg Iss	001-0196765-1 02-28-1999 102668 02-28-1999	Computerized travel reservation services in Local Class 70	Renewal due 02-28-2009 DO NOT RENEW

DOMINICAN REPUBLIC 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	01-17-1999 102882 03-15-1999	Recorded computer programs relating to transportation reservation and information services in International Class 009.	Renewal due 03-15-2009

DOMINICAN REPUBLIC 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	12071 02-29-2000 112680 05-15-2000	Travel reservations services in Class 39	Renewal due 05-15-2010

DOMINICAN REPUBLIC 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	12072 02-29-2000 112682 05-15-2000	Travel reservations services in Class 39	Renewal due 05-15-2010

ECUADOR 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	101047-99 12-23-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

13

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
ECUADOR 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	101045-99 12-23-1999 I-2389-00 10-31-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 10-31-2010

ECUADOR 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	101046-99 12-23-1999 I-2390-00 10-31-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 10-31-2010

EGYPT 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	76440 02-13-1990 76440 02-13-1990	Transportation and storage in International Class 039	Renewal due 02-12-2010

EGYPT 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	121301 02-14-1999 121301 05-08-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-14-2009

EGYPT 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	119521 11-21-1998 119521 11-13-2001

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 11-21-2008

EGYPT 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	121300 02-14-1999 121300 05-08-2002	Computerized travel reservation services in International Class 039.	Renewal due 02-14-2009

14

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
EL SALVADOR 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	E-4155-00 06-08-2000 59 Book 138 08-30-2001	Travel reservations services in Class 39	Renewal due 08-30-2011

EL SALVADOR 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	E-4157-00 06-08-2000 21 Book 137 08-17-2001	Travel reservations services in Class 39	Renewal due 08-17-2011

EL SALVADOR 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	E-4156-00 06-08-2000 28 Book 137 08-17-2001	Travel reservations services in Class 39	Renewal due 08-17-2011

ESTONIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	98-02745 11-20-1998 31455 06-29-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal Due 06-29-2010

ESTONIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98-02742 11-20-1998 31715 07-26-2000	Providing access to a computer database in the field of transportation reservation and information services by means of a global computer information network in International Class 042.	Renewal Due 07-26-2010

GUATEMALA 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	1895-99 03-10-1999 106,820 09-27-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 09-27-2010 DO NOT RENEW

15

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
GUATEMALA 26458	DESIGN (SWISH)	Ser Fld Reg Iss	1896-99 03-10-1999 110305 03-12-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-11-2011 DO NOT RENEW

GUATEMALA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	1894-99 03-10-1999 106819 09-27-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 09-27-2010

GUATEMALA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	2000-1472 02-11-2000 109,751 02-20-2001	Travel reservations services in Class 39	Renewal due 02-20-2011

GUATEMALA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	2000-1473 02-11-2000 109,752 02-20-2001	Travel reservations services in Class 39	Renewal due 02-20-2011

HONDURAS 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	9324/2000 06-28-2000	Travel reservations services in Class 39	PENDING

HONDURAS 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	0923/2000 06-28-2000	Travel reservations services in Class 39	PENDING Published for opposition 09-19-2000

16

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
HONDURAS 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	9322/2000 06-28-2000	Travel reservations services in Class 39	PENDING

HONG KONG 21134	DESIGN (GLOBE	Ser Fld Reg Iss	98/05011 04-20-1998 7692/1999 06-16-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal due 04-20-2005 DO NOT RENEW

HONG KONG 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	98 05000 04-20-1998 13288/1999 10-29-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 039.	Renewal Due 04-20-2005

HUNGARY 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	M9901004 03-03-1999 158884 03-03-1999	Computerized travel reservation services in International Class 039	Renewal due 03-03-2009 DO NOT RENEW

HUNGARY 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	M9403103 08-16-1994 144567 05-14-1997	Computerized travel reservation services in International Class 039	Renewal due 08-16-2004

HUNGARY 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	M99-01339 03-22-1999 160581 04-17-2000	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal Due 03-22-2009

17

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
HUNGARY 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	99 00039 01-06-1999 161 430 08-07-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 01-06-2009

HUNGARY 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	M99-01338 03-22-1999 160,726 05-02-2000	Computerized travel reservation services in International Class 039.	Renewal Due 03-22-2009

INDIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	849455 04-05-1999	Printed matter, brochures and stationer relating to transportation reservation and information services in International Class 016.	PENDING

INDONESIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	J98 22056 12-24-1998 450307 07-14-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-24-2008

IRELAND 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	91/1657 04-05-1991 152521 04-05-1991	Brochures, tickets, printed schedules and printed materials relating to travel agency services in International Class 16	Renewal due 04-05-2008 DO NOT RENEW

IRELAND 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	764/90 02-09-1990 138503 02-09-1990	Recorded computer programs in International Class 039	Renewal due 02-09-2007

18

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
ISRAEL 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	7900 02-18-1991 T/79000 02-18-1991	Travel reservation services in International Class 039	Renewal due 02-18-2012

ISRAEL 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	75331 02-12-1990 T/75331 02-12-1991	Travel reservation services in International Class 039	Renewal due 02-12-2011

ISRAEL 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	125746 02-14-1999 125746 04-06-2000	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-14-2006

ISRAEL 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	124680 12-21-1998 124680 02-07-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-21-2005

ISRAEL 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	125745 02-14-1999 125745 02-07-2000	Computerized travel reservation services in International Class 039.	Renewal due 02-14-2006

JAPAN	DESIGN (GLOBE)	Ser Fld Reg Iss	41542/98 05-20-1998 4300824 07-13-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 07-13-2009 DO NOT RENEW

19

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
JAPAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	041543/98 05-20-1998 429043 07-02-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 07-02-2009

JAPAN 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	037994/99 04-30-1999 4542545 02-08-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-08-2012

JAPAN 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	010374/99 02-10-1999 4383872 05-19-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 05-19-2010

JAPAN 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	037993/99 April 30, 1999 4414965 09-08-2000	Computerized travel reservation services in International Class 039.	Renewal due 09-08-2010

JORDAN 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	51229 07-26-1998 51229 07-26-1999	Printed matter, brochures and stationery relating to transportation reservation and information services in International Class 016.	Renewal due 07-26-2005 DO NOT RENEW

JORDAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	50544 07-26-1998 50544 10-29-1999	Printed matter, brochures and stationery relating to transportation reservation and information services in International Class 016.	Renewal due 07-26-2005

20

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
KAZAKHSTAN 21134	DESIGN (GLOBE	Ser Fld Reg Iss	13109 12-21-1998 10104 02-18-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-21-2008 DO NOT RENEW

KAZAKHSTAN 26458	DESIGN (SWISH)	Ser Fld Reg Iss	13112 12-21-1998 10107 02-18-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-21-2008 DO NOT RENEW

KAZAKHSTAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	13110 12-21-1998 10105 02-18-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-21-2008

KENYA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	SMA/1721 06-07-1999 SMA/1721 04-09-2002	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 06-07-2006

KENYA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	SMA/1725 06-07-1999 SMA/1725 04-09-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042	Renewal due 06-07-2006

KENYA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	SMA/1724 06-07-1999 SMA/1724 04-09-2002

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 06-07-2006

21

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
KENYA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	SMA/1726 06-07-1999 SMA/1726 04-09-2002	Computerized travel reservation services in International Class 039.	Renewal due 06-07-2006

KOREA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	98-3667 05-05-1998 055409 06-28-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 06-28-2009

KOREA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	99-1605 02-18-1999 59168 01-24-2000	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 01-24-2010

KOREA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98-10937 12-28-1998 060626 04-18-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal Due 04-18-2010

KOREA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	99-1604 02-18-1999 059167 01-24-2000	Computerized travel reservation services in International Class 039.	Renewal due 01-24-2010

22

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
KUWAIT 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	42584 03-08-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

LATVIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	M-98-2925 12-23-1998 M45421 02-20-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-23-2008

LATVIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	M-98-2928 12-23-1998

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

PENDING

LEBANON 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	96-01-0150332 08-24-1998 76839 08-24-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 08-24-2013 DO NOT RENEW

LEBANON 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	08-24-1998 76838 08-24-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 08-24-2013

LIECHTENSTEIN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	11038 01-20-1999 11038 04-27-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-20-2009

23

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
LITHUANIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	98-4016 12-22-1998 39405 08-17-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-22-2008

LITHUANIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98-4017 12-22-1998 M45230 01-20-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-22-2008

MADAGASCAR 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	99/0166 04-30-1999 03367 04-12-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-30-2009 DO NOT RENEW

MADAGASCAR 26458	DESIGN (SWISH)	Ser Fld Reg Iss	99/0165 04-30-1999 03366 04-12-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-30-2009 DO NOT RENEW

MADAGASCAR 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	99/0164 04-30-1999 03365 04-12-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-30-2009

24

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
MALTA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	23615 04-30-1999

Computer software for business, computerized travel reservation, information systems, business management, bookkeeping, database, auditing and accounting applications, education, pre-recorded video tapes, audio tapes, and other optical and magnetic media, scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision) life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus produced by them and/or of their trade in International Class 009.

Renewal due 11-22-2008

MALTA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	29612 12-24-1998 29612 12-24-1998

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-24-2008

MEXICO 21284	COMMERCIAL WORLD	Ser Fld Reg Iss	211,418 09-08-1994 478,505 11-03-1994	Providing access to computer database in the field of transportation reservation services for use by travel agencies in International Class 039	Renewal due 09-08-2004

25

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
MEXICO 26458	DESIGN (SWISH)	Ser Fld Reg Iss	359329 01-06-1999 6091046 04-20-1999	Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a booked itinerary in International Class 042	Renewal due 01-06-2009 DO NOT RENEW

MEXICO 23242	POWER PRICING	Ser Fld Reg Iss	355225 11-24-1998 599816 01-29-1999	Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fare and route options to a booked itinerary in International Class 042	Renewal due 11-24-2008

MEXICO 24890	POWER SHOPPER	Ser Fld Reg Iss	355225 11-24-1998 355225 01-29-1999	Providing access time to a computer database to the travel industry for the purpose of obtaining multiple fares for a proposed domestic and/or international itinerary in International Class 042.	Renewal due 11-24-2008

MEXICO 21126	WORLD DIAL LINK	Ser Fld Reg Iss	211,419 09-08-1994 506942 10-16-1995	Providing access to computer database in the field of transportation reservation services for use by travel agents in International Class 039.	Renewal due 09-08-2004

MEXICO 21083	WORLD STP	Ser Fld Reg Iss	355224 11-24-1998 599814 01-29-1999	Providing access to a computer database in the field of transportation reservation services for use by travel agencies in International Class 042	Renewal due 11-24-2008

MEXICO 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	81,500 02-18-1990 389,828 01-31-1991	Computerized travel reservation service in International Class 039	Renewal due 02-20-2005

26

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
MEXICO 26271	WORLDSPAN GO!	Ser Fld Reg Iss	346680 09-09-1998 595148 11/30/98

Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies, such access being provided by means of a global computer information network in International Class 039.

Renewal due 09-09-2008

MEXICO 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	355220 11-24-1998 355220 02-25-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 11-24-2008

MEXICO 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	366696 03-09-1999 609155 04-20-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 03-09-2009

MEXICO 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	318145 12-18-1997 571542 02-27-1998	Computerized travel reservation services in International Class 039.	Renewal due 12-18-2007

NEW ZEALAND 21675	TOUR SOURCE	Ser Fld Reg Iss	229384 08-16-1993 229384 10-03-1996	Computerized travel reservation services in International Class 039	Renewal due 08-16-2010

NEW ZEALAND 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	303116 12-21-1998 303116 03-29-1999	Providing of access to a computer database in the field of transportation reservation and information services relating to travel in International Class 042.	Renewal due 12-21-2005

27

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
NICARAGUA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	2000/03084 06-28-2000	Travel reservations services in Class 39	PENDING

NICARAGUA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	2000/03086 06-28-2000 48976 05-21-2001	Travel reservations services in Class 39	Renewal due 05-20-2011

NICARAGUA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	2000/03085 06-28-2000 48975 05-22-2001	Travel reservations services in Class 39	Renewal due 05-21-2011

NIGERIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	TP.38954 01-25-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

NIGERIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	TP.38953 01-25-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

PENDING

NORWAY 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	90.0745 02-09-1990 148.332 01-02-1992	International Class 039	Renewal due 01-02-2012

28

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
NORWAY 27270	WORLDSPAN AND DESIGN (GLOBE AND SWISH)	Ser Fld Reg Iss	202018 08-18-1999 202018 03-16-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal Due 03-16-2010 DO NOT RENEW

NORWAY 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	199901513 02-15-1999 205971 12-08-2000	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 12-08-2010

NORWAY 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98.11907 12-22-1998 198490 07-16-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 07-16-2009

NORWAY 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	199901512 02-15-1999 198690 08-05-1999	Computerized travel reservation services in International Class 039.	Renewal due 08-05-2009

OMAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	19397 01-30-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

PAKISTAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	157319 08-25-1999	Printed matter, brochures and stationery relating to transportation reservation and information services in International Class 016.	PENDING

29

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
PANAMA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	107382 05-22-2000 107382 04-16-2001	Travel reservations services in Class 39	Renewal due 05-22-2010

PANAMA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	107380 05-22-2000 107380 04-16-2001	Travel reservations services in Class 39	Renewal due 05-22-2010

PANAMA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	107381 05-22-2000 107381 04-16-2001	Travel reservations services in Class 39	Renewal due 05-22-2010

PARAGUAY 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	24807-1999 03-23-1999 223453 03-24-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-24-2010 DO NOT RENEW

PARAGUAY 26458	DESIGN (SWISH)	Ser Fld Reg Iss	5427-1999 03-23-1999 222163 01-26-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-26-2010 DO NOT RENEW

PARAGUAY 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	5426-1999 03-23-1999 222011 01-19-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-19-2010

30

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
PARAGUAY 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	233588 02-21-2000 233588 03-23-2001	Travel reservations services in Class 39	Renewal due 03-23-2011

PERU 26458	DESIGN (SWISH)	Ser Fld Reg Iss	96791-1999 12-09-1999 21148 04-25-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 04-25-2010 DO NOT RENEW

PERU 23152	FASTMAIL	Ser Fld Reg Iss	97896-1999 12-23-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

PERU 23242	POWER PRICING	Ser Fld Reg Iss	20891 12-23-1999 20891 03-20-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-20-2010

PERU 24890	POWER SHOPPER	Ser Fld Reg Iss	20808 12-23-1999 20808 03-27-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-27-2010

PERU 22882	SECURATE AIR	Ser Fld Reg Iss	20807 12-23-1999 20807 03-27-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-27-2010

PERU 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	097202-1999 12-14-1999 25612 03-13-2001	Class 038	Renewal due 03-13-2011

31

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
PERU 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	96788-1999 12-14-1999 24945 11-30-2000	Class 039	Renewal due 11-30-2010

PERU 26271	WORLDSPAN GO	Ser Fld Reg Iss	097894-1999 12-14-1999 24948 03-19-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-19-2011

PERU 22882	WORLDSPAN NET	Ser Fld Reg Iss	20802 12-23-1999 20802 03-27-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 03-27-2010

PERU 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	096786 12-14-1999 24944 11-30-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 11-30-2010

PERU 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	096789 12-11-1999 24946 11-30-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 11-30-2010

PHILIPPINES 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	01008 02-12-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

32

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
POLAND 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	Z137 177 08-18-1994 92718 12-24-1996	Computerized travel reservation services in International Class 039	Renewal due 08-18-2004

PORTUGAL 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	261 881 02-09-1990 261 881 08-20-1992	International Class 039	Renewal due 08-20-2012

POLAND 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	Z-197 940 02-17-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	PENDING

POLAND 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	Z-195 995 12-23-1998 135395 04-16-2003

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-23-2008

POLAND 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	Z-197 941 02-17-1999	Computerized travel reservation services in International Class 039.	PENDING

PUERTO RICO 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	47662 08-26-1999 47662 08-26-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 08-26-2009 DO NOT RENEW

33

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
PUERTO RICO 26458	DESIGN (SWISH)	Ser Fld Reg Iss	47674 08-26-1999 47674 08-26-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 08-26-2009 DO NOT RENEW

PUERTO RICO 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	42,671 08-26-1999 42,671 08-26-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 08-26-2009

QATAR 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	20073 02-22-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

ROMANIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	39986 06-26-1996 47417 05-23-2003

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 06-26-2006

ROMANIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	53412 02-03-1999 37350 02-03-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 02-03-2009

RUSSIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	94033977 09-26-1994 137328 01-25-1996	Computerized travel reservation services in International Class 039	Renewal due 09-26-2004

34

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
RUSSIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98720048 12-22-1998 196861 11-22-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-22-2008

SAUDI ARABIA 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	03-05-1999 504/88 03-05-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 11-15-2008 DO NOT RENEW

SAUDI ARABIA 26458	DESIGN (SWISH)	Ser Fld Reg Iss	03-05-1999 504/67 03-05-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 11-15-2008 DO NOT RENEW

SAUDI ARABIA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	34144 05-22-1996 407/4 05-22-1996	Computerized travel reservation service in International Class 039	Renewal due 02-02-2006

SAUDI ARABIA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	48253 03-06-1999 504/65 10-25-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 11-15-2008

SAUDI ARABIA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	48254 03-06-1999 504/90 03-06-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 11-15-2008

35

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
SAUDI ARABIA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	48252 03-06-1999 555/54 03-06-1999	Computerized travel reservation services in International Class 039.	Renewal due 11-14-2008

SINGAPORE 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	S/12788/98 12-23-1998 T98/12788B 12-23-1998	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-23-2008

SLOVAK REPUBLIC 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	2979-98 11-24-1998 192,271 09-25-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042	Renewal due 11-24-2008

SLOVAK REPUBLIC 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	2977-98 11-24-1998 192,269 09-25-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 11-24-2008

SLOVAK REPUBLIC 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	2978-98 11-24-1998 192,270 09-25-2000

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 11-24-2008

SOUTH AFRICA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	98/23079 12-21-1998 98/23079 11-05-2002	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-21-2008

36

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
SOUTH AFRICA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	99/02287 02-12-1999 99/02287 09-09-2002	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-12-2009

SOUTH AFRICA 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	98/23078 12-21-1998 378/99 04-04-2002

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-21-2008

SOUTH AFRICA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	99/02286 02-12-1999 99/02286 11-05-2002	Computerized travel reservation services in International Class 039.	Renewal due 02-12-2009

SRI LANKA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	91081 02-14-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

SWEDEN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	90-01358 02-12-1990 230 060 02-07-1992	International Class 039	Renewal due 02-07-2012

SWITZERLAND 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	1294/1991/7 02-25-1991 388777 10-29-1991	International Classes 009, 016	Renewal due 10-29-2011 DO NOT RENEW

37

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
SWITZERLAND 26458	DESIGN (SWISH)	Ser Fld Reg Iss	10796/1998 12-29-1998 461393 12-29-1998	Computerized travel reservations services in International Class 042.	Renewal due 12-29-2008 DO NOT RENEW

SWITZERLAND 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	1113/1990.3 02-09-1990 382 487 02-09-1990	International Classes 009, 016	Renewal due 02-09-2010

SWITZERLAND 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	06600/2000 06-02-2000 478 891 01-04-2001	International Class 39	Renewal due 06-02-2010

SWITZERLAND 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	01266/1999 02-12-1999 462687 10-30-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-12-2009

SWITZERLAND 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	10795/1998 12-29-1998 461361 09-14-1999

Providing access to a computer database in the field of transportation reservation and information services, such access being provided by means of a global computer information network in International Class 039.

Renewal due 12-29-2008

SWITZERLAND 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	01265/1999 02-12-1999 462687 10-30-1999	Computerized travel reservation services in International Class 039.	Renewal due 02-12-2009

38

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
TAIWAN 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	8800426 01-30-1999 120843 02-01-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-31-2010 DO NOT RENEW

TAIWAN 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	88004124 01-30-1999 120842 02-01-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 02-01-2010

THAILAND 25913	WORLDSPAN AND DESIGN	Ser Fld Reg Iss	380155 02-05-1999 SM9964 05-01-2000	Providing access to a computer database in the field of transportation reservation and information services for use by travel agencies in International Class 042.	Renewal due 02-04-2009

TONGA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	TO/M/00/00412 03-15-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

25621 TONGA	WORLDSPAN WIRED	Ser Fld Reg Iss	TO/M/00/00414 03-15-2000	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

TURKEY 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	1222/90 02-16-1990 117679 02-16-1990	Class 016	Renewal due 02-16-2010

TURKEY 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	1999/1683 02-23-1999 206101 02-23-1999	Providing corporate clients access to a computer database for processing requests for travel information and travel bookings in International Class 042.	Renewal due 02-23-2009

39

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
TURKEY 26536	WORLDSPAN WAVE	Ser Fld Reg Iss	1999/262 01-12-1999 206333	Computer programs relating to transportation reservation and information services, such access being provided by means of a global computer information network in International Class 009.	Renewal due 01-12-2009

TURKEY 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	1999/1682 02-23-1999 206103 02-23-1999	Computerized travel reservation services in International Class 039.	Renewal due 02-23-2009

UNITED ARAB EMIRATES 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	28647 10-20-1998 33687 10-09-2002	Providing access to a computer database in the field of transportation reservation and information services in International Class 039	Renewal due 10-20-2008

UNITED KINGDOM 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	1453402 01-23-1991 1453402 10-02-1992	Travel agency information services in International class 039	Renewal due 10-22-2007 DO NOT RENEW

UNITED KINGDOM 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	1414155 02-10-1990 B1414155 02-10-1990	Computerized information services relating to travel and travel reservations; all included in International Class 039	Renewal due 02-10-2007

URUGUAY 21134	DESIGN (GLOBE)	Ser Fld Reg Iss	321.527 03-24-2000 321.527 10-17-2000	Class 039	Renewal due 10-17-2010 DO NOT RENEW

40

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
URUGUAY 26458	DESIGN (SWISH)	Ser Fld Reg Iss	321.442 03-24-2000 321.442 10-12-2000	Class 039	Renewal due 10-12-2010 DO NOT RENEW

20584 URUGUAY	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	321,444 03-24-2000 321.444 10-12-2000	Travel reservations services in Class 39	Renewal due 10-12-2010

26078 URUGUAY	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	321.443 03-24-2000 321.443 10-13-2000	Class 039 = Providing information in the field of transportation reservations and providing transportation reservation services by means of a global computer network.	Renewal due 10-13-2010

25621 URUGUAY	WORLDSPAN WIRED	Ser Fld Reg Iss	321.445 03-24-2000 321.445 10-13-2000	Class 039 = Computerized travel reservation services.	Renewal due 10-13-2010

20584 VENEZUELA	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	6587/99 04-20-1999	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	PENDING

26078 VENEZUELA	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	3549/2000 03-02-2000	Travel reservations services in Class 39	PENDING Published for opposition 07-07-2000

25621 VENEZUELA	WORLDSPAN WIRED	Ser Fld Reg Iss	3550/2000 03-02-2000	Travel reservations services in Class 39	PENDING

WESTERN SAMOA 20584	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	3982 01-31-2000 3982 09-24-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-31-2014

WESTERN SAMOA 26078	WORLDSPAN TRIP MANAGER	Ser Fld Reg Iss	3985 01-31-2000 3985 09-24-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-31-2014

41

COUNTRY DOCKET NO.	MARK	SERIAL NO. REG. NO.		GOODS/SERVICES/CLASS	STATUS
WESTERN SAMOA 25621	WORLDSPAN WIRED	Ser Fld Reg Iss	3986 01-31-2000 3986 09-24-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 01-31-2014

20584 YEMEN	WORLDSPAN (WORD MARK)	Ser Fld Reg Iss	15230 12-27-1999 12819 01-21-2001	Providing access to a computer database in the field of transportation reservation and information services in International Class 042.	Renewal due 12-27-2009

42

SCHEDULE 4.9(c)

PATENTS

The inventors of each of the following inventions have executed an assignment in favor of Worldspan, L.P., and the assignments have been recorded at the Patent and Trademark Office.

1.               U.S. Patent Application - Method, Computer Program and System for Pushing Flight Information to Passengers; Inventors:  Paul J. Miller and Asit K. Jena; Docket No. 30750; filed October 12, 2000.

2.               U.S. Patent Application - Enterprise Software Gateway; Inventor: John Orsolits; Docket No. 31445; filed September 10, 2001.

3.               U.S. Patent Application - System and Method for Caching and Retrieving Flight Availability Data; Inventor(s): Diane Fay et al, Docket No. 32394; filed April 1, 2002.

4.               U.S. Patent Provisional Application - Method and Computer Program for Interactive Hotel Mapping; Inventor: Steven Murphy; Docket No. 33804PRO; filed June 3, 2003.

S-4.9(c)

1

SCHEDULE 4.9(d)

COPYRIGHTS

Each of the copyrights listed below has been registered by Worldspan, L.P. in the United States.

1.                                       Title:  Worldspan Disk Drive Utility Computer Program

Registration No.:  TXu 688-224

Date of Registration:  4/26/95

2.                                       Title:  Worldspan AVS Database

Registration No.: TX5589147

Date of         Registration:  9/17/02

3.                                       Title:  Worldspan Computer Interface Program

Registration No.: TX5586920

Date of Registration:  9/27/02

4.                                       Title:  Worldspan Echo Availability Database

Registration No.: TX5589168

Date of Registration:  9/27/02

5.                                       Title:  Worldspan/Kinetics Computer Interface Program

Registration No.: TX5589163

Date of Registration:  10/3/02

S-4.9(d)

1

SCHEDULE 4.9(e)

INTELLECTUAL PROPERTY LICENSES

1.               Software License Agreement, dated March 8, 2000, between Worldspan, L.P. and Kinetics, Inc.

2.               License and Development Agreement, dated April 1, 1999, between Worldspan, L.P., and Travel Technologies Group, L.L.C.

3.               Delta FASA

4.               Northwest FASA

5.               Licenses, on a non-exclusive basis, of Intellectual Property to subscribers or travel suppliers for use in connection with doing business with Worldspan.

6.               Software License Agreement dated October 1, 2000 between Datalex Limited and Worldspan, L.P., as amended by:

•                                          First Amendment to the Software License Agreement, dated February, 2001, between Worldspan, L.P. and Datalex (Ireland) Limited (f/k/a Datalex Limited).  (Not dated)

•                                          Second Amendment to the Software License Agreement, dated as of April 7, 2003, between Worldspan, L.P. and Datalex Limited

7.               Marketing and Technology Agreement dated September 5, 2000 between Worldspan, L.P. and Viator, Inc.

8.               Amended and Restated Development Agreement, dated June 28, 2001, between Expedia, Inc. and Worldspan, L.P.

9.               Amended and Restated Software License Agreement, dated December 19, 2002, among Worldspan, L.P., Viator, Inc. and Viator Systems Pty Limited.

10.         Custom software has been developed by SITA/Equant for the Stratus “Communications Front End” platform.  This software provides communications support for X.25 and TCP/IP traffic to the Worldspan GDS host.  The latest revision was to provide for support of the Worldspan “Extended MATIP” protocol that interface with either the original Worldspan Software Gateway distributed or the newer eGateway product.

11.         Master Software License Agreement dated August 30, 2001 between Vinet Europe Limited and Worldspan Services Limited.

12.         License and Services Agreement dated April 4, 2001 between Worldspan, L.P. and Promero, Inc.

S-4.9(e)

1

13.         Master Software License Agreement dated June 28, 2000 between Worldspan Services Limited and S2 Systems International Limited.

14.         Software License Agreement dated July 31, 2001 between Worldspan and IBM.

15.         TCP/IP and ASTOX Software Agreement dated January 29, 1998 between Worldspan and Novus.

16.         Worldspan licenses standard, commercially available off-the-shelf computer software or Intellectual Property that could be, in all material respects, readily replaced on commercially equivalent terms and without undue diversion or dedication of resources, or acquisition of services necessary for the installation, integration or operation of such replacement items.

17.         Data license agreement, dated as of August 9, 2000, by and between ITA Software, Inc. and Worldspan, L.P.

18.         License Agreement, dated as of March 18, 2003, by and between Eland Technologies and Worldspan, L.P.

2

SCHEDULE 4.15

SUBSIDIARIES

	Subsidiary	Jurisdiction / Type of Entity	Owner	Equity Ownership
1.	WS Holdings LLC	Delaware	Travel Transaction Processing Corporation	100%

2.	Worldspan, L.P.	Delaware	WS Holdings LLC and Travel Transaction Processing Corporation	100% of the limited partnership and general partnership interests, respectively

3.	WS Financing Corp.	Delaware	Worldspan, L.P.	100%

4.	Worldspan Services Limited	English company	Worldspan, L.P.	100%

5.	Worldspan International Inc.	Ontario corporation	Worldspan, L.P.	100%

6.	Worldspan de Mexico, SA de CV	Mexican corporation	Worldspan, L.P.	Wholly-owned (except for 1 share owned by Mexican law firm on behalf of Worldspan)

7.	Worldspan South American Holdings LLC	Georgia LLC	Worldspan, L.P.	100%

8.	Worldspan S.A. Holdings II, LLC	Georgia LLC	Worldspan, L.P.	100%

9.	Worldspan Andina S.R.L.	Peruvian LLC	Worldspan S.A. Holdings II, LLC	100%

10.	Worldspan Services Costa Rica, Sociedad de Responsibilidad Limitada	Costa Rican company	Worldspan South American Holdings LLC	100%

S-4.15

1

	Subsidiary	Jurisdiction / Type of Entity	Owner	Equity Ownership
11.	Worldspan Services Argentina S.R.L.	Argentinian limited company	Worldspan South American Holdings LLC	100%

12.	Worldspan Mercosul Ltda.	Brazilian LLC	Worldspan South American Holdings LLC	100%

13.	Worldspan Services Venezuela, S.A.	Venezuelan company	Worldspan South American Holdings LLC	100%

14.	Worldspan Services Chile Limitada	Chilean LLC	Worldspan South American Holdings LLC	100%

15.	Worldspan Hungary Kft.	Hungarian corporation	Worldspan Services Limited	100%

16.	Worldspan Services Romania S.R.L.	Romanian corporation	Worldspan Services Limited	100%

17.	Worldspan Greece Global Travel Information Services	Greek corporation	Worldspan Services Limited	100%

18.	Worldspan Poland Sp. zo.o	Polish corporation	Worldspan Services Limited	100%

19.	Worldspan Dutch Holdings B.V.	Dutch company	Worldspan Services Limited	100%

20.	Worldspan Services Hong Kong Limited	Hong Kong company	Worldspan Services Limited	100%

2

	Subsidiary	Jurisdiction / Type of Entity	Owner	Equity Ownership
21.	Worldspan Services Singapore PTE LTD	Singapore company	Worldspan Services Limited	100%

22.	Worldspan iJet Holdings, LLC	Delaware LLC	Worldspan, L.P.	100%

23.	Worldspan XOL LLC	Georgia LLC	Worldspan, L.P.	100%

24.	Worldspan BBN Holdings, LLC	California LLC	Worldspan, L.P.	100%

25.	Worldspan Digital Holdings, LLC	Delaware LLC	Worldspan, L.P.	100%

26.	Worldspan StoreMaker Holdings, LLC	Delaware LLC	Worldspan, L.P.	100%

27.	Worldspan Viator Holdings, LLC	Delaware LLC	Worldspan, L.P.	100%

28.	Worldspan OpenTable Holdings, LLC	Georgia LLC	Worldspan, L.P.	100%

3

SCHEDULE 4.19(a)-1

UCC FILING JURISDICTIONS—COLLATERAL

Loan Party	Filing Office
Travel Transaction Processing Corporation	Delaware
WS Holdings LLC	Delaware
Worldspan, L.P.	Delaware
Worldspan South American Holdings LLC	Georgia
Worldspan S.A. Holdings II, L.L.C.	Georgia
Worldspan iJet Holdings, LLC	Delaware
Worldspan XOL LLC	Georgia
Worldspan BBN Holdings, LLC	California
Worldspan Digital Holdings, LLC	Delaware
Worldspan Storemaker Holdings, LLC	Delaware
Worldspan Viator Holdings, LLC	Delaware
Worldspan OpenTable Holdings, LLC	Georgia

S-4.19(a)-1

SCHEDULE 4.19(a)-2

UCC FINANCING STATEMENTS TO REMAIN ON FILE

S-4.19(a)-2

1

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Fleet Business Credit Corporation	Konica Copiers	5/3/2003	DE	Secretary of State	10/15/2001 #11391197

WORLDSPAN, L.P.	Fleet Business Credit, LLC	Leased computer, data processing equipment	5/3/2003	DE	Secretary of State	1/10/2002 #20080477	Assignment Filed 1/31/02

WORLDSPAN, L.P.	Citicapital Commercial Corporation	Leased computer, data processing equipment	5/3/2003	DE	Secretary of State	4/4/2002 #21039746

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased equipment	5/3/2003	DE	Secretary of State	4/22/2002 #21158942

WORLDSPAN, L.P.	GATX Technology Services Corporation	leased computer equipment	5/3/2003	DE	Secretary of State	6/18/2002 #21742760

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, telecommunications equipment	5/3/2003	DE	Secretary of State	8/13/2002 #22036303

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, telecommunications equipment	5/3/2003	DE	Secretary of State	8/13/2002 #22036675

WORLDSPAN, L.P.	Fleet Business Credit, LLC	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/7/2003 #30049620	Assignment Filed 1/22/03

WORLDSPAN, L.P.	Fleet Business Credit, LLC	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/7/2003 #30049638	Assignment Filed 1/22/03

WORLDSPAN, L.P.	Fleet Business Credit, LLC	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/7/2003 #30049646	Assignment Filed 1/22/03

2

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30316110

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30316151

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30317191

WORLDSPAN, L.P.	Fleet Business Credit LLC	leased equipment	5/3/2003	DE	Secretary of State	3/4/2003 #30709132

WORLDSPAN, L.P.	De Lage Landen Financial	leased equipment	5/3/2003	DE	Secretary of State	4/10/2003 #31051229

WORLDSPAN, L.P.	Hewlett-Packard Company	leased data communication and network control equipment	5/29/2003	GA	Central Index (Barrow County)	4/21/1995 #007-1995-001107	Continuation filed 4/5/00

WORLDSPAN, L.P.	Sanwa Business Credit Corporation	Symmetrix equipment	5/29/2003	GA	Central Index (Barrow County)	9/16/1998 #007-1998-007775

WORLDSPAN, L.P.	EMC Corporation	Symmetrix equipment	5/29/2003	GA	Central Index (Barrow County)	9/18/1998 #007-1998-007827

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	6/14/1999 #007-1999-006061

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/4/1999 #007-1999-011315

3

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	7/26/2000 #007-2000-008993

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/23/2001 #007-2001-000257

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/4/2001 #007-2001-002994

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/12/2001 #007-2001-003457

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	5/4/2001 #007-2001-004355

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	5/7/2001 #007-2001-004448

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	6/26/2001 #007-2001-006957

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	8/13/2002 #007-2002-008319

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/18/2002 #007-2002-011672

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/25/2002 #007-2002-011966

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/2/2003 #007-2003-000009

4

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/6/2003 #007-2003-000138

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/13/2003 #007-2003-000396

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/31/2003 #007-2003-001083

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	3/6/2003 #007-2003-002561

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/1/2003 #007-2003-003640

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/7/2003 #007-2003-003852

WORLDSPAN, L.P.	IBM Credit Corporation	computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/25/2003 #007-2003-00461

WORLDSPAN, L.P.	The Cit Group/Equipment Financing Inc.	original missing	5/29/2003	GA	Central Index (Fulton County)	7/19/1993 #795536	Continuation Filed 6/4/98

WORLDSPAN, L.P.	The Cit Group/Equipment Financing Inc.	original missing	5/29/2003	GA	Central Index (Fulton County)	7/19/1993 #795538	Continuation Filed 6/4/98

WORLDSPAN, L.P.	The Cit Group/Equipment Financing Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	5/3/1994 #810412	Continuation Filed 3/17/99

5

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/10/1998 #60199812032

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	8/10/1998 #60199816708

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820609

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820610

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820611

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820612

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820613

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820614

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820615

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/5/1998 #60199820616

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820652

6

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820653

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820654

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820656

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820657

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820658

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820659

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820660

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820661

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820662

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820663

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/6/1998 #60199820664

7

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/13/1998 #60199821102

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/12/1998 #60199823179

WORLDSPAN, L.P.	Hitachi Data Systems Corporation	computer equipment	5/29/2003	GA	Central Index (Fulton County)	11/24/1998 #60199824027

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	1/11/1999 #60199900521

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902239

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902240

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902241

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902242

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902243

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902247

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902248

8

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902249

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902250

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902251

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902252

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	2/3/1999 #60199902253

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	2/25/1999 #60199903788

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	3/16/1999 #60199905021

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	4/6/1999 #60199906611

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	5/6/1999 #60199909014

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	9/20/1999 #60199918201

9

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	9/23/1999 #60199918496

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	9/27/1999 #60199918763

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/29/2003	GA	Central Index (Fulton County)	10/19/1999 #60199920285

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/25/1999 #60199920598

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/25/1999 #60199920636

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/25/1999 #60199920637

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/25/1999 #60199920638

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/3/1999 #60199921280

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/3/1999 #60199921281

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	11/12/1999 #60199921878

10

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	El Camino Reosurces, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	12/15/1999 #60199924018

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	computer equipment	5/29/2003	GA	Central Index (Fulton County)	2/18/2000 #60200003339

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	5/3/2000 #60200008230

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	5/30/2000 #60200010025

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/23/2000 #60200011981

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/23/2000 #60200011982

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/23/2000 #60200011983

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/23/2000 #60200011984

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	11/20/2000 #60200021675

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	6/30/2000 #60200012418

11

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	7/13/2000 #60200013037

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	8/7/2000 #60200014609

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	8/21/2000 #60200015530

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	8/21/2000 #60200015533

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/11/2000 #60200019052

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/30/2000 #60200022465

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	1/29/2001 #60200101995

WORLDSPAN, L.P.	Hitachi Data Systems Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	4/10/2001 #60200106701

WORLDSPAN, L.P.	The Cit Group/Equipment Financing Inc.	leased interest in Stratus Licensed Software	5/29/2003	GA	Central Index (Cobb County)	5/3/1994 #94-3834	Continuation Filed 3/26/99

12

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Cobb County)	1/10/2000 #033200000482

WORLDSPAN, L.P.	El Camino Resources, Ltd.	leased equipment	5/29/2003	GA	Central Index (Cobb County)	6/1/2000 #033200007522

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2962909

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2962910

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2962911

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2962912

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2962913

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963736

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963737

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963738

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963739

13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963740

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963741

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963742

WORLDSPAN, L.P.	Konica Business Machines	leased copier	6/1/2003	MO	Secretary of State	10/5/1998 #2963743

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/5/1998 #70631

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/5/1998 #70632

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	9/29/2187 #70633

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/5/1998 #70634

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/5/1998 #70635

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70644

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70645

14

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70646

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70647

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70648

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70649

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70650

WORLDSPAN, L.P.	Konica Business Machines	leased copier	5/30/2003	MO	Platte County	10/6/1998 #70651

15

SCHEDULE 4.19(a)-3

UCC FINANCING STATEMENTS TO BE TERMINATED

Debtor	Secured Party	Search Through Date	State	Jurisdiction	Original File Date and Number
WORLDSPAN, L.P.	Regions Bank	5/3/2003	DE	Secretary of State	11/26/2002 #23101593

S-4.19(a)-3

1

SCHEDULE 4.19(b)

MORTGAGE FILING JURISDICTIONS

Kansas City, Platte County, Missouri

S-4.19(b)

1

SCHEDULE 4.19(c)

UCC FILING JURISDICTIONS - INTELLECTUAL PROPERTY COLLATERAL

Delaware

S-4.19(c)

1

SCHEDULE 4.23

ACQUISITION DOCUMENTATION

1.               Partnership Interest Purchase Agreement, dated as of March 3, 2003, among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

2.               Disclosure Letter to the Partnership Interest Purchase Agreement, dated as of March 3, 2003, among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

3.               Amendment to the Partnership Interest Purchase Agreement, dated as of the date hereof, among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

4.               Northwest Founder Airline Services Agreement, dated as of the date hereof, between Northwest Airlines, Inc. and Worldspan, L.P.

5.               Delta Founder Airline Services Agreement, dated as of the date hereof, between Delta Air Lines, Inc. and Worldspan, L.P.

6.               Closing Adjustment Escrow Agreement, dated as of the date hereof, among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Travel Transaction Processing Corporation and The Bank of New York, as escrow agent

7.               Escrow Agreement, dated as of the date hereof, among American Airlines, Inc., Travel Transaction Processing Corporation and The Bank of New York, as escrow agent

8.               Escrow Agreement, dated as of the date hereof, among Delta Air Lines, Inc., Travel Transaction Processing Corporation and The Bank of New York, as escrow agent

9.               Escrow Agreement, dated as of the date hereof, among NWA Inc., Travel Transaction Processing Corporation and The Bank of New York, as escrow agent

10.         Collateral Services Agreement, dated as of the date hereof, between American Airlines, Inc. and Worldspan, L.P.

11.         American Subordinated Seller Note, dated as of the date hereof, executed by Travel Transaction Processing Corporation

12.         Delta Subordinated Seller Note, dated as of the date hereof, executed by Travel Transaction Processing Corporatin

13.         Marketing Support Agreement, dated as of the date hereof, between Delta Air Lines, Inc. and Worldspan, L.P.

S-4.23

1

14.         Marketing Support Agreement, dated as of the date hereof, between NWA Inc. and Worldspan, L.P.

15.         Non-Competition Agreement, dated as of the date hereof, among American Airlines, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

16.         Non-Competition Agreement, dated as of the date hereof, among Delta Air Lines, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

17.         Non-Competition Agreement, dated as of the date hereof, among Northwest Airlines Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

18.         Non-Solicitation Agreement, dated as of the date hereof, among American Airlines, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

19.         Non-Solicitation Agreement, dated as of the date hereof, among Delta Air Lines, Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

20.         Non-Solicitation Agreement, dated as of the date hereof, among NWA Inc., Worldspan, L.P. and Travel Transaction Processing Corporation

21.         Second Master Arbitration Agreement, dated as of the date hereof, among American Airlines, Inc., Trans World PARS, Inc., NWA Inc., Northwest Airlines, Inc., Northwest PARS, Inc., Delta Air Lines, Inc., Delta Ventures III, LLC, Worldspan, L.P. and NewCRS Limited, Inc.

22.         Release Agreement, dated as of the date hereof, between American Airlines, Inc. and Worldspan, L.P.

23.         Release Agreement, dated as of the date hereof, between Delta Air Lines, Inc. and Worldspan, L.P.

24.         Release Agreement, dated as of the date hereof, between NWA Inc. and Worldspan, L.P.

25.         Release Agreement, dated as of the date hereof, between NewCRS Limited, Inc. and Worldspan, L.P.

26.         Assignment and Assumption Agreement, dated as of the date hereof, between Trans World PARS, Inc. and Worldspan, L.P.

27.         Assignment and Assumption Agreement, dated as of the date hereof, between Delta Ventures III, LLC and Worldspan, L.P.

28.         Assignment and Assumption Agreement, dated as of the date hereof, between Northwest PARS, Inc. and Worldspan, L.P.

29.         Assignment and Assumption Agreement, dated as of the date hereof, between NewCRS Limited, Inc. and Worldspan, L.P.

2

SCHEDULE 4.24

REAL ESTATE

1.               Worldspan, L.P. owns a tract of land located in the Southeast Quarter of Section 23, Township 52N, Range 34W, of the 5th Principal Meridian, in Kansas City, Platte County, Missouri

2.               Worldspan, L.P. has a lease, dated as of December 6, 1995, with 300 Galleria Parkway Associates at Atlanta Galleria - Office Tower No. 300, 300 Galleria Parkway, Atlanta, Georgia for floors 3, 4, 5, 11, 14, 15, 16, 17, 18, 19, 20 and 21 and the basement.  As of the Closing Date, the rent amount is $558,847.40 per month plus Worldspan L.P.’s pro rata share of operating expenses.  The lease expires December 31, 2004.

3.               Worldspan, L.P. has a lease, dated as of February 7, 1990, with Delta Air Lines, Inc. at 1030 Delta Boulevard, Atlanta, Georgia 30320-6001.  As of the Closing Date, the rent is $277,725.40 per month plus Worldspan, L.P.’s pro rata share of operating expenses, taxes, utilities and certain capital improvements.  The lease expires August 31, 2022.

S-4.24

1

SCHEDULE 5.1(b)(iv)

FORM OF SELLER NOTES

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED PROVIDED THAT TRANSFERS OF THESE SECURITIES TO A WHOLLY-OWNED SUBSIDIARY OF THE HOLDER SHALL NOT REQUIRE AN OPINION OF COUNSEL BUT SHALL ONLY REQUIRE A TRANSFER CERTIFICATE IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY.

PAYMENTS UNDER THIS NOTE ARE SUBJECT TO THE SUBORDINATION PROVISIONS OF SECTION 6 HEREOF.

PAYMENTS UNDER THIS NOTE ARE SUBJECT TO THE SET-OFF RIGHTS OF THE COMPANY CONTAINED IN SECTION 14 HEREOF.

TRAVEL TRANSACTION PROCESSING CORPORATION

SUBORDINATED NOTE

U.S. $[ ]	June 30, 2003

Travel Transaction Processing Corporation, a Delaware corporation (the “Company”, which term includes any successor of the Company), for value received, hereby promises to pay to the order of [               ] or permitted assigns (“Holder”), the principal sum of [          ] ($[        ]) on July 31, 2012 (the “Maturity Date”).  Subject to Section 5(a), interest on the unpaid balance of the principal amount of this promissory note (this “Note” and together with any replacement Notes and Additional Notes issued pursuant hereto, the “Notes”) shall be payable at a rate of [           ] percent ([   ]%) per annum until the principal hereof is paid in full in the manner and at times provided herein; provided, however, that upon the payment of any principal of this Note after December 31, 2011, the Company shall pay a premium equal to 5% of the portion of the principal amount of this Note being paid at such time.  Certain defined terms used herein are defined in Section 20 of this Note.

Interest on this Note will be payable or will accrue from June 30, 2003 (the “Original Issue Date”) semiannually for the periods ending December 15 and June 15 of each calendar year commencing December 15, 2003 (each date of payment being an “Interest Payment Date”).  The Company may, at its option and in its sole discretion, issue additional promissory notes in accordance with the third sentence of this paragraph (“Additional Notes”) in lieu of a cash payment of any or all of that portion of the interest due on this Note on any Interest Payment Date which exceeds the Cash Interest Amount due on such Interest Payment Date in an aggregate principal amount equal to the amount of interest not paid in cash on each such Interest

Payment Date; provided, however, that if, on any Interest Payment Date, a default or event of default under any Designated Senior Debt has occurred and is continuing or would occur as a result of the payment of the Aggregate Cash Interest Amount or the payment of any dividend to the Company from any of its Subsidiaries necessary to allow the Company to pay the Aggregate Cash Interest Amount, in each case after giving pro forma effect thereto (such defaults or events of defaults, a “Default Trigger”), then the Company, at its option and in its sole discretion, in lieu of a cash payment of any or all of the Cash Interest Amount due on this Note on such Interest Payment Date, may elect to deliver Additional Notes for any or all of the Cash Interest Amount due on such date.  If the Company elects to issue Additional Notes pursuant to the immediately preceding sentence, it shall issue to the Holder an Additional Note, dated the date of such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash on such Interest Payment Date, and with a maturity date, interest rate and other terms of, and in the form of, this Note, and the Company shall provide a certificate executed by an officer of the Company certifying that a Default Trigger has occurred.  The issuance of such Additional Note shall constitute full payment of such interest not paid in cash.  Each issuance of Additional Notes in lieu of cash payment of interest on the Notes shall be made pro rata with respect to the outstanding Seller Notes (as defined below).

Interest on this Note will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.  Subject to Section 15, the Holder may assign, transfer or dispose of its rights with respect to this Note only upon registration of this Note under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or the existence of an exemption from such registration.  In the event of transfer of this Note by the Holder pursuant to any exemption from such registration, the Holder will provide the Company an opinion of counsel reasonably satisfactory to the Company that such transfer does not violate the Securities Act; provided, however, that in the event of transfer of this Note by the Holder to any of its wholly-owned Subsidiaries, in lieu of an opinion of counsel, the Holder shall only be required to provide the Company with a certificate, duly executed by the Holder, in a form reasonably acceptable to the Company.  This Note is one of two Subordinated Notes (including any replacement Notes and Additional Notes issued pursuant to such Subordinated Notes, the “Seller Notes”) issued pursuant to the Partnership Interest Purchase Agreement, dated as of March 3, 2003 (the “Purchase Agreement”), among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. (“Worldspan”) and the Company, as amended.  The Seller Notes shall be pari passu to each other in priority and right of payment.

1.             Method of Payment

The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts and, at the Company’s election, with respect to interest, in Additional Notes, to the extent permitted under this Note.  All payments to be made to the Holder shall be made by wire transfer of immediately available funds to the following bank account or to such other bank account designated in writing by the Holder to the Company:

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[Wiring Instructions]

2.             Repayment

The principal of this Note, together with accrued but unpaid interest thereon, shall be immediately due and payable and shall be repaid in full on the Maturity Date.

3.             Redemption; Repurchase Offer.

(a)           Optional Redemption.  The Company may on any one or more occasions redeem up to 100% of the aggregate principal amount of this Note upon not less than 30 nor more than 60 days’ prior written notice at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and premium, if any, to the redemption date; provided, however, that in the event that all or any portion of this Note is transferred by [              ]  (“Initial Holder”) to any Person that is not an Affiliate of the Initial Holder prior to the date on which the notice of redemption is received by the Initial Holder, then: (1) the Company may redeem all or a part of this Note that is then held by the Initial Holder and its Affiliates upon not less than 30 nor more than 60 days’ prior written notice at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and premium, if any, to the date of redemption, and (2) the Company may redeem all or a part of this Note that is not then held by the Initial Holder or its Affiliates on or after June 30, 2007 upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and premium, if any, on such Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below:

Term	Percentage
July 1, 2007 to and including June 30, 2008	104.0%
July, 1 2008 to and including June 30, 2009	103.0%
July 1, 2009 to and including June 30, 2010	102.0%
July 1, 2010 to and including October 31, 2011	101.0%
November 1, 2011 and thereafter	100.0%

Notwithstanding anything to contrary contained herein, the Company may on any one or more occasions redeem up to 100% of the aggregate principal amount of any Additional Notes which have been issued by the Company in lieu of any Cash Interest Amount payable under this Note upon not less than 30 nor more than 60 days’ prior written notice at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

(b)           Mandatory Redemption - Change of Control.  After the occurrence of a Change of Control, notwithstanding the provisions of Section 3(a), the Company shall redeem the Notes in full at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and premium, if any, to the redemption date (the “Mandatory Redemption Price”) no later than the later of (A) 60 days following the Change of Control and (B) 15 days following the date on which the Company has performed all of its outstanding Obligations, if any, arising as a result of a Change of Control under the Credit Agreement, Senior

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Notes and Permitted Refinancing Indebtedness of the Company or Worldspan in respect thereof; provided, however, that no redemption shall be required or effected pursuant to this Section 3(b) unless one of the following two events occurs:  (i) the repurchase, defeasance or redemption by the Company or any Subsidiary thereof of all outstanding Obligations under the Credit Agreement, the Senior Notes and any Permitted Refinancing Indebtedness of the Company or Worldspan in respect thereof, or (ii) the receipt of consent from the requisite holders of all Indebtedness under the Credit Agreement, the Senior Notes and any Permitted Refinancing Indebtedness of the Company or Worldspan in respect thereof to the redemption by the Company hereunder.  Notwithstanding anything to the contrary contained herein, if the Company or Worldspan enters into and consummates a transaction resulting in a Change of Control, notwithstanding the provisions of Section 3(a), the Company shall redeem the Notes in full at the Mandatory Redemption Price no later than the later of (A) 60 days following such Change of Control and (B) 15 days following the expiration of any offer to purchase, redemption or similar transaction required under the Credit Agreement, the Senior Notes and any Permitted Refinancing Indebtedness of the Company or Worldspan in respect thereof as a result of such Change of Control.  The Company’s obligations under this Section 3(b) shall be (but shall not be obligated to be) discharged if a Person other than the Company (whether or not an Affiliate of the Company) makes and consummates the redemption as required by this Section 3(b).

(c)           Mandatory Redemption - Initial Public Offering.  Within 60 days following the occurrence of an Initial Public Offering, notwithstanding the provisions of Section 3(a), the Company shall pay 50% of the net cash proceeds received by the Company or Worldspan from such Initial Public Offering to redeem all or a part of the Seller Notes at the Mandatory Redemption Price; provided, that, in the event of an Initial Public Offering of Worldspan’s common equity interests, the Company shall have no obligations under this Section 3(c) except to the extent that (i) such Initial Public Offering, distribution and redemption are not prohibited by the terms of the Credit Agreement and any Permitted Refinancing Indebtedness thereof, and (ii) Worldspan is permitted to distribute the net cash proceeds of such offering to the Company as “Restricted Payments” in compliance with Section 4.07(a) and 4.07(b)(11) of the Senior Note Indenture, as in effect on the Original Issue Date; provided, further that if the Senior Note Indenture is subsequently amended in a manner such that the “Restricted Payment” covenants contained therein are made less restrictive from Worldspan’s viewpoint with respect to Worldspan’s ability to distribute the net cash proceeds of such offering to the Company, the term “Restricted Payments” as used in this Section 3(c) shall be deemed to incorporate such amendments.

(d)           Selection of Notes to be Redeemed.  If less than all of the Seller Notes are to be redeemed in a redemption pursuant to Sections 3(a), (b) or (c) of each Seller Note at any time (except to the extent otherwise required pursuant to Section 3(a)), the Company will select Seller Notes for redemption as follows:

(i)            if the Seller Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Seller Notes are listed; or

(ii)           if the Seller Notes are not listed on any national securities exchange, on a pro rata basis.

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(e)           Notice of Redemption.  Subject to the provisions of Section 3(g) hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class certified mail, a notice of redemption to the Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Section 18 hereof.

The notice will identify the Notes to be redeemed and will state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon surrender of the original Note;

(iv)          the name and address of the paying agent (which may be the Company);

(v)           that Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

(vi)          that, unless the Company defaults in making such redemption payment on the redemption date, interest on the Notes or the portion of the Notes called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(f)            Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3(e), Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  One Business Day prior to the redemption date, the Company will set aside, segregate and hold in trust money sufficient to pay the redemption price of and accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date.  If the Company complies with the provisions of the preceding two sentences, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption, provided that the Company pays the redemption price of and accrued interest and premium, if any, on all Notes surrendered for redemption on the redemption date.  If any Note or portion of any Note called for redemption is not so paid to the Holder upon surrender for redemption on the redemption date, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the Default Interest Rate (as defined in Section

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5(a)).  Upon surrender of a Note that is redeemed in part, the Company will issue a new Note equal in principal amount to the unredeemed or unpurchased portion of such Note surrendered.

(g)           Offer to Repurchase by Application of Excess Proceeds.  In the event that, pursuant to Section 5(f) hereof, the Company is required to commence an offer to all Holders to purchase Seller Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders of Seller Notes and all holders of other Indebtedness that is pari passu with the Seller Notes containing provisions similar to those set forth in this Note with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Seller Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Seller Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Seller Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Seller Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Seller Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(i)            that the Asset Sale Offer is being made pursuant to this Section 3(g) and Section 5(f) hereof and the length of time the Asset Sale Offer will remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)          that any Note not tendered or accepted for payment will continue to accrue interest;

(iv)          that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(v)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(vi)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder

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to Elect Purchase” on Annex A to this Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

(vii)         that Holders will be entitled to withdraw their election if the Company, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)        that, if the aggregate principal amount of Seller Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Seller Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Seller Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(ix)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Seller Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Seller Notes tendered, and will deliver to the Holders an officer’s certificate stating that such Seller Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3(g).  The Company, the depositary or the paying agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  Other than as specifically provided in this Section 3(g), any purchase pursuant to this Section (g) shall be made pursuant to the provisions of Sections 3(d) through 3(f) hereof.

4.             Representations and Warranties.  The Company hereby represents to the Holder as follows:  The Company (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and corporate authority to execute and deliver this Note and to perform its obligations hereunder and (c) has duly authorized the execution, delivery and performance of this Note.  The execution, delivery and performance of this Note including, without limitation, the Company’s obligations to issue Additional Notes pursuant hereto does not (i) violate any provision of the organizational documents of the Company or (ii) violate any statute, rule, regulation, order, judgment, decree or ruling of any governmental authority to which the Company is subject or any material agreement or instrument to which it is a party.  This Note is a legal, valid and binding obligation of the

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Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors rights generally and except as may be limited by equitable principles.  The Company has delivered to the Initial Holder true and complete copies of the Credit Agreement, the Senior Note Indenture, the Advisory Agreement, the Certificate of Incorporation and the Stockholders Agreement, and simultaneously with the issuance of this Note, the Company has furnished the Initial Holder with a certificate, dated as of the Original Issue Date and duly executed on behalf of the Company by an officer of the Company, certifying to the foregoing.

5.             Covenants.

(a)           Payment of Note.  The Company shall pay the principal of and premium, if any, and interest on this Note on the dates and in the manner provided in this Note.  The Company shall pay interest on overdue installments of principal of and premium, if any, and interest on this Note at a rate of fourteen percent (14)% per annum (the “Default Interest Rate”), which shall accrue from the date when due until paid in full.

(b)           Restricted Payments.  The Company will not, and will not permit any of Worldspan or its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s, Worldspan’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company, Worldspan or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s, Worldspan’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company, Worldspan or a Restricted Subsidiary of Worldspan);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company, Worldspan and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)           make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

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(2)           Worldspan would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5(c) hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company, Worldspan and its Restricted Subsidiaries after the Original Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)           100% of the aggregate net cash proceeds received by the Company after the Original Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c)           to the extent that any Restricted Investment that was made after the Original Issue Date is sold for cash or otherwise liquidated, redeemed, repurchased or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d)           50% of any dividends received by the Company, Worldspan or a Restricted Subsidiary after the Original Issue Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus

(e)           to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Original Issue Date, the lesser of (i) the fair market value of the Company’s or Worldspan’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

The preceding provisions will not prohibit:

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(1)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Note;

(2)           the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company, Worldspan or any Restricted Subsidiary or of any Equity Interests of the Company, Worldspan or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of or capital contribution relating to, Equity Interests of the Company (other than Disqualified Stock), including a repurchase or redemption in connection with a Warehouse Share Transaction; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3)           the defeasance, redemption, repurchase or other acquisition of Indebtedness that is contractually subordinated to the Notes or Disqualified Stock of the Company, Worldspan or any Restricted Subsidiary with the net cash proceeds from an incurrence of Indebtedness or issuance of Disqualified Stock which is permitted to be incurred pursuant to Section 5(c) hereof;

(4)           the payment of any dividend by Worldspan or a Restricted Subsidiary of Worldspan to the holders of its Equity Interests on a pro rata basis;

(5)           so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, Worldspan or any Restricted Subsidiary of Worldspan held by any current or former employee, officer or director of the Company, Worldspan or any Subsidiaries of Worldspan pursuant to any management equity subscription agreement, stock option agreement, severance agreement, employment agreement, stockholder’s agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.725 million in any twelve-month period (with amounts not used in any twelve month period being carried forward to the subsequent twelve-month period up to a maximum of $4.6 million paid in any twelve month period); provided further that such amounts may be increased by the cash proceeds of key man life insurance received by the Company, Worldspan and its Restricted Subsidiaries after the Original Issue Date;

(6)           subject to Section 19, payment of the Class B Dividends;

(7)           repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(8)           payments not to exceed $200,000 in the aggregate since the Original Issue Date to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; and

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(9)           so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments not to exceed $17.25 million in the aggregate since the Original Issue Date.

Notwithstanding the foregoing, Worldspan shall be entitled to dividend or distribute the capital stock of Worldspan International Inc. to the Company and/or any other partners of Worldspan without complying with this Section 5(b) and shall be entitled to directly or indirectly reacquire the capital stock of Worldspan International Inc.; provided that such reacquisition occurs within one year from the Original Issue Date; provided further that such reacquisition shall be excluded from clause (2) in the preceding paragraph.  In the event such reacquisition does not occur within one year from the date of the indenture, Worldspan shall be deemed to have made a Restricted Payment on the date that is one year from the Original Issue Date in an amount equal to the Investment in the Subsidiary held by Worldspan as of the date Worldspan made such dividend or distribution.  The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, Worldspan or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company, Worldspan or the Restricted Subsidiary, as the case may be, whose resolution with respect thereto will be delivered to the Holders.  Not later than the date of making any Restricted Payment, the Company will deliver to the Holder an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5(b) were computed.  For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (9) above or is entitled to be made pursuant to the first paragraph of this Section 5(b), the Company shall be permitted, in its sole discretion to classify such Restricted Payment in any manner that complies with this covenant.

(c)           Incurrence of Indebtedness and Issuance of Preferred Stock by Subsidiaries.

                The Company will not permit Worldspan or any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not permit Worldspan to issue any Disqualified Stock and will not permit Worldspan or any of Worldspan’s Restricted Subsidiaries that are not Senior Note Guarantors to issue any shares of preferred stock; provided, however, that Worldspan may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Worldspan’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.8 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

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The first paragraph of this Section 5(c) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by Worldspan and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Worldspan and its Restricted Subsidiaries thereunder) not to exceed $210.0 million, provided that such amount shall be reduced to the extent of any reduction or elimination of any Indebtedness under any Credit Facility resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction;

(2)           the incurrence by Worldspan and its Restricted Subsidiaries of the Existing Indebtedness;

(3)           the incurrence by Worldspan and its Restricted Subsidiaries of Indebtedness represented by the Senior Notes and the related Senior Note Guarantees to be issued on the date of the Senior Note Indenture and the Exchange Notes and the related Senior Note Guarantees to be issued pursuant to the Senior Note Registration Rights Agreement;

(4)           the incurrence by Worldspan or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Worldspan or such Restricted Subsidiary (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

(5)           the incurrence by Worldspan or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under the first paragraph of this Section 5(c) or clauses (2), (3), (4), (5), or (17) of this paragraph;

(6)           the incurrence by Worldspan or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company, Worldspan and any of its Restricted Subsidiaries; provided, however, that: (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, Worldspan or a Restricted Subsidiary of Worldspan and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company, Worldspan or a Restricted Subsidiary of Worldspan; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Worldspan or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the incurrence by Worldspan or any of its Restricted Subsidiaries of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

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(8)           the guarantee by Worldspan or any of its Restricted Subsidiaries of Indebtedness of the Company, Worldspan or a Restricted Subsidiary of Worldspan that was permitted to be incurred by another provision of this Section 5(c) or Section 5(k) hereof; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(9)           the incurrence by Worldspan or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(10)         the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, and the accrual of dividends on Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of Worldspan as accrued;

(11)         the incurrence of Indebtedness by Worldspan or any of its Restricted Subsidiaries in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by Worldspan or any of its Restricted Subsidiaries in the ordinary course of their business;

(12)         the incurrence of Indebtedness by Worldspan or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that the Indebtedness is satisfied within five Business Days of incurrence;

(13)         the incurrence of Indebtedness by Worldspan or any of its Restricted Subsidiaries owed to any Person in connection with worker’s compensation, self-insurance, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Worldspan or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business and consistent with past practices;

(14)         the incurrence of Indebtedness by Worldspan and its Restricted Subsidiaries arising from agreements of Worldspan or any of its Restricted Subsidiaries providing for adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of Worldspan;

(15)         the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Worldspan or any of its Restricted Subsidiaries or their respective property or assets (other than such Receivables Subsidiary and its assets and, as to Worldspan or any of its Restricted Subsidiaries, other than pursuant to

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representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by Worldspan or any of its Restricted Subsidiaries; and

(16)         the incurrence by Worldspan or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $60.0 million.

For purposes of determining compliance with this Section 5(c), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this Section 5(c), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 5(c).  Indebtedness under Credit Facilities outstanding on the date on the Original Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

(d)           Liens.  The Company will not, and will not permit Worldspan or any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, except Permitted Liens, upon any of their property or assets, now owned or hereafter acquired.

(e)           Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit Worldspan or any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of Worldspan or any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company, Worldspan or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company, Worldspan or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company, Worldspan or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to the Company, Worldspan or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and any other agreement, including the Credit Facilities as in effect on the Original Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements

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or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Original Issue Date;

(2)           the Senior Note Indenture, the Senior Notes and the Senior Note Guarantees;

(3)           applicable law, regulation or order;

(4)           (a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company, Worldspan or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Notes to be incurred, and (b) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements at the time of such acquisition;

(5)           customary non-assignment provisions in leases, licenses or other commercial agreements entered into in the ordinary course of business and consistent with past practices;

(6)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph of this Section 5(e);

(7)           any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary of Worldspan pending its sale or other disposition;

(8)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)           any restriction on the transfer of assets under any Lien permitted under Section 5(d) imposed by the holder of the Liens;

(10)         provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

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(12)         restrictions contained in security agreements or mortgages securing Indebtedness of Worldspan or a Restricted Subsidiary so long as the restrictions solely restrict the transfer of the property governed by the security agreements or mortgages;

(13)         Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary and its property or assets or Liens or receivables or related assets which are subject of, a Qualified Receivables Transaction; and

(14)         the Seller Notes as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Seller Notes, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Seller Notes on the Original Issue Date.

(f)            Asset Sales.  (i) The Company will not, and will not permit any of Worldspan or its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           The Company, Worldspan (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the Holders of the Notes; and

(3)           at least 75% of the consideration received in the Asset Sale by the Company, Worldspan or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company, Worldspan or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an arrangement that releases the Company, Worldspan or such Restricted Subsidiary from further liability; and

(b)           any securities, notes or other obligations received by the Company, Worldspan or any such Restricted Subsidiary from such transferee that are, within 90 days after receipt thereof, converted by the Company, Worldspan or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash and Cash Equivalents received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company, Worldspan or its Restricted Subsidiary, whichever applicable, may apply those Net Proceeds at its option:

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(1)           to repay, prepay or purchase Indebtedness and, if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)           to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Person primarily engaged in a Permitted Business;

(3)           to make a capital expenditure;

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(5)           to acquire the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the Capital Stock by Worldspan or another Restricted Subsidiary or to acquire Capital Stock constituting a minority interest in any Person; provided, in each case, that such Person is primarily engaged in a Permitted Business;

(6)           so long as any obligations under the Credit Agreement, the Senior Notes or any Permitted Refinancing Indebtedness of the foregoing are still outstanding, for any other lawful purpose.

In the case of clauses (2), (4) and (5), the Company will also, and will cause Worldspan to also, comply with its obligations above if it, Worldspan or a Restricted Subsidiary enters into a binding commitment to acquire such assets, Voting Stock or Capital Stock within the required time frame above, provided that such binding commitment shall be subject only to customary conditions and such acquisition shall be consummated within six months from the date of signing such binding commitment.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Seller Notes.

(ii) Any Net Proceeds from Asset Sales occurring after the repayment in full of all obligations under the Credit Agreement, the Senior Notes and any Permitted Refinancing Indebtedness of either of the foregoing that are not applied or invested as provided in clauses (1)-(6) above will constitute “Excess Proceeds.”  Following the repayment in full of all obligations under the Credit Agreement, the Senior Notes and any Permitted Refinancing Indebtedness of either of the foregoing, when the aggregate amount of Excess Proceeds exceeds $10 million, the Company will make an Asset Sale Offer to all Holders of Seller Notes and all holders of other Indebtedness that is pari passu with the Seller Notes containing provisions similar to those set forth in the Notes with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Seller Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase (or, in respect of such other pari passu Indebtedness, such higher price, if any, as may be provided for by the terms of such pari passu Indebtedness), and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Seller Notes.  If the aggregate principal amount of Seller Notes and other pari passu Indebtedness tendered into such

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Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Seller Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(iii) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Notes by virtue of such conflict.

(g)           Transactions with Affiliates.

The Company will not, and will not permit Worldspan or any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company, Worldspan or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company, Worldspan or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)           the Company delivers to the Holders of the Notes:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.75 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the applicable Board of Directors; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $17.25 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view or that such Affiliate Transaction is not less favorable to the Company, Worldspan and its Restricted Subsidiaries than could reasonably be expected to be obtained in a comparable transaction with a Person that is not an Affiliate of the Company, as issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

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(1)           any employment agreement entered into by the Company, Worldspan or any of its Restricted Subsidiaries in the ordinary course of business of the Company, Worldspan or such Restricted Subsidiary;

(2)           transactions between or among the Company, Worldspan and/or its Restricted Subsidiaries;

(3)           transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

(4)           subject to Section 19 hereof, payment of reasonable fees, compensation or employee benefits arrangements to and indemnity provided for the benefit of employees, directors or officers of the Company, Worldspan or any Restricted Subsidiary of Worldspan in the ordinary course of business;

(5)           issuances or sales of Equity Interests (other than Disqualified Stock) to Affiliates, employees, officers and directors of the Company, Worldspan or any of their Subsidiaries;

(6)           subject to Section 19, payment of fees by the Company in an aggregate amount not to exceed $0.9 million per annum plus reimbursement expenses for advisory services pursuant to the Advisory Agreement;

(7)           Restricted Payments or Permitted Investments that are permitted under Section 5(b);

(8)           loans or advances to employees, directors, officers or consultants in an aggregate amount not to exceed $8.625 million outstanding at any one time;

(9)           transactions pursuant to any contract or agreement with the Company, Worldspan or any of its Restricted Subsidiaries in effect on the Original Issue Date, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not less favorable to the Company, Worldspan and its Restricted Subsidiaries in any material respect than the original agreement as in effect on the Original Issue Date;

(10)         the Senior Note Guarantees;

(11)         transactions pursuant to the Stockholders Agreement as in effect on the Original Issue Date or any similar agreement or any amendment, modification or replacement of such Stockholders Agreement or agreement provided that the terms of such amendment, modification or replacement is not more disadvantageous to the Holders of the Notes in any material respect than the terms contained in the Stockholders Agreement or similar agreement;

(12)         subject to Section 19, payment of the Class B Dividends;

(13)         the provisions by an Affiliate of commercial banking or lending services, investment banking or other similar services on terms that are no less favorable to the Company,

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Worldspan or the relevant Restricted Subsidiary than those that would have been obtained by an unaffiliated party and that are approved in good faith by a majority of the members of the applicable Board of Directors;

(14)         any transactions effected as part of a Qualified Receivables Transaction;

(15)         any transaction with customers, clients, or suppliers of the Company, Worldspan or its Restricted Subsidiaries on terms that are no less favorable to the Company, Worldspan or the relevant Restricted Subsidiary than those that would have been obtained by an unaffiliated party and that are approved in good faith by a majority of the members of the applicable Board of Directors;

(16)         the dividend, distribution or acquisition of the capital stock of Worldspan International Inc. in accordance with the provisions of Section 3(b) hereof; and

(17)         any transactions effected by the Company pursuant to a Warehouse Share Transaction.

(h)           Merger, Consolidation, or Sale of Assets.

The Company may not and will not permit Worldspan to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or Worldspan is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, Worldspan and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)           either: (a) the Company or Worldspan, as the case may be, is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or Worldspan) or to which such sale, assignment, transfer, conveyance or other disposition has been made, as the case may be, is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if the person formed by or surviving any such consolidation or merger with the Company or Worldspan is not a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes);

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company or Worldspan) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as the case may be, assumes all the obligations of the Company under the Notes and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Majority Holders;

(3)           immediately after such transaction, no Default or Event of Default exists; and

(4)           (A) Worldspan or, if Worldspan is a party to the applicable consolidation or merger, the Person formed by or surviving any such consolidation or merger (if other than Worldspan), or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as the case may be:  will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at

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least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5(c) or (B) the Fixed Charge Coverage Ratio on the date of such transaction after giving pro forma effect thereto would be equal to or greater than the same ratio for Worldspan and its Restricted Subsidiaries immediately prior to the transaction.

This Section 5(h) will not apply to (A) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company, Worldspan and any of its Restricted Subsidiaries or (B) any merger or consolidation of (1) the Company with and into Worldspan or one of its Restricted Subsidiaries or Worldspan with and into the Company or one of its Restricted Subsidiaries or (2) the Company or Worldspan with and into an Affiliate of the Company for the purpose of incorporating or reincorporating or organizing or reorganizing the Company or Worldspan in the same or another jurisdiction in the United States or any state thereof or the District of Columbia.

(i)            Business Activities.  The Company will not, and will not permit Worldspan or any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company, Worldspan and its Subsidiaries taken as a whole.

(j)            Restrictions on Activities of Company.  The Company will not engage in any business activities other than holding the Capital Stock of Worldspan; provided that the Company may be a guarantor with respect to Indebtedness if Worldspan is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Worldspan or one or more of Worldspan’s Restricted Subsidiaries, and the Company may incur the Indebtedness permitted by Section 5(k) hereof and be a party to, and subject to the terms of, the Founder Airline Services Agreements.

(k)           No Debt of the Company.

The Company shall not create, incur, issue or permit to exist any Indebtedness, except for (1) the Company’s guarantee on a basis senior to the Notes of any Indebtedness permitted to be incurred under Section 5(c) hereof, (2) the FASA Guarantees, (3) the incurrence of Indebtedness by the Company in the event of a Continuing Payment Termination or Worldspan Bankruptcy FASA Rejection and (4) the Seller Notes (including any Additional Notes thereon) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Seller Notes, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to dividend and other restrictions than those contained in the Seller Notes on the Original Issue Date.  The Company shall not issue any Disqualified Stock.

(l)            Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Seller Notes for or as an inducement to any consent, waiver or amendment of any of the terms or

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provisions of the Seller Notes unless such consideration is offered to be paid and is paid to all Holders of the Seller Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(m)          Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company, Worldspan and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 5(b) hereof or Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.  Notwithstanding the foregoing, at no time shall Worldspan be designated as an Unrestricted Subsidiary.

(n)           Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(p)           Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

(q)           Reports.  Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Worldspan were required to file such reports; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if Worldspan were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on Worldspan’s consolidated financial statements by Worldspan’s certified independent accountants.  The Company’s reporting obligations with respect to clauses (1) and

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(2) above shall be deemed satisfied in the event the Company or Worldspan files such reports with the SEC on EDGAR.

(r)            Agreements.  The Company shall deliver true and complete copies of any amendments or modifications of the Senior Note Indenture and the Credit Agreement within ten Business Days of the execution of such amendments or modifications to the Initial Holder for so long as the Initial Holder and its Affiliates hold more than 50% of the principal amount of the Note owned by the Initial Holder on the Original Issue Date.

(s)           No Conflicting Agreements.  The Company shall not, and shall cause Worldspan to not, enter into any agreement or instrument that would prevent the Company from issuing Additional Notes in lieu of a cash payment of any or all of the Cash Interest Amount due on this Note in accordance with the second preamble of this Note.

(t)            Compliance Certificate.

(a)           The Company shall deliver to the Initial Holder, within 90 days after the end of each fiscal year, an officers’ certificate stating that a review of the activities of the Company and it’s Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers who shall be the President and the Chief Financial Officer of the Company, with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Notes, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Notes and is not in default in the performance or observance of any of the terms, provisions and conditions of the Notes (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered to the Initial Holder pursuant to Section 5(q) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           So long as any of the Notes are outstanding, the Company shall deliver to the Initial Holder, forthwith upon any officer of the Company becoming aware of any Default or Event of Default, an officers’ certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

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6.             Subordination

(a)           Agreement to Subordinate.  The Company agrees, and the Holder by accepting this Note agrees, that the Indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner expressly provided in this Article 6, to the prior payment in full in cash of all Designated Senior Debt (or, with respect to Section 6(b) below, Senior Debt) whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, and that the subordination is for the benefit of the holders of Senior Debt.

(b)           Liquidation; Dissolution; Bankruptcy.  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors relating to the Company or any marshaling of the Company’s assets and liabilities (“Insolvency or Liquidation Proceeding”):

(i)            holders of Senior Debt will be entitled to receive payment in full of all outstanding Obligations in cash due in respect of such Senior Debt (including interest accruing after the commencement of any such bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment in respect of the Notes (except that Holders of Notes may receive and retain Additional Notes (issued pursuant to the second paragraph of the preamble of this Note) and Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 18(a) hereof); and

(ii)           until all outstanding Obligations in respect of Senior Debt (as provided in clause (i) above) are paid in full in cash, any distribution to which Holders would be entitled in respect of the Notes but for this Section 6 will be made to holders of Senior Debt (except that Holders of Notes may receive and retain Additional Notes (issued pursuant to the second paragraph of the preamble to this Note) and Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 18(a) hereof), as their interests may appear.

(c)           Default on Designated Senior Debt.

(i)            The Company may not make any payment or distribution to any Holder in respect of Obligations under the Notes (other than Additional Notes (issued pursuant to the second paragraph of the preamble to this Note), Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 18(a) hereof) and may not acquire from any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 18(a) hereof) until all principal and other outstanding Obligations in respect of Designated Senior Debt have been paid in full in cash if:

(a)           a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

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(b)           any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Holder Representative receives a notice of such default (a “Payment Blockage Notice”) from the holders of such Designated Senior Debt or their Representative; provided that, in the event that the Holders do not designate a Holder Representative to the holders of Designated Senior Debt or their Representative, then the Payment Blockage Notice will be given to each Person for which the holders of Designated Senior Debt or their Representative has been given written notice identifying such Person as a Holder.  If the Holder receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders may be, or may be made, the basis for a subsequent Payment Blockage Notice, unless, as of such date of delivery, such default has been cured or waived for a period of not less than 180 days.

(ii)           The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(a)           in the case of a payment default described in Section 6(c)(i)(a), upon the date on which such default is cured or waived, or

(b)           in the case of a nonpayment default described in Section 6(c)(i)(b), upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by Holders, unless the maturity of any Designated Senior Debt has been accelerated, if this Section 6 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

(d)           Acceleration of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

(e)           When Distribution Must Be Paid Over.  In the event that any Holder receives any payment in respect of any Obligations under the Notes (other than Additional Notes (issued pursuant to the second paragraph of the preamble to this Note), Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 18(a) hereof) at a time when such payment is prohibited by Section 6(c) hereof, such payment will be held by such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the Representatives, for application to the payment of all outstanding Obligations in respect of Designated Senior Debt remaining unpaid to the extent necessary to pay such outstanding Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Debt.

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(f)            Notice by Company.  The Company will promptly notify the Holders of any facts known to the Company that would cause a payment in respect of any Obligations under the Notes to violate this Section 6, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt or Designated Senior Debt, as applicable, as expressly provided in this Section 6.

(g)           Subrogation.

(i)            After all outstanding Senior Debt is paid in full in cash and until the Notes are paid in full in cash, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive payments or distributions applicable to Senior Debt to the extent that payments or distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt.  A payment or distribution made under this Article 6 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company in respect of the Notes.

(ii)           Subject to Section 6(g)(i), in the case where no Insolvency or Liquidation Proceeding exists,  after all outstanding Designated Senior Debt is paid in full in cash and until the Notes are paid in full in cash, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Designated Senior Debt to receive payments or distributions applicable to Designated Senior Debt to the extent that payments or distributions otherwise payable to the Holders of Notes have been applied to the payment of Designated Senior Debt.  A payment or distribution made under this Article 6 to holders of Designated Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company in respect of the Notes.

(h)           Relative Rights.  This Section 6 defines the relative rights of Holders of Notes and holders of Senior Debt and Designated Senior Debt, as applicable.  Nothing in this Note will:

(i)            impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest in respect of the Notes in accordance with their terms;

(ii)           affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt or Designated Senior Debt, as applicable; or

(iii)          prevent any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt or Designated Senior Debt, as applicable, to receive distributions and payments otherwise payable to Holders of Notes in accordance with this Section 6.

If the Company fails because of this Section 6 to pay principal of, premium, if any, or interest in respect of a Note on the due date, the failure is still a Default or Event of Default.

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(i)            Subordination May Not Be Impaired by Company.  No right of any holder of Senior Debt or Designated Senior Debt, as applicable, to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Note.

(j)            Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to or by holders of Senior Debt, the distribution may be made and the notice given to or by their Representative.  Upon any payment or distribution of assets of the Company referred to in this Section 6, the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.  With respect to any Representative that does not submit such certificate, the Holders may rely on the books and records of the Parent for the purpose of making the determination set forth in the immediately prior sentence, unless objected to by any such Representative submitting any such certificate, in which case, the Holders may deposit such amount with a court of competent jurisdiction.

(k)           Reinstatement.

To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

(l)            No Waiver of Subordination Provisions.  Without in any way limiting the generality of Section 6(i), such holders of Senior Debt as are required or permitted under the agreement, indenture or other document (if any) governing such Senior Debt, may, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Section 6 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following:  (a) change the manner, place or terms of payment or extend the time of payment, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange or otherwise

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deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt and (d) exercise or refrain from exercising any rights against the Company and any other Person.

(m)          Amendments.  Notwithstanding any other provision of this Note, the terms of this Section 6 may not be amended or modified without the written consent of the lenders holding at least 51% of the aggregate commitments and loans under each Credit Facility constituting Senior Debt, holders of at least 51% of the aggregate principal amount outstanding of each series of Senior Notes constituting Senior Debt and holders of at least 51% of the aggregate principal amount outstanding of each series of Additional Permitted Notes (other than Senior Notes) constituting Senior Debt.

(n)           Obligations Paid in Full.  The expressions “payment in full,” “paid in full” and any other similar phrase when used herein with respect to “Obligations”, “Senior Debt” or “Designated Senior Debt” shall mean the indefeasible payment in full, in cash, of all such Obligations, Senior Debt or Designated Senior Debt, respectively, other than unmatured, contingent obligations which by their terms survive termination of the agreement evidencing the applicable Senior Debt.

7.             Events of Default

(a)           Each of the following is an “Event of Default”:

(i)            the Company defaults for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions set forth in Section 6;

(ii)           the Company defaults in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions set forth in Section 6;

(iii)          failure by the Company, Worldspan or any of its Restricted Subsidiaries to comply with the provisions of Section 5(h) hereof;

(iv)          failure by the Company, Worldspan or any of its Restricted Subsidiaries for 30 days after notice from the Holders of at least 25% in principal amount of the Notes to comply with the provisions of Section 3(b), 3(c), 3(g), 5(b), 5(c), 5(f)(ii) or 5(k) hereof;

(v)           failure by the Company, Worldspan or any of its Restricted Subsidiaries for 60 days after notice from Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in the Notes;

(vi)          failure by the Company, Worldspan or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $28.75 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

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(vii)         the Company, Worldspan or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due; or

(viii)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company, Worldspan or any of its Restricted Subsidiaries in an involuntary case;

(b)           appoints a custodian of the Company, Worldspan or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company, Worldspan or any of its Restricted Subsidiaries; or

(c)           orders the liquidation of the Company, Worldspan or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)           Acceleration.  Subject to the provisions of Section 6, in the case of an Event of Default specified in clause (vii) or (viii) of Section 7(a) hereof, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the holders of at least 25% of the outstanding principal amount of the Notes by written notice to the Company and the Representatives (an “Acceleration Notice”), may declare the unpaid principal of, accrued interest and premium, if any, on the Notes to be immediately due and payable.  Upon such declaration, the principal and interest shall become and be immediately due and payable.  If an Event of Default specified in clause (vii) or (viii) of Section 7(a) occurs, all principal of, interest and premium, if any, on the Notes outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Holders.   Any amounts received by the Holder in connection with any action taken pursuant to this Section 7(b) shall be subject to the provisions of Section 6.

(c)           Other Remedies.  Subject to the provisions of Section 6, if an Event of Default occurs and is continuing, the holders of at least 25% of the outstanding principal amount of the Notes may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest and premium, if any, on the Notes or to enforce the

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performance of any provision of the Notes.  A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

(d)           Waiver of Past Defaults.  The Majority Holders by notice to the Company may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Majority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

8.             Amendment and Waiver

Except as provided below in this Section 8, the Company may amend this Note with the consent of the Majority Holders voting as a single class (including, without limitation, consents obtained in connection with a purchase of or a tender offer or exchange offer for the Notes) and, subject to Sections 7(d) hereof, any existing Default or compliance with any provision of this Note may be waived with the consent of the Majority Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  After an amendment, supplement or waiver under this Section 8 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Section 7(d) hereof, the Majority Holders voting as a single class may waive compliance in a particular instance by the Company with any provision of the Notes.  Notwithstanding anything to the contrary contained herein, without the consent of each Holder affected thereby, an amendment or waiver under this Section 8 may not (with respect to any Notes held by a non-consenting Holder):

(i)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants contained in Sections 3(g) and 5(f));

(iii)          reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)          waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

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(v)           make any Note payable in money other than that stated in the Notes;

(vi)          make any change in the provisions of this Note relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(vii)         waive a redemption payment with respect to any Note (other than a payment required by one of the covenants contained in Sections 3(g) and 5(f)); or

(viii)        make any change in the preceding amendment and waiver provisions.

9.             Transfer and Exchange

When this Note is presented to the Company with a request to register a transfer, the Company shall register a transfer as requested, if the requirements for such transfer set forth in the fourth paragraph of this Note are met; provided, however, that if this Note is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing.  The Company may charge for its reasonable out-of-pocket expenses incurred in connection with any transfer or exchange of this Note.  All transfers of this Note (and any replacement thereof) must comply with the requirements of Section 6 and shall be subject to the limitations set forth in Section 14.

10.           Replacement Notes

(a)           If a mutilated Note is surrendered to the Company or if the Holder of this Note presents evidence to the reasonable satisfaction of the Company that this Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note of like tenor if the requirements of the Company for such transactions are met.  An indemnity agreement may be required that is sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer.  The Company may charge for its reasonable out-of-pocket expenses incurred in replacing this Note.

(b)           If the Note is surrendered to the Company in order to effectuate the Company’s exercise of the setoff right to the extent permitted by Section 14, the Company shall issue a replacement Note of like tenor to the Holder provided that the amount of the replacement Note shall be reduced by the applicable Indemnity Claim Amount.

11.           No Recourse Against Others

No director, officer, employee, incorporator, Affiliate, stockholder or partner of the Company will have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting this Note waives and releases all such liability.

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12.           Notice

All notices, requests, demands, and other communications under this Note shall be in writing and shall be deemed given:  (a) when received if delivered personally; (b) on the next Business Day if sent by overnight service prepaid with instructions for next Business Day delivery; or (c) on the day of transmission if telecopied (transmission confirmed), to the parties at the following addresses and numbers (or to such other addresses and numbers as a party may have specified by notice given to the others pursuant to this provision):

(i)            If to the Company, to:

Travel Transaction Processing Corporation

300 Galleria Parkway, N.W.

Atlanta, Georgia  30339

Attention:  Chief Financial Officer

Telecopier No.:  770-563-7878

With a copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA  19103-2793

Attention:  Geraldine A. Sinatra

Telecopier No.:  215-994-2222

(ii)           If to the Holder, at its address listed on the transfer books of the Company.

13.           Governing Law

This Note shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

14.           Set-off; Satisfaction of Claims

This Note is being delivered as part of the purchase price being paid pursuant to the Purchase Agreement.  The Company shall have the right during the Survival Period, at its option, to set off against its obligations hereunder the amount of any claim which the Company asserts against the Initial Holder pursuant to Section 8.2(a) or 8.2(b) of the Purchase Agreement (an “Indemnity Claim” and the amount of such claim, the “Indemnity Claim Amount”), which Indemnity Claim can only be made to the extent permitted under the Purchase Agreement, and, at the option of the Company, all or a portion of this Note may be surrendered to the Company in order to effectuate the Company’s exercise of such setoff right, in which case the Company shall issue to the Holder a replacement Note in accordance with Section 10(b); provided, that these set

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off rights are subject to, with respect to the first such Indemnity Claim Amount, the Company providing written notice to the Initial Holder of such Indemnity Claim (the “Initial Indemnity Claim Notice”) and, with respect to any such subsequent Indemnity Claim Amount, the Company depositing into the Escrow Account pursuant to the TTPC/[Holder] Indemnity Claim Escrow Agreement pending resolution of the Indemnity Claim, at such time during the Survival Period as any cash payments become due and payable hereunder, an amount of cash equal to the Cash Interest and cash principal portion of the amount so set off by the Company that is then due and payable under this Note; and provided, further, that the maximum aggregate amount that may be set off by the Company pursuant to this Section 14 shall equal $[          ].  Within seven days after the Initial Holder’s receipt of the Initial Indemnity Claim Notice, each of the Initial Holder and the Company will enter into the TTPC/[Holder] Indemnity Claim Escrow Agreement and shall deliver duly executed signature pages to each other and to the Escrow Agent.  Within one Business Day of the execution of the TTPC/[Holder] Indemnity Claim Escrow Agreement by all parties thereto, the Company shall deposit the amount set off with respect to the Initial Indemnity Claim Notice into the Escrow Account.  All Indemnity Claim Amounts so set off by the Company pursuant to this Section 14 shall be held and distributed by the Escrow Agent as provided in the TTPC/[Holder] Indemnity Claim Escrow Agreement.  Without limitation of the foregoing, it is understood and agreed that the Company may not assert any Indemnity Claims unless and until the applicable indemnity basket amounts under the Purchase Agreement have been exceeded.  This Section 14 shall be binding upon the Initial Holder and its Affiliates but shall in no event be binding upon any Person which is not an Affiliate of the Initial Holder to whom all or a portion of this Note is transferred and any replacement Note or Notes issued to such transferee will omit this Section 14 and all references thereto (including the third legend on the first page of this Note), provided that the Initial Holder enters into the TTPC/[Holder] Indemnity Claim Escrow Agreement and makes the deposit into the Escrow Account required, if any, pursuant to Section 1.2 of the TTPC/[Holder] Indemnity Claim Escrow Agreement (the “Escrow Deposit”).  Upon a [Holder] Note Transfer and if any portion of this Note is retained by the Initial Holder, this Section 14 shall terminate and no longer be binding upon the Initial Holder and any replacement Note or Notes issued to the Initial Holder will omit this Section 14 and all references thereto (including the third legend on the first page of this Note), provided that the Initial Holder makes the Escrow Deposit into the Escrow Account as required by the preceding sentence.

15.           Successors, Etc.; Entire Agreement; Assignment

This Note shall be binding upon and shall inure to the benefit of and be enforceable by the respective permitted successors and assigns of the Company and the registered Holder thereof.  This Note constitutes the entire agreement between the parties, superseding all prior understandings and writings, with respect to the Indebtedness represented hereby.  Subject to Section 14, this Note may be assigned or transferred by the Holder without the prior written consent of the Company.  The Company may not assign or transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of the Holder, except in connection with a transaction permitted under Section 3(h) hereof.  Any assignment or transfer made by the Holder or the Company in violation of this Section 15 shall be null and void.

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16.           Headings

The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

17.           Indenturization.  In the event that any Holder exercises a right to request a registration of the Note held by such Holder pursuant to the Registration Rights Agreement, dated as of the Original Issue Date, between the Company, American Airlines and Delta Air Lines (as may be amended from time to time, the “Registration Rights Agreement”), such Holder shall, in connection with the exercise of its “demand,” have the right to require that the Company execute an indenture (the “Seller Note Indenture”) with respect to all of the Seller Notes in accordance with the terms of the Registration Rights Agreement containing the terms set forth in the Notes and otherwise in a form substantially the same as the Senior Note Indenture (except for changes necessary to reflect the differences between senior and subordinated rankings, the difference in issuers, the lack of guarantees for the Seller Notes, reasonable modifications to Article II thereof regarding the form of the Notes and any other difference expressly provided for in this Note).  Each Holder agrees that, upon execution of the Seller Note Indenture, (i) the Notes will be subject to and bound by the terms of the Seller Note Indenture and the terms of this Note will have no further force and effect and (ii) such Holder will, promptly upon receipt of notice from the Company relating to the execution of the Seller Note Indenture, surrender the Note held by such Holder to the trustee for such Seller Note Indenture in exchange for a new note issued by the Company pursuant to the terms of the Seller Note Indenture in an aggregate principal amount equal to the aggregate principal amount plus accrued and unpaid interest and premium, if any, payable on the Note so surrendered.

18.           Legal Defeasance and Covenant Defeasance.

(a)           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 18(b) or 18(c) hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section 18; provided, however, that the Company may not exercise its rights under Section 18(b) or 18(c) hereof unless it also exercises its rights to Legal Defeasance or Covenant Defeasance (as the case may be) under, and complies with all terms and conditions of, the corresponding provisions of all Seller Notes.

(b)           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 18(a) hereof of the option applicable to this Section 18(b), the Company will, subject to the satisfaction of the conditions set forth in Section 18(d) hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 18(e) hereof and the other Sections of this Note referred to in clauses (1) and (2) below, and to have satisfied all

34

its other obligations under such Notes, except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 18(d) hereof;

(2)           the Company’s obligations with respect to such Notes under Sections 9 and 10 hereof;

(3)           the provisions of this Section 18 relating to Legal Defeasance.

Subject to compliance with this Section 18, the Company may exercise its option under this Section 18(b) notwithstanding the prior exercise of its option under Section 18(c) hereof.

(c)           Covenant Defeasance.

Upon the Company’s exercise under Section 18(a) hereof of the option applicable to this Section 18(c), the Company will, subject to the satisfaction of the conditions set forth in Section 18(d) hereof, be released from each of its obligations under the covenants contained in Sections 3(b), 3(c), 5(b), 5(c), 5(d), 5(e), 5(f), 5(g), 5(i), 5(j), 5(k), 5(l) and 5(m) hereof and clauses (3) and (4) of the first paragraph of Section 5(h) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 18(d) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7 hereof, but, except as specified above, the remainder of this Note will be unaffected thereby.  In addition, upon the Company’s exercise under Section 18(a) hereof of the option applicable to this Section 18(c) hereof, subject to the satisfaction of the conditions set forth in Section 18(d) hereof, Sections 7(a)(iii) through 7(a)(v) hereof will not constitute Events of Default.

(d)           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 18(b) or 18(c) hereof:

(1)       the Company must irrevocably deposit in a separate account of the Company, in trust, for the benefit of the Holders (a “Defeasance Account”), cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants,

35

to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; such Defeasance Account shall be maintained with a Qualified Bank, and, except as set forth in Sections 18(e) and 18(f) hereof, the Company shall have no right to withdraw any cash or Government Securities held therein.

(2)           in the case of an election under Section 18(b) hereof, the Company has delivered to the Holders an opinion of counsel in the United States confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the Original Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 18(c) hereof, the Company must deliver to the Holders an opinion of counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Note and the Seller Notes) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company must deliver to the Holders an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)           the Company must deliver to the Holders an officers’ certificate and an opinion of counsel, which opinion of counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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(e)           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 18(f) hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited in the Defeasance Account pursuant to Section 18(d) hereof in respect of the outstanding Notes will be held in trust and applied by the Company, in accordance with the provisions of such Notes, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Company may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Qualified Bank that maintains the Defeasance Account against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 18(d) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Section 18 to the contrary, the Company may withdraw from the Defeasance Account from time to time any money or non-callable Government Securities held by it as provided in Section 18(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Holders (which may be the opinion delivered under Section 18(d)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(f)            Repayment to Company.

Any money deposited in the Defeasance Account for the payment of the principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, or premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the paying agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

(g)           Reinstatement.

If the Company or paying agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 18(b) or 18(c) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining,

37

restraining or otherwise prohibiting such application, then the Company’s obligations under this Note will be revived and reinstated as though no deposit had occurred pursuant to Section 18(b) or 18(c) hereof until such time as the Company or paying agent is permitted to apply all such money in accordance with Section 18(b) or 18(c) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Company or paying agent in the Defeasance Account.

19.           Certain Company Payments Restricted.

If any Cash Interest Amount remains unpaid in cash under this Note for a period of more than one year, then, until such time as (A) the Additional Notes issued in lieu of such Cash Interest Amount and (B) the Additional Notes issued in lieu of subsequent Cash Interest Amounts, if any, on Interest Payment Dates prior to the date of redemption of the Additional Notes referred to in clause (A), in each case are redeemed in full (such period of time, the “Payment Block Period”), (i) neither the Company, Worldspan or their respective controlled Affiliates will pay any management or advisory fees (or other fees of a similar nature with different names) to Citigroup Venture Capital Equity Partners, L.P. or any of its Affiliates (collectively, “CVC”) or to Ontario Teachers’ Pension Plan Board or any of its Affiliates (collectively, “OTPP”), other than the reimbursement of actual out-of-pocket costs and expenses and the payment of fees and reimbursement of actual out-of-pocket costs and expenses for the provision by any Affiliate of CVC to the Company or Worldspan of commercial banking or lending services, investment banking or other similar services (other than pursuant to the Advisory Agreement) on terms that are no less favorable to the Company or Worldspan, as applicable, than those that would have been obtained by an unaffiliated party and that are approved in good faith by a majority of the members of the Board of Directors of the Company or Worldspan, as applicable, (ii) the Company will not make any dividend payments (except for stock dividends (other than Disqualified Stock)) on its Class A Common Stock, Class B Common Stock or any other equity securities of the Company to CVC or OTPP, and (iii) none of the Company, Worldspan or their respective controlled Affiliates will pay any director fees to any director on the Board of Directors of the Company, Worldspan or any such controlled Affiliate, as applicable, who is employed by or is a consultant to CVC or OTPP during the Payment Block Period or was employed by or was a consultant to CVC or OTPP at any time during the six months prior to the Payment Block Period (the “Sponsor Directors”), other than reimbursement of actual out-of-pocket costs and expenses.

20.           Definitions.

(a)           Certain Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided that Indebtedness of

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such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that the amount of such Indebtedness shall be deemed to be the lesser of the value of such asset and the amount of the obligation so secured.

“Additional Permitted Notes” means all Indebtedness of the Company or any of its subsidiaries evidenced by bonds, notes, debentures or similar instruments, other than the Senior Notes and the Seller Notes, as amended, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Advisory Agreement” means the Advisory Agreement, dated as of the Original Issue Date, by and between the Company and CVC Management LLC.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.  No Person (other than Worldspan or any Restricted Subsidiary of Worldspan) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company, Worldspan or any of its Subsidiaries solely by reason of such Investment.

“Aggregate Cash Interest Amount” means interest equal to 5% per annum of the then outstanding principal amount of the Seller Notes.

“American Airlines” means American Airlines, Inc.

“American Group” means American Airlines and its Affiliates.

“American Note” means the Subordinated Note issued to American Airlines on the Original Issue Date by the Company in the aggregate principal amount of $[           ], including any replacement notes and Additional Notes issued pursuant to the American Note.

“American Note Transfer” means a transfer of the American Note from American Airlines to a third party in accordance with the terms of the American Note such that the American Group no longer holds, in the aggregate, a portion of the American Note evidencing at least $[             ] in principal amount and accrued and unpaid interest thereon.

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“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company, Worldspan and its Restricted Subsidiaries taken as a whole will be governed by Section 3(b) and/or 5(h) as applicable and not by the provisions of Section 5(f) hereof; and

(2)           the issuance or sale of Equity Interests by Worldspan or any of its Restricted Subsidiaries (other than directors qualifying shares or shares required by applicable law to be held by a Person other than the Company, Worldspan or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a fair market value of less than $2.875 million;

(2)           a transfer of assets between or among the Company, Worldspan and its Restricted Subsidiaries,

(3)           an issuance of Equity Interests by a Subsidiary to the Company, Worldspan or to a Restricted Subsidiary;

(4)           the sale, lease, conveyance or other disposition of equipment, inventory, intellectual property or accounts receivable in the ordinary course of business, including the sale or other disposition of obsolete, uneconomical, negligible, worn-out or surplus assets;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment or Permitted Investment that is permitted by Section 5(b);

(7)           sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; and

(8)           transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

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“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation; and

(2)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S.A. are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

‘‘Capitalized Software Arrangements’’ means, at the time any determination is made, the amount of liability in respect of long term software arrangements that are at that time capitalized on a balance sheet in accordance with GAAP and payable over a time period in excess of 12 months.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           United States dollars or foreign currency that is readily exchangeable into United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided

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that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)           securities issued or directly and fully guaranteed or insured by any state of the United States or any agency or instrumentality thereof having maturity of not more than one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services;

(4)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having combined capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)           repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)           commercial paper having one of the two highest ratings obtainable from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(7)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Cash Interest Amount” means interest equal to 5% per annum of the then outstanding principal amount of this Note.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company.

“Change of Control” shall mean a “Change of Control” as defined in the Senior Note Indenture as in effect on the Original Issue Date.

“Class B Dividends” means the annual special dividend payable to holders of the Company’s Class B Common Stock, not to exceed an annual aggregate amount of $0.6 million per year plus any additional special dividends payable to the holders of the Company’s Class B Common Stock in an amount not to exceed the fees received by the Company from Worldspan in compliance with clause (13) of Section 5(g) hereof.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

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(2)           provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)           other expenses incurred in connection with the Transaction on or prior to the Original Issue Date; minus

(6)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (it being understood and agreed that Worldspan is a Restricted Subsidiary of the Company) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Subsidiary of Worldspan that is a Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income to such Person and its Restricted Subsidiaries is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, except to the extent that any dividend or similar distribution is actually made and not otherwise included in Consolidated Net Income of such Person;

(3)           the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

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(4)           the cumulative effect of a change in accounting principles will be excluded;

(5)           the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(6)           with respect to the Company, an amount equal to the product of (a) the amortization of intangibles incurred as a result of purchase accounting in connection with the acquisition, of Worldspan by the Principals times (b) a fraction, the numerator of which is one minus the then combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of Worldspan), expressed as a decimal, and the denominator of which is one, in each case, on a consolidated basis and in accordance with GAAP, shall be added to Consolidated Net Income; and

(7)           with respect to the Company, the charges or expenses, if any, incurred with respect to the FASA Credits becoming due and payable in the event of a Continuing Payment Termination or Worldspan Bankruptcy FASA Rejection will be added back to Consolidated Net Income of Worldspan to the extent such charges or expenses were deducted in computing such Consolidated Net Income.

“Continuing Payment Termination” means a Delta Continuing Payment Termination or a Northwest Continuing Payment Termination, in each case, as defined in the applicable Founder Airline Services Agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of the Original Issue Date, by and among the Company, WS Holdings LLC,  Worldspan, Lehman Commercial Paper Inc., as administrative agent, Lehman Brothers, Inc., as book-runner and lead arranger, and the other lenders and agents party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, increased, replaced or refinanced from time to time (whether the same are provided by the original agents and lenders under such Credit Facility or a successor agent or other lenders).

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, increased, replaced or refinanced in whole or in part from time to time.

“CVC Stockholders” means Citicorp Venture Capital Equity Partners, L.P., CVC Executive Fund LLC and CVC/SSB Employee Fund, L.P.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delta Air Lines” means Delta Air Lines, Inc.

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“Delta Continuing Payment” has the meaning assigned to such term in the Founder Airline Services Agreement between Worldspan and Delta Air Lines.

“Delta Group” means Delta Air Lines and its Affiliates.

“Delta Note” means the Subordinated Note issued to Delta Air Lines on the Original Issue Date by the Company in the aggregate principal amount of $[            ], including any replacement notes and Additional Notes issued pursuant to the Delta Note.

“Designated Senior Debt” means:

(1)           all Indebtedness of the Company and its Subsidiaries outstanding under the Credit Agreement;

(2)           all Indebtedness of the Company or any of its Subsidiaries represented by the Senior Notes and any related guarantees;

(3)           all Credit Facilities and Additional Permitted Notes of the Company or any of its subsidiaries, other than the Credit Agreement and the Senior Notes, to the extent that at the time of the incurrence of such Indebtedness, the Company’s ratio of Designated Senior Debt to Consolidated Cash Flow for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available is not greater than 4.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Credit Facilities and/or such Additional Permitted Notes had been issued at the beginning of such four-quarter period; and

(4)           all Obligations in respect of the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the foregoing, Designated Senior Debt will not include any Indebtedness which by its terms or the terms of any instrument creating or evidencing it (including the terms of any instrument extending, renewing, refinancing or deferring the same) is pari passu with, or subordinate in right of payment to, the Seller Notes.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature provided, however, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Worldspan to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Worldspan may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5(b).

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“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” means Escrow Account as defined in the TTPC/[Holder] Indemnity Claim Escrow Agreement.

“Escrow Agent” means the escrow agent as defined in the TTPC/[Holder] Indemnity Claim Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the 9-5/8% Senior Notes due 2011, of the same series under the Senior Note Indenture as the Senior Notes, to be issued pursuant to the Senior Note Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness of the Company, Worldspan and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and Indebtedness represented by Capital Lease Obligations and Capitalized Software Arrangements) in existence on the Original Issue Date, until such amounts are repaid, and Indebtedness represented by Capital Lease Obligations and Capitalized Software Arrangements in an amount at any time outstanding not to exceed the amount of Indebtedness represented by such Capital Lease Obligations and Capitalized Software Arrangements, respectively, outstanding on the Original Issue Date.

‘‘FASA Credits’’ means the Delta FASA Credit and the Northwest FASA Credit, in each case, as defined in the applicable Founder Airline Services Agreement.

‘‘FASA Excess Credit Amount’’ has the meaning assigned to such term in the Founder Airline Services Agreements.

“FASA Guarantees” means the Guarantees from the Company provided to each of Delta Air Lines and Northwest Airlines, Inc. relating to certain of Worldspan’s obligations under the Founder Airline Services Agreements

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Capitalized Software Arrangements, commissions, discounts and other fees and charges incurred in respect of letter of credit

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or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

(5)           the amount of any dividends paid during such period pursuant to Section 4.07(b)(6) of the Senior Note Indenture.

provided, that the payments of the Delta FASA Credit, Northwest FASA Credit and FASA Excess Credit Amount under the Founder Airline Services Agreements shall not be deemed to be “Fixed Charges” for any reason, regardless of the timing of payment.

“Fixed Charge Coverage Ratio” means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock or preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated

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Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

‘‘Founder Airlines Services Agreements’’ mean each of the Founder Airline Services Agreements, dated as of the Original Issue Date, by and between Worldspan and each of Delta Air Lines, Inc. and Northwest Airlines, Inc.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date of the Original Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business or standard contractual indemnities, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(2)           foreign exchange contracts, currency swap agreements or other similar agreements and other agreements or arrangements designed to protect such Person against fluctuations in exchange or currency rates.

“Holder Representative” means, with respect to the Notes, a single designated representative for the Holders of the Notes.

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“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing Capitalized Software Arrangements;

(6)           representing the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable; or

(7)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that the payments of any of the FASA Credits, FASA Cash Payments, FASA Excess Credit Amounts, the Delta Continuing Payment and the Northwest Continuing Payment under the Founder Airline Services Agreements shall not be deemed to be “Indebtedness” for any reason regardless of the timing of payment.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person and the amount of such obligation being deemed to be the lesser of the value of such asset and the amount of the obligation so secured)) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount of the Indebtedness in the case of any other Indebtedness.

“Initial Public Offering” means the initial underwritten sale of common equity interests of the Company or Worldspan to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, with gross proceeds to the Company or Worldspan of $200,000,000 or more, if immediately thereafter the Company or Worldspan, as applicable, has publicly held common equity interests listed on a national securities exchange or the NASD automated quotation system.

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“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other extensions of credit), advances or capital contributions (excluding (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company, Worldspan or any Restricted Subsidiary of Worldspan sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company or Worldspan will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s or Worldspan’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 5(b).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

“Majority Holders” means the holders of more than 50% of the outstanding principal amount of the Notes; provided, that at such time when more than 50% of the outstanding principal amount of the American Note is no longer held by the American Group and more than 50% of the outstanding principal amount of the Delta Note is no longer held by the Delta Group, then the “Majority Holders” shall be the Holders of more than 50% of the outstanding principal amount of the Seller Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock or preferred equity dividends, excluding, however:

(1)           any gain (or loss), together with any related provision for taxes or Tax Distributions on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)           any extraordinary gain (or loss), including any extraordinary tax refund, together with any related provision for taxes or Tax Distributions on such extraordinary gain (or loss), less, in the case of any Person that is a partnership or a limited liability company, the Tax Amount of such Person for such period.

“Net Proceeds” means the aggregate cash proceeds received by the Company, Worldspan or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without

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limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes or Tax Distributions paid or payable as a result of the Asset Sale, and any repayment of Indebtedness that was secured by the assets sold in such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company, Worldspan nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Seller Notes) of the Company, Worldspan or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, Worldspan or any of its Restricted Subsidiaries.

‘‘Northwest Continuing Payment’’ has the meaning assigned to such term in the Founder Airlines Services Agreement between Worldspan and Northwest Airlines, Inc.

‘‘Northwest FASA Credit’’ has the meaning assigned to such term in the Founder Airline Services Agreement between Worldspan and Northwest Airlines, Inc.

“Obligations” means any principal, interest, penalties, fees, costs, outstanding indemnifications, reimbursements, damages and other outstanding liabilities then payable under the documentation governing any Indebtedness.

“OTPP” means Ontario Teachers’ Pension Plan Board.

“paying agent” means an office or agency selected by the Company where Notes may be presented for payment and, in the absence of such a selection, the Company itself.

“Permitted Business” means the business of Worldspan and its Subsidiaries engaged in on the Original Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension of, such business.

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“Permitted Investments” means:

(1)           any Investment in Worldspan or in a Restricted Subsidiary of Worldspan;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by Worldspan or any Restricted Subsidiary of Worldspan in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of Worldspan; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Worldspan or a Restricted Subsidiary of Worldspan;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5(f);

(5)           any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company, Worldspan and/or its parent entities;

(6)           any Investments received in compromise of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments received in satisfaction of judgments;

(7)           Hedging Obligations;

(8)           receivables owing to the Company, Worldspan or any Restricted Subsidiary of Worldspan if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include the concessionaire trade terms as the Company, Worldspan or the Restricted Subsidiary deems reasonable under the circumstances;

(9)           payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10)         loans or advances to employees, directors, officers or consultants of the Company, Worldspan or any Restricted Subsidiary of Worldspan made in the ordinary course of business in the aggregate amount not to exceed $8.625 million outstanding at any one time;

(11)         Investments in existence on the Original Issue Date;

(12)         Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation,

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performance and other similar deposits made in the ordinary course of business by the Company, Worldspan or any Restricted Subsidiary;

(13)         Investments made solely in exchange for the issuance of Equity Interests;

(14)         the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Worldspan or a Restricted Subsidiary of Worldspan in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Worldspan entered into as part of a Qualified Receivables Transaction; and

(15)         other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Original Issue Date not to exceed $23.0 million outstanding; provided that any cash return on capital in any such Permitted Investment (including through any dividend, distribution, repayment, redemption, payment of interest or other transfer) made pursuant to this clause (15) will reduce the amount of any such Permitted Investment for purposes of calculating the amount of Permitted Investments under this clause (15) and will be excluded from clauses (3)(a), (d) and (e) of the first paragraph of Section 5(b) hereof.

“Permitted Junior Securities” means:

(1)           common Equity Interests in the Company; or

(2)           debt securities of the Company or preferred equity securities of the Company that in each case are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt hereunder.

“Permitted Liens” means:

(1)           Liens securing Indebtedness that was permitted by the terms of the Seller Notes to be incurred (provided, that any Lien securing any Note shall be required to equally and ratably secure all Senior Notes);

(2)           Liens in favor of the Company, Worldspan or the Restricted Subsidiaries;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company, Worldspan or any Restricted Subsidiary of Worldspan; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company, Worldspan or the Restricted Subsidiary;

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(4)           Liens on property or shares of stock existing at the time of acquisition of the property or stock by the Company, Worldspan or any Restricted Subsidiary of Worldspan, provided that such Liens were not incurred in contemplation of such acquisition;

(5)           Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)           Liens to secure Indebtedness (including Capital Lease Obligations and Capitalized Software Obligations) permitted by clause (4) and Indebtedness represented by Capital Lease Obligations and Capitalized Software Obligations permitted by clause (2) of the second paragraph of Section 5(c) hereof covering only the assets acquired with such Indebtedness;

(7)           Liens existing on the Original Issue Date;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)           Liens imposed by law, including carriers’, warehousemen’s, mechanics and landlords’ Liens, in each case for sums not due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions as is required in conformity with GAAP has been made therefor;

(10)         encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company, Worldspan or a Restricted Subsidiary or to the ownership of their properties in the ordinary course of business which do not materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of business of the Company, Worldspan and its Restricted Subsidiaries;

(11)         attachment or judgment Liens not giving rise to an Event of Default;

(12)         Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and property relating to such letters of credit and products and proceeds thereof;

(13)         Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company, Worldspan and its Restricted Subsidiaries;

(14)         Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

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(15)         Liens securing Permitted Refinancing Indebtedness or Indebtedness incurred to refund, refinance or extend Indebtedness secured by Liens under clauses (1), (3), (4), (6) and (7) hereof, provided that any such Lien does not extend to or cover any property, shares or debt other than the property shares or debt securing the Indebtedness so refunded, refinanced or extended;

(16)         Liens on assets of the Company, Worldspan or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

(17)         Liens incurred in the ordinary course of business of the Company, Worldspan or any Restricted Subsidiary of Worldspan with respect to obligations that do not exceed $11.5 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company, Worldspan or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, Worldspan or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount  (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           such Indebtedness is incurred either by the Company, Worldspan, or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., CVC Management LLC and Ontario Teachers’ Pension Plan Board and their respective Affiliates.

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“Qualified Bank” means any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better.

‘‘Qualified Receivables Transaction’’ means any transaction or series of transactions entered into by Worldspan or any of its Restricted Subsidiaries pursuant to which Worldspan or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Worldspan or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Worldspan or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

‘‘Receivables Subsidiary’’ means a Subsidiary of Worldspan which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Worldspan (as provided below) as a Receivables Subsidiary and (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Worldspan or any Restricted Subsidiary of Worldspan (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Worldspan or any Restricted Subsidiary of Worldspan in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Worldspan or any Restricted Subsidiary of Worldspan (other than the accounts receivable and related assets as provided in the definition of ‘‘Qualified Receivables Transaction’’), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Worldspan nor any Restricted Subsidiary of Worldspan has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Worldspan or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Worldspan and other than fees payable in the ordinary course of business in connection with servicing the receivables of such Subsidiary and (c) with which neither Worldspan nor any Restricted Subsidiary of Worldspan has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Worldspan will be evidenced to the Holders by delivering to the Holders a certified copy of the resolution of the Board of Directors of Worldspan giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, among the Company, American Airlines and Delta Air Lines.

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“Related Party” means:

(1)           any controlling stockholder, officer, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)           any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Representatives” means, (i) with respect to the Senior Notes, the indenture trustee or other single designated representative for the holders of the Senior Notes, (ii) with respect to the Credit Agreement, the Administrative Agent or any similar single representative for the lenders thereunder, (iii) with respect to any other Senior Debt in an aggregate amount outstanding in excess of $100.0 million, any other single trustee, agent or representative appointed by the holders of such Senior Debt and (iv) with respect to any other Senior Debt, any other Representative set forth in clauses (i), (ii) or (iii) above as designated by the holders of such other Senior Debt and agreed to by such Representative.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary, provided that Worldspan shall at all times be deemed a Restricted Subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Senior Debt” means:

(1)           all Indebtedness of the Company and its subsidiaries outstanding under Credit Facilities;

(2)           all Indebtedness of the Company or any of its subsidiaries represented by the Senior Notes and any related guarantees;

(3)           all Additional Permitted Notes of the Company or any of its subsidiaries, other than the Seller Notes; and

(4)           all Obligations-in respect of the items listed in the preceding clauses (1), (2) and (3);

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)           any Indebtedness of the Company (other than the Credit Facilities, Senior Notes and Additional Permitted Notes and guarantees of other Indebtedness permitted to be incurred hereunder);

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(2)           any Indebtedness which, by its terms or the terms of any instrument creating or evidencing it (including the terms of any instrument extending, renewing, refinancing or deferring the same) is pari passu with or expressly subordinate in right of payment to the Notes,

(3)           any liability for federal, state, local or other taxes owed or owing by the Company;

(4)           any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(5)           any trade payables of the Company; or

(6)           the portion of any Indebtedness of the Company that is incurred in violation of this Note; provided that any guarantee of the Company issued pursuant to Section 5(k)(1) hereof will not be excluded from Senior Debt under this clause (6) if (A) the applicable lenders or their Representatives obtained an officer’s certificate from Worldspan as of the date of issuance of such guarantee to the effect that the corresponding Indebtedness of Worldspan or any of its Restrictive Subsidiaries so guaranteed by the Company was permitted to be incurred under Section 5(c) of this Note and (B) as of such date, such lenders and their Representatives had no actual knowledge that such Indebtedness was incurred in violation of Section 5(c) hereof.

“Senior Notes” means the $280 million aggregate principal amount of 9 5/8% Senior Notes due 2011 issued by Worldspan and WS Financing Corp. on the Original Issue Date (as amended, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time).

“Senior Note Guarantees” means the Guarantees provided by the Senior Note Guarantors pursuant to the Senior Note Indenture.

“Senior Note Guarantors” means:

(1)           each Domestic Subsidiary of Worldspan; and

(2)           any other Subsidiary that executes a Senior Note Guarantee in accordance with the provisions of the Senior Note Indenture; and their respective successors and assigns.

“Senior Note Indenture” means the Indenture, dated the Original Issue Date, among Worldspan, the Senior Note Guarantors and The Bank of New York, as trustee (as amended, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time).

“Senior Note Registration Rights Agreement” means the Registration Rights Agreement entered into in connection with the issuance of the Senior Notes.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not

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include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

‘‘Stockholders Agreement’’ means the Stockholders Agreement by and among the Company, Worldspan, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Ontario Teachers’ Pension Plan Board and other parties named therein or in joinder agreements thereto, as amended, modified or supplemented from time to time.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Survival Period” means the first fifteen month period following the Original Issue Date plus any period during which an Indemnity Claim that has been asserted by the Company under the Purchase Agreement prior to the expiration of such fifteen month period is outstanding.

‘‘Tax Amount’’ means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Worldspan if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Worldspan were a Delaware corporation shall be taken into account; provided, further that (i) the Tax Amount for any period shall not exceed the total net amount of the relevant (estimated or final, as the case may be) tax liability that equityholders or partners of Worldspan (as the case may be) actually owes to the appropriate taxing authority at such time, (ii) if there is an adjustment in the amount of the Taxable

Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (iii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from Worldspan’s reorganization as or change in the status to a corporation for tax purposes.

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“Tax Distribution” means distributions to equity holders or partners of Worldspan in an amount not to exceed the Tax Amount.

‘‘Taxable Income’’ means, for any period, the taxable income or loss of Worldspan for such period for federal income tax purposes.

“Transaction” means the acquisition of all of the outstanding partnership interests of Worldspan by the Company (or its Subsidiaries) pursuant to the terms of Purchase Agreement, along with the execution of the agreements and documents and the consummation of the transactions contemplated thereby and the consummation of the financing transactions in connection therewith.

“TTPC/[Holder] Indemnity Claim Escrow Agreement” means the TTPC/[Holder] Indemnity Claim Escrow Agreement, to be entered into by the Initial Holder, the Company, Worldspan and Escrow Agent if and when the need arises in the form attached as Annex B hereto.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Worldspan) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           on the date of such designation is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company (other than Worldspan) as an Unrestricted Subsidiary will be evidenced to the Holders by delivering to the Holders a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5(b).  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Notes and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5(c), the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be

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deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if: (1) such Indebtedness is permitted under Section 5(c), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warehouse Share Transaction” means the repurchase or redemption by the Company of up to 2,452,140 shares of its Class A Common Stock and 460 shares of its Series A Preferred Stock from the CVC Stockholders and OTPP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

‘‘Worldspan Bankruptcy FASA Rejection’’ means a Worldspan Bankruptcy Delta FASA Rejection or a Worldspan Bankruptcy Northwest FASA Rejection, in each case, as defined in the Founder Airline Services Agreements.

(b)           Other Definitions.

Term	Defined in Section

“Acceleration Notice”	Section 7(b)
“Affiliate Transaction”	Section 5(g)
“Additional Notes	Preamble
“Asset Sale Offer”	Section 3(g)
“Company”	Preamble
“Covenant Defeasance”	Section 18(c)
“Default Interest Rate”	Section 5(a)
“Default Trigger”	Preamble
“Defeasance Account”	Section 18(d)
“Escrow Deposit”	Section 14
“Event of Default”	Section 7(a)
“Excess Proceeds”	Section 5(f)
“Holder”	Preamble
“incur”	Section 5(c)
“Indemnity Claim Amount”	Section 10(b)
“Initial Holder”	Section 3(a)

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Term	Defined in Section

“Initial Indemnity Claim Notice”	Section 14
“Insolvency or Liquidation Proceeding”	Section 6(b)
“Interest Payment Date”	Preamble
“Legal Defeasance”	Section 18(b)
“Mandatory Redemption Price”	Section 3(b)
“Maturity Date”	Preamble
“Notes”	Preamble
“Offer Amount”	Section 3(g)
“Offer Period”	Section 3(g)
“Original Issue Date”	Preamble
“Payment Block Period”	Section 18
“Payment Blockage Notice”	Section 6(c)
“Permitted Debt”	Section 5(c)
“Purchase Agreement”	Preamble
“Purchase Date”	Section 3(g)
“Restricted Payments”	Section 3(c)
“Securities Act”	Preamble
“Seller Note Indenture”	Section 17
“Seller Notes”	Preamble
“Sponsor Directors”	Section 19
“Worldspan”	Preamble

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer.

Dated: June 30, 2003

TRAVEL TRANSACTION PROCESSING CORPORATION

By:
Name:
Title:

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Annex A

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 5(f) of the Note, check the appropriate box below:

☒ Section 5(f)

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5(f) of the Note, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Company).

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Annex B

TTPC/[Holder] Indemnity Claim Escrow Agreement

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TTPC/[HOLDER] INDEMNITY CLAIM ESCROW AGREEMENT

TTPC/[HOLDER] INDEMNITY CLAIM ESCROW AGREEMENT, dated as of                     , 20     (the “Escrow Agreement”), by and among [Holder], a corporation organized and existing under the laws of [State] (“[Holder]”), Travel Transaction Processing Corporation, a corporation organized and existing under the laws of Delaware (“Buyer”), and [The Bank of New York, a New York banking corporation], as escrow agent (the “Escrow Agent”).

WHEREAS, Delta Air Lines, Inc., NWA Inc., American and NewCRS Limited, Inc. (each, a Seller and collectively, the “Sellers”), Buyer and Worldspan, L.P. have entered into the Partnership Interest Purchase Agreement, dated as of March 3, 2003 (as amended, the “Purchase Agreement”), pursuant to which, among other things, Buyer has acquired directly or indirectly all of the outstanding general partnership interests and limited partnership interests of Worldspan, and Sellers severally have caused the direct or indirect sale of such partnership interests to Buyer on the terms and conditions set forth therein;

WHEREAS, under a promissory note made by Buyer in favor of [Holder] in the initial principal amount of $[           ], dated as of June 30, 2003 (including Additional Notes (as defined in such promissory note), the “[Holder] Note”), Buyer may from time to time recoup against its obligations to make certain payments thereunder by depositing with Escrow Agent amounts otherwise payable to [Holder] thereunder into an escrow account established on behalf of [Holder] (the “Escrow Account”) on the terms and conditions set forth herein; and

WHEREAS, the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Establishment of Escrow Fund.

1.1           (a)           Subject to Section 1.1(b), from time to time, pursuant to and in accordance with the terms of the [Holder] Note, Buyer may recoup against its obligations to make certain cash payments to [Holder] thereunder by depositing with Escrow Agent into the Escrow Account all or a portion of the amount of such payments (each, a “[Holder] Note Deposit”).  Escrow Agent shall notify [Holder] and Buyer in writing of its receipt of each [Holder] Note Deposit promptly after receipt thereof.

(b)           The cumulative aggregate amount that can be held in the Escrow Account shall not exceed an amount (the “[Holder] Cap Amount”) (i) $15,600,000, less (ii) the amount of the aggregate principal then outstanding under any portion of the [Holder] Note then held by any one or more members of the [Holder] Group (as defined in Section 16.3) at the time of determination (the “Retained [Holder] Note Amount”) and less (iii) the cumulative aggregate amount distributed to Buyer from the Escrow Account in connection with any [Holder] Final

Determination (as defined in Section 3.3) of any [Holder] Indemnity Claim (as defined in Section 3.1) pursuant to Section 4.

(c)           Within five (5) Business Days after the end of each calendar quarter and at the time of any [Holder] Note Transfer, [Holder] and Buyer shall deliver to Escrow Agent a statement specifying the Retained [Holder] Note Amount outstanding as of the last day of such calendar quarter and immediately after any such [Holder] Note Transfer, respectively.  Escrow Agent may conclusively rely upon each such statement.

1.2           If all or a portion of the [Holder] Note is transferred to a third party in accordance with the terms thereof such that the [Holder] Group no longer holds, in the aggregate, a portion of the [Holder] Note evidencing at least $15,600,000 in principal amount thereon (any such transfer, an “[Holder] Note Transfer”), and at the time of the [Holder] Note Transfer, (A) the sum of (i) the cumulative aggregate amount of funds held in the Escrow Account, (ii) the Retained [Holder] Note Amount (after giving effect to such [Holder] Note Transfer) and (iii) the cumulative aggregate amount distributed to Buyer from the Escrow Account in connection with any [Holder] Final Determination of any [Holder] Indemnity Claim pursuant to Section 4 is less than (B) the smaller of $[              ] and, if the [Holder] Note Transfer occurs after September 30, 2004, the aggregate amount of all [Holder] Indemnity Claims outstanding as of such date, then [Holder] shall deposit with Escrow Agent into the Escrow Account, at the time of such [Holder] Note Transfer, such shortfall amount.  Simultaneously with such deposit, [Holder] and Buyer shall notify Escrow Agent in writing that a [Holder] Note Transfer has occurred and that such deposit is being made pursuant to this Section 1.2.

1.3           Escrow Agent agrees to hold, invest and dispose of all funds received pursuant to this Section 1 and any dividends, distributions, interest and other income accumulation or capital appreciation received therefrom (hereinafter collectively referred to as the “Escrow Fund”) in accordance with the terms and conditions of this Escrow Agreement.

1.4           The Escrow Fund is being held for the benefit of [Holder] and Buyer as their interests may appear.  [Holder]’s and Buyer’s respective beneficial interest in the escrow funds will be established pursuant to a [Holder] Final Determination for all purposes, including the determination of the portion of such funds constituting property of a [Holder] or Buyer bankruptcy estate.  Any recoupments, payments or credits which are deposited into the Escrow Account shall be deemed to occur on the date of such deposit.

2.             Investment of Escrow Fund; Accounting.

2.1           Escrow Agent shall invest all of the Escrow Fund (A) as designated by [Holder] in writing to Escrow Agent in (i) short-term negotiable certificates of deposit (not in excess of sixty (60) days) in a commercial bank having a combined capital and surplus of at least $1,000,000,000; (ii) short-term commercial paper rated “prime-1” by Moody’s Investors Service, Inc. and “A-1” by Standard & Poors Corporation; and/or (iii) short-term obligations of or guaranteed by the United States government or a money market fund whose investments are made strictly in obligations with remaining maturities of one year or less issued or guaranteed by the full faith and credit of the United States government; and/or (B) in such other investments as may be specifically approved in a writing duly executed by [Holder] and Buyer.

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2.2           For the Escrow Fund, Escrow Agent shall maintain a ledger in Escrow Agent’s customary form setting forth (i) the amount of the Escrow Fund attributable to payments made into such escrow fund pursuant to Section 1 and (ii) the amount of the Escrow Fund attributable to dividends, distributions, interest and other income accumulation or capital appreciation in respect of such escrow fund.

3.             Notice of Claims Against [Holder].

3.1           If Buyer shall assert a claim against [Holder] for any amount owing to Buyer pursuant to Section 8.2(a) or 8.2(b) of the Purchase Agreement (“[Holder] Indemnity Claim”), which [Holder] Indemnity Claim can only be made to the extent permitted under the Purchase Agreement, Buyer shall give written notice of such [Holder] Indemnity Claim (“[Holder] Indemnity Claim Notice”) to each of [Holder] and Escrow Agent; provided, however, that no [Holder] Indemnity Claim may be asserted under this Escrow Agreement after September 30, 2004.  Each [Holder] Indemnity Claim Notice shall (i) indicate that a [Holder] Indemnity Claim is being asserted, (ii) indicate the amount of Losses (as defined in the Purchase Agreement) which Buyer has suffered or is reasonably likely to suffer (“[Holder] Indemnity Claim Amount”) and (iii) include a statement from Buyer that (x) Buyer has delivered to [Holder] written notice of such [Holder] Indemnity Claim pursuant to and in accordance with Section 8.2(f) of the Purchase Agreement and (y) if applicable, the Seller Mini-Basket Amount, the Seller General Basket Amount, the Worldspan Mini-Basket Amount or the Worldspan General Basket Amount has been exceeded in accordance with Section 8.2(a) or 8.2(b), as applicable, of the Purchase Agreement.

3.2           A [Holder] Indemnity Claim shall be considered outstanding unless (i) it has been withdrawn by Buyer by written notice to Escrow Agent and [Holder] or (ii) there has been a [Holder] Final Determination (as defined in Section 3.3) with respect to such [Holder] Indemnity Claim and any [Holder] Indemnity Claim Amounts to which Buyer and/or [Holder] is entitled pursuant to the applicable [Holder] Final Determination have been distributed to Buyer and/or [Holder], as the case may be.

3.3           As used herein, the term “[Holder] Final Determination” shall mean, with respect to any [Holder] Indemnity Claim, (i) a written compromise or settlement executed by [Holder] and Buyer and, if required, approved by the court or arbitrator before which any such matter may be pending, or (ii) a final order, decree or judgment of an arbitrator or a court or agency of competent jurisdiction in the United States of America (the time for appeal having expired or no appeal having been taken) directing as to the disposition of such [Holder] Indemnity Claim.  Each [Holder] Final Determination shall include the amount, if any, to be paid by Escrow Agent to Buyer and/or [Holder] in respect of the applicable [Holder] Indemnity Claim.

4.             Delivery of Escrow Fund By Escrow Agent.

4.1           Escrow Agent shall pay to [Holder] all income or gain earned and received on or with respect to the Escrow Fund on the last Business Day of each quarter, with the first quarter commencing on the first day of the first calendar month after the date hereof.

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4.2           Escrow Agent shall distribute the Escrow Fund (other than that portion of the Escrow Fund attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to [Holder] in accordance with Section 4.1) as follows:

(a)           (i) For so long as (x) the Retained [Holder] Note Amount equals at least $15,600,000 or (ii) at any time after September 30, 2004, each time (A) the amount of the Escrow Fund (excluding any portion thereof attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to [Holder] in accordance with Section 4.1) exceeds (B) the aggregate amount of all outstanding [Holder] Indemnity Claims, [Holder] and Buyer shall jointly and promptly instruct Escrow Agent in writing to transfer such excess amount to [Holder].  Upon receipt of such notice, Escrow Agent shall immediately transfer such excess amount to [Holder].

(b)           In respect of each [Holder] Indemnity Claim, Escrow Agent shall distribute out of the Escrow Fund (i) to Buyer the amount shown as owing by [Holder] to Buyer in the [Holder] Final Determination of such [Holder] Indemnity Claim, and (ii) to [Holder] the amount by which the applicable [Holder] Indemnity Claim Amount exceeds the amount paid to Buyer under clause (i) above; provided, however, that (x) no amounts shall be distributed to [Holder] under Section 4.2(b)(ii) after a [Holder] Note Transfer unless such distribution is otherwise permitted pursuant to clause (a), (c) or (d) of this Section 4.2, and (y) in no event shall Escrow Agent distribute to Buyer in respect of all [Holder] Indemnity Claims more than the lesser of (A) $15,600,000 or (B) the aggregate amount required to be paid by Escrow Agent pursuant to [Holder] Final Determinations of [Holder] Indemnity Claims.

(c)           All amounts held by Escrow Agent in the [Holder] Escrow Account (other than amounts attributable to income or gain earned and received on or with respect to the [Holder] Escrow Fund which shall be paid to [Holder] in accordance with Section 4.1) in excess of the [Holder] Cap Amount shall from time to time be immediately distributed to [Holder].

(d)           Escrow Agent shall promptly distribute the remainder, if any, of the [Holder] Escrow Fund (excluding any portion thereof attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to [Holder] in accordance with Section 4.1) to [Holder] after the later of (i) September 30, 2004 and (ii) such time as there are no outstanding [Holder] Indemnity Claims as determined under Section 3.2 of this Escrow Agreement.

5.             Taxation of Income Earned on Escrow Fund.

The Escrow Fund shall be treated for federal income tax purposes as a grantor trust, the income of which shall be taxable to [Holder] as the “grantor” of such grantor trust.  [Holder] shall provide Escrow Agent with a properly completed and executed IRS Form W-9.  [Holder] shall hold Buyer harmless from any and all tax liability arising in the event that Buyer is treated as the tax owner of all or any portion of the income on the Escrow Fund.

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6.             Wire Transfer Instructions.

6.1           All deposits or payments to be made by Buyer, Worldspan and/or [Holder] to Escrow Agent into the Escrow Account under this Escrow Agreement shall made by wire transfer of immediately available funds to the following account:

or to such other account as Escrow Agent may designate in writing to Buyer and [Holder].

6.2           All payments required to be made by Escrow Agent to [Holder] under this Escrow Agreement shall made by wire transfer of immediately available funds to the following account:

or to such other account as [Holder] may designate in writing to Escrow Agent.

6.3           All payments required to be made by Escrow Agent to Buyer under this Escrow Agreement shall made by wire transfer of immediately available funds to the following account:

or to such other account as Buyer may designate in writing to Escrow Agent.

7.             Duties etc. of Escrow Agent.

7.1           Escrow Agent undertakes to perform only such duties as are expressly set forth herein.  Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Escrow Agreement, unless any of the foregoing is in writing and signed by all other parties hereto, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto.  Escrow Agent shall not be bound by any assignment by any party hereto of its rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.  Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.  The obligations and duties of Escrow Agent are confined to those contained in this Escrow Agreement.

7.2           Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to Escrow Agent.

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7.3           Escrow Agent shall be entitled to the fees set forth in Exhibit A hereto for its services as Escrow Agent hereunder and to reimbursement for any reasonable out-of-pocket fees and other expenses incurred by Escrow Agent in connection with (i) the performance of its duties hereunder and (ii) services required on account of disputes between [Holder], on the one hand, and Buyer and/or Worldspan, on the other hand.  Buyer shall bear 50% of such fees and expenses and [Holder] shall bear 50% of such fees and expenses.  Escrow Agent shall deliver to Buyer and/or [Holder] upon request a detailed accounting as to all fees and reimbursable expenses claimed by Escrow Agent.

7.4           Buyer and [Holder] hereby severally agree to indemnify Escrow Agent for, and hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by Escrow Agent of, any of Escrow Agent’s duties under this Escrow Agreement, except as a result of Escrow Agent’s willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement.  The parties shall severally allocate the responsibility for the indemnity obligations contained in this Section 7.4 in the same manner as the responsibility for fees and expenses are allocated in Section 7.3.  The foregoing indemnity shall survive the termination of this Escrow Agreement.

Except in cases of Escrow Agent’s willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement, Escrow Agent shall be fully protected by acting in reliance upon any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature believed by Escrow Agent to be genuine, by assuming that any Person (as defined in Section 16.4) purporting to give Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Escrow Agreement or Escrow Agent’s duties hereunder, has been duly authorized to do so, or by acting or failing to act in good faith on the advice of any counsel retained by Escrow Agent.  Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement.

7.5           Escrow Agent shall incur no liability whatever in connection with its duties hereunder except for willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement so long as it acts in good faith. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature from any other party with respect to the Escrow Fund, which, in Escrow Agent’s opinion, is in conflict with any of the provisions of this Escrow Agreement, or shall be advised that a dispute has arisen with respect to the payment, ownership or right of possession of the Escrow Fund or any part thereof (or as to the delivery, non-delivery or content of any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature), Escrow Agent shall be entitled, without liability to any Person, to refrain from taking any action other than to use its reasonable efforts to keep safely the Escrow Fund, until Escrow Agent shall be directed otherwise in accordance herewith, but Escrow Agent shall be under no duty to institute or defend any proceeding,

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although Escrow Agent may, in its discretion and at the expense of the parties allocated severally in the same manner as the allocation of fees and expenses as provided in Section 7.3 hereof, institute or defend such proceedings.

7.6           If, at any time, there shall exist any dispute between [Holder], on the one hand, and Buyer and/or Worldspan, on the other hand, with respect to the holding or disposition of any portion of the Escrow Fund, or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine the proper disposition of any portion of the Escrow Fund, or Escrow Agent’s proper actions with respect to its obligations hereunder, then Escrow Agent may petition (by means of an interpleader action or any other appropriate method) the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York, for instructions with respect to such dispute, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of the applicable court, all funds held by it in the Escrow Fund.  All costs incident to such matter are recoverable by Escrow Agent from Buyer and [Holder] severally allocated in the same manner as the allocation of fees and expenses as provided in Section 7.3 hereof.

8.             Resignation; Successor Escrow Agent.

8.1           Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving no less than thirty (30) Business Days prior written notice of such resignation to Buyer and [Holder] specifying the date when such resignation shall take effect; provided, however, that no such resignation shall be effective unless and until Buyer and [Holder] have selected a successor Escrow Agent and such successor Escrow Agent shall have assumed all of the obligations of Escrow Agent hereunder.  Upon receipt of written notice from Buyer and [Holder] that a successor Escrow Agent has been selected and assumed the obligations of Escrow Agent hereunder, Escrow Agent shall promptly deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 8.3 and shall thereafter have no further obligations hereunder.

8.2           Buyer and [Holder] acting together shall have the right to terminate the appointment of Escrow Agent hereunder by giving notice in writing of such termination to Escrow Agent, specifying the date upon which such termination shall take effect.  In the event of such termination, Buyer and [Holder] agree that they will jointly appoint a successor Escrow Agent within thirty (30) Business Days of such notice and Escrow Agent hereby agrees that it shall promptly deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 8.3 and that it shall thereafter have no further obligations hereunder.  Upon receipt of the Escrow Fund, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

8.3           In the event of the resignation or removal of Escrow Agent or upon the termination of the Escrow Agreement pursuant to Section 9 and if requested in writing by either Buyer or [Holder], Escrow Agent shall render to Buyer and [Holder] and to the successor Escrow Agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom.

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9.             Termination of the Escrow Agreement.

This Escrow Agreement, except for Section 7.4 hereof which shall continue in effect, shall terminate on the date on which the last distribution required to be made by Escrow Agent pursuant to Section 4 is made and the balance of the Escrow Fund is zero; provided, however, that this Escrow Agreement shall not terminate earlier than September 30, 2004.

10.           Governing Law.

THIS ESCROW AGREEMENT IS INTENDED AS A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD PERMIT OR REQUIRE THE APPLICATION OF LAW OF ANY OTHER JURISDICTION), INCLUDING WITHOUT LIMITATION AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE.

11.           Notices.

Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to [Holder]:
	[	]

Attention:
Fax No:

and to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: Kenneth A. Lefkowitz, Esq.
Fax No: (212) 422-4726

	[	]

Attention: Corporate Secretary
Fax No:

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If to Buyer:

Travel Transaction Processing Corporation
c/oWorldspan, L.P.
300 Galleria Parkway, N.W.
Suite 2100
Atlanta, Georgia 30339
Attention: General Counsel
Fax No: (770) 563-7878

with copies to:

Citigroup Venture Capital Equity Partners, LP
399 Park Avenue, 14th Floor
New York, New York 10022
Attention: Joseph Silvestri
Fax No: (212) 888-2940

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Attention: Shael Dolman
Fax No.: (416) 730-5082

and to:
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
Attention: Geraldine A. Sinatra
Fax No.: (215) 994-2222

Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Margaret A. Davenport
Fax No.: (212) 909-6836

If to Escrow Agent:
	[	]

Attention:
Fax No:

or to such other address as the applicable party may from time to time designate in writing in accordance with this Section 11.  All notices and other communications given to any party hereto

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in accordance with the provisions of this Escrow Agreement shall be deemed to have been given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) Business Days after mailing if mailed, and one Business Day after deposit with an overnight courier service if delivered by overnight courier.  Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next Business Day or (ii) the Business Day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

12.           No Assignment.

This Escrow Agreement shall be binding upon and inure to the benefit of the successors, heirs, beneficiaries, distributees and permitted assigns of the parties hereto.  No assignment of any rights or delegation of any obligations provided for herein may be made by Escrow Agent except in accordance with the provisions of this Escrow Agreement and neither Buyer or Worldspan, on the one hand, nor [Holder], on the other hand, may assign its rights or obligations hereunder without the prior written consent of [Holder] or Buyer, respectively, and any such attempted assignment or delegation without such consent shall be void.  Notwithstanding the foregoing, Buyer may assign any of its rights and obligations hereunder in whole or in part to any Affiliate (as defined in Section 16.1) of Buyer and may collaterally assign its rights hereunder to any lender or financing source to Buyer, in each case, without the consent of the other parties hereto; provided, however, that no such assignment by Buyer shall relieve Buyer from any of its obligations hereunder.  Any corporation, association or agency into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Escrow Agent hereunder and vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further set, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

13.           Counterparts.

This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Escrow Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

14.           Section Headings.

The section headings contained in this Escrow Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof.

15.           Entire Agreement; Construction.

This Escrow Agreement, the [Holder] Note and the Purchase Agreement and any ancillary documents thereto constitute the entire understanding of the parties hereto with respect

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to the subject matter hereof.  Nothing contained in this Escrow Agreement shall be deemed to require either Buyer or Worldspan to exercise its rights under this Escrow Agreement in connection with any claims it may have under the Purchase Agreement in lieu of any other rights or remedies under such other agreements.

16.           Certain Defined Terms.

16.1         As used in this Escrow Agreement, “Affiliate” shall mean, as to any specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

16.2         As used in this Escrow Agreement, “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S.A. are authorized or required by law to remain closed.

16.3         As used in this Escrow Agreement, “[Holder] Group” shall mean [Holder] and its Affiliates.

16.4         As used in this Escrow Agreement, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

16.5         As used in this Escrow Agreement, “Worldspan/Delta Escrow Agreement” shall mean the Worldspan/Delta Indemnity Claim Escrow Agreement among Delta, Buyer, Worldspan and Escrow Agent, or the form thereof if such agreement has not been entered into as of the applicable time.

16.6         As used in this Escrow Agreement, “Worldspan/Northwest Escrow Agreement” shall mean the Worldspan/Northwest Indemnity Claim Escrow Agreement among Northwest Airlines, Inc., Buyer, Worldspan and Escrow Agent, or the form thereof if such agreement has not been entered into as of the applicable time.

17.           Amendments; Waivers.

17.1         This Escrow Agreement may not be amended except by an instrument in writing signed by [Holder], Buyer and Escrow Agent; provided, however, that this Escrow Agreement may not be amended unless Buyer and Escrow Agent offer to enter into the same amendment, if applicable, with (i) Northwest Airlines, Inc. with respect to the Worldspan/Northwest Escrow Agreement and (ii) Delta Air Lines, Inc. with respect to the Worldspan/Delta Escrow Agreement.

17.2         The terms of this Escrow Agreement may be waived only by a written instrument signed by the party that would have been able to require compliance therewith; provided, however, that none of Buyer, Worldspan or Escrow Agent may waive any provision of

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this Escrow Agreement without also offering to waive, if applicable, the same provision under each of the Worldspan/Northwest Escrow Agreement and the Worldspan/Delta Escrow Agreement.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver on the part of any party of any such right, power or privilege shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

18.           No Third Party Beneficiaries.

18.1         This Escrow Agreement shall be for the benefit of the parties hereto and none of the provisions of this Escrow Agreement shall be for the benefit of or enforceable by any third party; provided, however, that Northwest Airlines, Inc. and Delta Air Lines, Inc. shall be third party beneficiaries to the proviso contained in Section 17.1 and the proviso contained in the first sentence of Section 17.2, and shall have the right to enforce such provisions directly.

IN WITNESS WHEREOF, the parties hereto have caused this [Holder] Escrow Agreement to be duly executed as of the day and year first above written.

[HOLDER]

By:
Name:
Title:

TRAVEL TRANSACTION PROCESSING CORPORATION

By:
Name:
Title:

WORLDSPAN, L.P.

By:
Name:
Title:

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[ESCROW AGENT]

By:
Name:
Title:

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SCHEDULE 5.1(t)

CONSENTS TO ASSIGNMENT;
SELLER AGREEMENTS

Part I                                            Delta

1.                                       Acquisition Agreement

2.                                       Delta FASA

3.                                       Acquisition Escrow Agreements to which it is a party

4.                                       Delta Marketing Support Agreement, dated as of the date hereof, by and between Delta and the Borrower

5.                                       Non-Competition Agreement, dated as of the date hereof, by and among Delta, the Borrower and TTPC

Part II                                        NWA and Northwest

1.                                       Acquisition Agreement

2.                                       Northwest FASA

3.                                       Acquisition Escrow Agreements to which it is a party

4.                                       Northwest Marketing Support Agreement, dated as of the date hereof, by and between Northwest and the Borrower

5.                                       Non-Competition Agreement, dated as of the date hereof, by and among Northwest, the Borrower and TTPC

Part III                                    American

1.                                       Acquisition Agreement

2.                                       American Airlines Collateral Services Agreement, dated as of the date hereof, by and between American and the Borrower

3.                                       Acquisition Escrow Agreements to which it is a party

4.                                       Non-Competition Agreement, dated as of the date hereof, by and among American, the Borrower and TTPC.

S-5.1(t)

SCHEDULE 7.2(d)

EXISTING INDEBTEDNESS

Worldspan, L.P.

Capital Leases and WSSO Obligation

June 30, 2003 (estimate)

Lessor	Master Lease Agreement No.	Date of Master Lease	Schedule	Contract #	Start Date	End Date	Remaining Obligation at 06/30/03 (estimate)
Hewlett Packard Financial	101004	08/31/93	CPQ-11	W000383Z	05/01/02	04/30/04	$28,349

Delta	n/a	09/01/92	Delta Data Center	W001607	09/01/92	08/31/22	$24,956,106

Forsythe McArthur	F21630	06/03/94	FMA-BP	W000336FK	11/01/00	10/31/03	$588,022

Forsythe McArthur	F21630	06/03/94	FMA-BP1	W000336FR	10/01/01	10/31/03	$95,499

Forsythe McArthur	F21630	06/03/94	FMA-BT	W000336FS	10/01/01	09/30/05	$755,525

Forsythe McArthur	F21630	06/03/94	FMA-BU	W000336FT	12/01/01	01/31/07	$3,342,073

Citicapital Commercial	F21630	06/03/94	FMA-BV	W000336FU	12/01/01	01/31/07	$3,342,073

Forsythe McArthur	F21630	06/03/94	FMA-BW	W000336GC	10/01/02	11/30/06	$979,363

Forsythe McArthur	F21630	06/03/94	FMA-BX	W000336GH	02/01/03	01/31/07	$5,498,679

Forsythe McArthur	F21630	06/03/94	FMA-BY	W000336FY	10/01/02	11/30/06	$2,924,023

S-7.2(d)

1

Forsythe McArthur	F21630	06/03/94	FMA-BZ	W000336FZ	10/01/02	11/30/06	$2,924,055

Forsythe McArthur	F21630	06/03/94	FMA-CA	W000336GA	10/01/02	11/30/06	$2,924,055

Forsythe McArthur	F21630	06/03/94	FMA-CB	W000336GB	10/01/02	11/30/06	$2,924,055

Forsythe McArthur	F21630	06/03/94	FMA-CC	W000336GI	05/01/03	04/30/06	$1,166,148

Forsythe McArthur	F21630	06/03/94	FMA-DC	W000336GD	01/01/03	12/31/05	$2,781,438

GATX Capital	3330	01/15/02	GATX-035	W001350BC	03/01/02	02/29/04	$19,813

GATX Capital	3330	01/15/02	GATX-037	W001350BE	07/01/03	06/30/07	$1,243,959

Hewlett Packard Financial	101004	08/31/93	HP-04	W000383R	02/01/03	01/31/06	$184,365

Hewlett Packard Financial	101004	08/31/93	HP-05	W000383S	12/01/02	11/30/05	$203,949

Hewlett Packard Financial	101004	08/31/93	HP-06	W000383T	12/01/02	11/30/05	$75,536

Hewlett Packard Financial	101004	08/31/93	HP-07	W000383V	12/01/02	11/30/05	$385,189

Hewlett Packard Financial	101004	08/31/93	HP-08	W000383W	02/01/03	01/31/06	$408,798

Hewlett Packard Financial	101004	08/31/93	HP-09	W000383X	12/01/02	11/30/05	$90,633

Hewlett Packard Financial	101004	08/31/93	HP-10	W000383Y	02/01/03	01/31/06	$208,377

Hewlett Packard Financial	101004	08/31/93	HP-12	W000383AA	03/01/03	02/28/06	$132,016

Solarcom	n/a	12/06/02	A-359517	W004549A	03/01/03	02/28/07	$508,991

2

De Lage Landen Financial	n/a	12/06/02	B-363303	W004549B	04/01/03	03/31/07	$505,214

De Lage Landen Financial	n/a	12/06/02	C-360115	W004549C	05/01/03	04/30/07	$2,009,676

IBM	JJT-0001	03/11/93	CPU A	W004400	07/01/02	06/30/07	$1,703,766

IBM	JJT-0001	03/11/93	CPU B	W004400	07/01/02	09/30/04	$768,627

IBM	JJT-0001	03/11/93	CPU B	W004400	07/01/02	09/30/04	$264,360

IBM	JJT-0001	03/11/93	CPU B	W004400	07/01/02	09/30/04	$245,194

IBM	JJT-0001	03/11/93	CPU C	W004400	07/01/02	06/30/04	$698,727

IBM	JJT-0001	03/11/93	CPU C	W004400	07/01/02	06/30/04	$56,014

IBM	JJT-0001	03/11/93	CPU C	W004400	07/01/02	06/30/04	$179,148

IBM	JJT-0001	03/11/93	CPU D	W004400	07/01/02	06/30/04	$641,947

IBM	JJT-0001	03/11/93	CPU D	W004400	07/01/02	06/30/04	$51,462

IBM	JJT-0001	03/11/93	CPU D	W004400	07/01/02	06/30/04	$164,590

IBM	JJT-0001	03/11/93	CPU E	W004400	07/01/02	01/31/05	$892,789

IBM	JJT-0001	03/11/93	CPU E	W004400	07/01/02	01/31/05	$125,033

IBM	JJT-0001	03/11/93	CPU E	W004400	07/01/02	01/31/05	$340,679

IBM	JJT-0001	03/11/93	CPU F	W004400	07/01/02	03/31/06	$2,121,548

IBM	JJT-0001	03/11/93	CPU G	W004400	07/01/02	06/30/07	$1,585,295

3

IBM	JJT-0001	03/11/93	CPU H	W004400	07/01/02	03/31/06	$1,787,256

IBM	JJT-0001	03/11/93	CPU H	W004400	07/01/02	03/31/06	$346,413

IBM	JJT-0001	03/11/93	CPU O	W004400	07/01/02	06/30/07	$231,508

IBM	JJT-0001	03/11/93	CPU P	W004400	07/01/02	06/30/07	$231,508

IBM	JJT-0001	03/11/93	CPU Q	W004400	07/01/02	06/30/07	$231,508

IBM	JJT-0001	03/11/93	CPU R	W004400	07/01/02	06/30/07	$231,508

IBM	JJT-0001	03/11/93	CPU S	W004400	07/01/02	06/30/07	$237,902

IBM	JJT-0001	03/11/93	CPU T	W004400	07/01/02	06/30/07	$237,902

IBM	JJT-0001	03/11/93	CPU U	W004400	07/01/02	06/30/07	$372,361

IBM	JJT-0001	03/11/93	CPU V	W004400	07/01/02	06/30/07	$436,490

IBM	JJT-0001	03/11/93	CPU X	W004400	07/01/02	06/30/07	$309,272

IBM	JJT-0001	03/11/93	CPU 1	W004400	07/01/02	06/30/05	$1,074,930

IBM	JJT-0001	03/11/93	CPU 2	W004400	07/01/02	06/30/07	$308,260

IBM	JJT-0001	03/11/93	CPU CF1	W004400	07/01/02	06/30/07	$496,121

IBM	JJT-0001	03/11/93	CPU DL1	W004400	07/01/02	06/30/07	$230,671

IBM	JJT-0001	03/11/93	DASD	W004400	07/01/02	09/30/03	$33,450

4

IBM	JJT-0001	03/11/93	DASD	W004400	07/01/02	09/30/03	$11,481

IBM	JJT-0001	03/11/93	TAPE	W004400	07/01/02	06/30/07	$973,050

IBM	JJT-0001	03/11/93	CPU 2	W004400	04/01/03	06/30/07	$77,235

IBM	JJT-0001	03/11/93	CPU V	W004400	01/01/03	06/30/07	$198,289

IBM	JJT-0001	03/11/93	CPU Z	W004400	05/01/03	06/30/07	$92,289

IBM	JJT-0001	03/11/93	CPU ZZ	W004400	06/01/03	06/30/07	$90,677

IBM	JJT-0001	03/11/93	CPU I	W004400	06/01/03	06/30/07	$1,970,269

IBM	JJT-0001	03/11/93	WSSO	W004400	07/01/02	12/31/04	$15,775,093

							$97,030,601

Note:  The remaining obligation at June 30, 2003 is an estimate.  Once the consolidated financial statements as of and for the six months ended June 30, 2003 have been prepared, the remaining obligation at June 30, 2003 per this analysis may vary from the consolidated financial statement balance.  For purposes of calculating the amount of Indebtedness permitted to be incurred under Section 7.2(c), the aggregate amount of Capital Lease Obligations and obligations under the WSSO Software Agreement shall be $98,400,000.

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SCHEDULE 7.3(f)

EXISTING LIENS

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Citicapital Commercial Corporation	Leased computer, data processing equipment	5/3/2003	DE	Secretary of State	4/4/2002 #21039746

WORLDSPAN, L.P.	GATX Technology Services Corporation	leased computer equipment	5/3/2003	DE	Secretary of State	6/18/2002 #21742760

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, telecommunications equipment	5/3/2003	DE	Secretary of State	8/13/2002 #22036303

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, telecommunications equipment	5/3/2003	DE	Secretary of State	8/13/2002 #22036675

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30316110

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30316151

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing, equipment	5/3/2003	DE	Secretary of State	1/21/2003 #30317191

S-7.3(f)

1

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	De Lage Landen Financial	leased equipment	5/3/2003	DE	Secretary of State	4/10/2003 #31051229

WORLDSPAN, L.P.	Hewlett-Packard Company	leased data communication and network control equipment	5/29/2003	GA	Central Index (Barrow County)	4/21/1995 #007-1995-001107	Continuation filed 4/5/00

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	6/14/1999 #007-1999-006061

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/4/1999 #007-1999-011315

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	7/26/2000 #007-2000-008993

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/23/2001 #007-2001-000257

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/4/2001 #007-2001-002994

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/12/2001 #007-2001-003457

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	5/4/2001 #007-2001-004355

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	5/7/2001 #007-2001-004448

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	6/26/2001 #007-2001-006957

2

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	8/13/2002 #007-2002-008319

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/18/2002 #007-2002-011672

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	11/25/2002 #007-2002-011966

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/2/2003 #007-2003-000009

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/6/2003 #007-2003-000138

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/13/2003 #007-2003-000396

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	1/31/2003 #007-2003-001083

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	3/6/2003 #007-2003-002561

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/1/2003 #007-2003-003640

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/7/2003 #007-2003-003852

WORLDSPAN, L.P.	IBM Credit Corporation	computer equipment	5/29/2003	GA	Central Index (Barrow County)	4/25/2003 #007-2003-00461

3

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	8/10/1998 #60199816708

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/12/1998 #60199823179

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	2/25/1999 #60199903788

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	5/6/1999 #60199909014

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	10/25/1999 #60199920598

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/3/1999 #60199921280

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/3/1999 #60199921281

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	11/12/1999 #60199921878

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	11/20/2000 #60200021675

4

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased equipment	5/29/2003	GA	Central Index (Fulton County)	7/13/2000 #60200013037

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	8/7/2000 #60200014609

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	8/21/2000 #60200015530

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	8/21/2000 #60200015533

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Fulton County)	11/30/2000 #60200022465

WORLDSPAN, L.P.	IBM Credit Corporation	leased computer equipment	5/29/2003	GA	Central Index (Fulton County)	1/29/2001 #60200101995

WORLDSPAN, L.P.	Forsythe/McArthur Associates, Inc.	leased computer, data processing equipment	5/29/2003	GA	Central Index (Cobb County)	1/10/2000 #033200000482

5